UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A


                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                          MAXCOR FINANCIAL GROUP INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)   Title of each class of securities to which transaction applies:

Common Stock, par value $0.001 per share
Preferred Stock Purchase Rights
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     (2)   Aggregate number of securities to which transaction applies:

6,812,232 shares of Common Stock and options to purchase 1,592,000 shares of Common Stock
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

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined by multiplying 0.00011770 by the sum of: (x) the product of 6,812,232 shares of Common Stock outstanding and the merger consideration of $14.00 per share in cash plus (y) $13,149,290, which is the aggregate amount anticipated to be paid to certain persons holding options to purchase shares of Common Stock in consideration of cancellation of such options.
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     (4) Proposed maximum aggregate value of transaction:

$108,520,538
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     (5) Total fee paid:

$12,773
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[ ] Fee paid previously with preliminary materials.

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

           --------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

           --------------------------------------------------------------------

     (3) Filing Party:

           --------------------------------------------------------------------

     (4) Date Filed:

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

Preliminary Copy--Subject to Completion


NOTICE OF SPECIAL MEETING
ON [        ], [        ], 2005
AND PROXY STATEMENT


                                 [MAXCOR LOGO]

                          MAXCOR FINANCIAL GROUP INC.
                         One Seaport Plaza, 19th Floor
                            New York, New York 10038

Dear Stockholder:

      You are cordially invited to attend a special meeting of stockholders of Maxcor Financial Group Inc. to be held on [ ], [ ], 2005 at 10:00 a.m., local time, at One Seaport Plaze, 19th Floor, New York, New York 10038.

      At the special meeting, you will be asked to consider and vote upon a proposal to adopt a merger agreement, by and among Maxcor, BGC Partners, L.P. and its subsidiary, Magnet Acquisition Corp. If the merger agreement is adopted and we complete the merger, Maxcor will become a subsidiary of BGC and you will receive $14.00 in cash for each share of Maxcor common stock you own. At the special meeting, you will also be asked to consider and vote upon a proposal to adjourn or postpone the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to adopt the merger agreement proposal.

      Our board of directors has approved the merger agreement and the merger. The board of directors believes that the merger agreement and the proposed merger are advisable and in the best interests of Maxcor's stockholders. Therefore, the board of directors recommends that you vote in favor of the adoption of the merger agreement.

      The decision to adopt the proposed merger agreement is important to Maxcor and its stockholders. We cannot complete the merger unless holders of at least a majority of all of the outstanding shares of Maxcor common stock vote to adopt the merger agreement.

      The enclosed proxy statement contains a discussion of the background of, reasons for and terms of the merger. Please read this material carefully. Whether or not you plan to attend the special meeting, it is important that your shares be represented. Accordingly, I urge you to complete, sign, date and return your proxy card in the envelope enclosed for your convenience. Your prompt cooperation will be greatly appreciated.

                                    Sincerely,



                                    GILBERT D. SCHARF
                                    Chairman


      The proxy statement is dated [        ], 2005, and is first being mailed
to stockholders of Maxcor on or about [        ], 2005.

_______________________________________________________________________________

                          MAXCOR FINANCIAL GROUP INC.
                         One Seaport Plaza, 19th Floor
                            New York, New York 10038
                                 (646) 346-7000
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                 To Be Held on [          ], [         ], 2005

To the Stockholders of Maxcor Financial Group Inc.:

      A special meeting of stockholders of Maxcor Financial Group Inc., a
Delaware corporation, will be held on [        ], [        ], 2005, at 10:00
a.m., local time, at One Seaport Plaza, 19th Floor, New York, New York 10038, for the following purposes:

           1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of April 4, 2005, by and among Maxcor, BGC Partners, L.P., and Magnet Acquisition Corp., a wholly owned subsidiary of BGC, pursuant to which, among other things, (a) Magnet Acquisition Corp. will be merged with and into Maxcor, with Maxcor being the surviving corporation, and (b) each outstanding share of Maxcor common stock, par value $0.001 per share, will be converted into the right to receive $14.00 in cash, without interest (other than those shares held in treasury, held by any of our subsidiaries, held by BGC, held by any subsidiary of BGC, or held by any stockholders who perfect their appraisal rights under Delaware law);

           2. To adjourn or postpone the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to adopt the merger agreement proposal; and

           3. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

      The close of business on [ ], 2005 has been established as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting. A list of the stockholders entitled to vote at the special meeting will be available for examination by any stockholder at the special meeting. For ten days prior to the special meeting, this stockholder list will also be available for inspection by stockholders during ordinary business hours at our corporate offices located at One Seaport Plaza, 19th Floor, New York, New York 10038.

      Please read the proxy statement and other materials concerning Maxcor and the merger, which are mailed with this notice, for a more complete statement regarding the matters to be acted upon at the special meeting.

      The board of directors has determined that the merger agreement and the transactions contemplated thereby are advisable and in the best interests of Maxcor's stockholders.

      THE BOARD OF DIRECTORS HAS DECLARED THE MERGER ADVISABLE, AND RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT. THE BOARD OF DIRECTORS ALSO RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF ANY PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING TO A LATER DATE TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT AND THE RELATED MERGER IF THERE ARE NOT SUFFICIENT VOTES FOR ADOPTION OF THE MERGER AGREEMENT AND THE RELATED MERGER AT THE SPECIAL MEETING.

      Your vote is important. Whether or not you plan to attend the special meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. Your prompt cooperation will be greatly appreciated.

                                            By Order of the Board of Directors,

                                            /s/ Roger E. Schwed
                                            ROGER E. SCHWED
                                            Secretary

New York, New York
[          ], 2005

    Your vote is important. Please complete and return your proxy promptly.

_______________________________________________________________________________


                                                 TABLE OF CONTENTS

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

QUESTIONS AND ANSWERS ABOUT THE MERGER.........................................................................Q-1

SUMMARY TERM SHEET...............................................................................................1

     The Companies...............................................................................................1
     The Special Meeting of Maxcor's Stockholders................................................................1
     Background of the Merger....................................................................................2
     Purposes and Effects of the Merger; Consideration...........................................................2
     Reasons for the Merger and the Recommendation of Maxcor's Board of Directors................................2
     Opinion of Maxcor's Financial Advisor -- Peter J. Solomon Company, L.P......................................4
     Merger Agreement............................................................................................4
     The Support Agreements......................................................................................4
     Conditions to the Completion of the Merger..................................................................4
     Termination of the Merger Agreement.........................................................................5
     Termination Fee and Related Requirements....................................................................6
     Interests of Maxcor's Directors and Management in the Merger................................................7
     Appraisal Rights............................................................................................7
     Certain U.S. Federal Income Tax Consequences................................................................8
     Regulatory Matters..........................................................................................8

FORWARD-LOOKING STATEMENTS.......................................................................................9

MARKET PRICE AND DIVIDEND DATA..................................................................................10

THE SPECIAL MEETING OF STOCKHOLDERS.............................................................................11

     Date, Time and Place.......................................................................................11
     Purpose of Special Meeting.................................................................................11
     Record Date; Stock Entitled to Vote; Quorum................................................................11
     Vote Required..............................................................................................11
     Voting by Maxcor's Directors and Executive Officers........................................................11
     Voting of Proxies..........................................................................................12
     Revocability of Proxies....................................................................................12
     Solicitation of Proxies....................................................................................12

THE COMPANIES...................................................................................................14

     Maxcor Financial Group Inc.................................................................................14
     BGC Partners, L.P..........................................................................................14
     Magnet Acquisition Corp....................................................................................14

THE MERGER......................................................................................................15

     Background of the Merger...................................................................................15
     Purposes and Effects of the Merger; Consideration..........................................................16
     Reasons for the Merger and the Recommendation of Maxcor's Board of Directors...............................17
     Opinion of Maxcor's Financial Advisor -- Peter J. Solomon Company, L.P.....................................19
     Interests of Maxcor's Directors and Executive Officers in the Merger.......................................24
     Certain Relationships Between Maxcor and BGC...............................................................27
     Amendment to Rights Agreement..............................................................................28
     Appraisal Rights...........................................................................................28
     Merger Financing; Source of Funds..........................................................................30
     Certain U.S. Federal Income Tax Consequences...............................................................30
     Certain Financial Projections..............................................................................31
     Regulatory Matters.........................................................................................32


THE MERGER AGREEMENT............................................................................................33

     The Merger.................................................................................................33
     Effective Time of the Merger...............................................................................34
     Treatment of Maxcor Securities.............................................................................34
     Remittance of Maxcor Stock Certificates....................................................................34
     Certificate of Incorporation and Bylaws....................................................................34
     Directors and Officers of Maxcor Following the Merger......................................................35
     Representations and Warranties.............................................................................35
     Conduct of Business Pending the Merger.....................................................................36
     Reasonable Best Efforts....................................................................................37
     No Solicitation; Board Recommendation......................................................................38
     Benefit Arrangements.......................................................................................39
     Conditions to the Merger...................................................................................40
     Expenses...................................................................................................41
     Termination................................................................................................41
     Termination Fee and Related Requirements...................................................................42
     Amendment; Extension and Waiver............................................................................43

THE SUPPORT AGREEMENTS..........................................................................................44

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................................................45

STOCKHOLDER PROPOSALS...........................................................................................46

OTHER MATTERS...................................................................................................46

WHERE YOU CAN FIND MORE INFORMATION.............................................................................46

Annexes:
Annex A    -    Agreement and Plan of Merger, by and among BGC Partners, L.P.,
                Magnet Acquisition Corp. and Maxcor Financial Group
                Inc., dated as of April 4, 2005
Annex B    -    Opinion of Peter J. Solomon Company, L.P.
Annex C    -    Section 262 of the Delaware General Corporation Law
Annex D    -    Form of Support Agreement with certain stockholders of
                Maxcor Financial Group Inc.
Annex E    -    Equity Commitment Letter Agreement, dated April 4, 2005, by and between Maxcor Financial Group Inc. and Cantor Fitzgerald, L.P.



       Except as otherwise specifically noted, "we," "our," "us" and similar words in this proxy statement refer to Maxcor Financial Group Inc. In addition, we refer to Maxcor Financial Group Inc. as "Maxcor" and BGC Partners, L.P. as "BGC."

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

      The following questions and answers are intended to address some commonly asked questions regarding the merger. These questions and answers may not address all questions that may be important to you as a Maxcor stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement, and the documents referred to under "Where You Can Find More Information" on page 46.

      Q: Why am I receiving this proxy statement?

      A: Our board of directors is furnishing this proxy statement to our stockholders in connection with the solicitation of proxies to be voted at a special meeting of stockholders, or at any adjournments, postponements or continuations of the meeting.

      Q: What am I being asked to vote on?

      A: You are being asked to vote on the adoption of a merger agreement that provides for the proposed acquisition of Maxcor by BGC and any other matter that may properly come before the special meeting. The proposed acquisition would be accomplished through a merger of Magnet Acquisition Corp., a wholly owned subsidiary of BGC, with and into Maxcor, as a result of which Maxcor will become a wholly owned subsidiary of BGC. You are also being asked to vote to adjourn or postpone the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to adopt the merger agreement proposal.

      Q: What will I receive in the merger?

      A: Stockholders of Maxcor (other than Maxcor, BGC, our and its respective subsidiaries and dissenting stockholders who perfect their appraisal rights in accordance with Delaware law) will be entitled to receive $14.00 in cash, without interest and less any applicable withholding tax, for each share of Maxcor common stock owned by them.

      Q: What is the recommendation of Maxcor's board of directors regarding the merger?

      A: Our board of directors has approved and adopted the merger agreement and declared the merger advisable. Our board of directors recommends that you vote "FOR" the adoption of the merger agreement.

      Q: What factors did Maxcor's board of directors consider in making its recommendation?

      A: In making its recommendation, our board of directors took into account, among other things, the cash consideration to be received by the holders of Maxcor common stock in the merger and the current and historical market prices of Maxcor common stock; the opinion of our financial advisor, Peter J. Solomon Company, L.P., which we refer to as PJSC, described in this proxy statement; the business, competitive position, strategy and prospects of Maxcor in the industry in which it operates; the interests that certain directors and executive officers of Maxcor may have with respect to the merger; and the terms and conditions of the merger agreement, including that BGC's obligation to complete the transaction is not contingent on its obtaining financing and that Maxcor has the ability to furnish information to, and conduct negotiations with, a third party to the extent required by the board's fiduciary duties and certain other conditions and to terminate the merger agreement upon the payment of a termination fee, should it receive a superior proposal. See "Reasons for the Merger and the Recommendation of Maxcor's Board of Directors" on page 17.

      Q: How will BGC finance the merger?

      A: Cantor Fitzgerald, L.P., an affiliate of BGC, entered into an agreement to provide equity financing to Magnet Acquisition Corp. equal to or greater than the aggregate merger consideration and the Maxcor stock option cash-out payments required to be paid by BGC under the merger agreement. The merger is not conditional on BGC or Cantor Fitzgerald, L.P. obtaining financing from any outside source.

      Q: What regulatory approvals and filings are needed to complete the merger?

      A: In addition to compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, the merger is subject to the approval of certain regulatory agencies, including The National Association of Securities Dealers and the United Kingdom Financial Services Authority. For further information regarding regulatory approvals necessary for completion of the merger, and filings to be made with regulatory agencies in connection with the merger, see "Regulatory Matters" on page 32.

      Q: When do you expect the merger to be completed?

      A: Assuming that the merger agreement is adopted by Maxcor's stockholders at the special meeting and that all other closing conditions are satisfied or waived, we expect that the merger will be completed on or promptly after the date of the special meeting. However, we cannot assure you that such conditions will be satisfied (or waived, where permitted by applicable law) or, if satisfied or waived, the date by which they will be satisfied or waived.

      Q: What vote is required to adopt the merger agreement?

      A: The holders of at least a majority of all outstanding shares of Maxcor common stock must vote to adopt the merger agreement. As of [ ], 2005, the record date for voting shares at the stockholders meeting, there were 6,812,232 shares of Maxcor common stock issued and outstanding. In connection with the merger agreement, certain of our stockholders that beneficially own approximately 32% of the issued and outstanding shares of Maxcor common stock have agreed to vote their shares for the adoption of the merger agreement.

      Q: When and where is the special meeting and who can attend?

      A: The special meeting will take place at One Seaport Plaza, 19th Floor, New York, New York 10038, on [ ], 2005, at 10:00 a.m., local time. Only stockholders as of [ ], 2005, the record date for voting shares at the stockholders meeting, their proxy holders, and invited guests may attend the special meeting. Shares eligible to vote at the meeting include (1) shares that are held directly in your name as the stockholder of record and (2) shares that are held for you as the beneficial owner through a broker, bank, custodian or other nominee.

      Q: What do I need to do now?

      A: We urge you to read this proxy statement carefully, including its annexes, and to consider how the merger affects you. Then, if you are the stockholder of record, mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible to ensure that your shares are voted at the special meeting of Maxcor's stockholders. If this proxy statement is being forwarded to you by your broker or nominee, you will instead have received a voting instruction card for you to fill out and return in order to direct the broker or nominee how to vote your shares (which may also describe how you can alternatively instruct the broker or nominee by telephone or using the Internet). We urge you to provide such instructions as soon as possible to ensure that your broker or nominee votes your shares on your behalf at the special meeting of Maxcor's stockholders.

      Q: What happens if I do not vote?

      A: The failure to return your proxy card or instruction card, or otherwise to vote at the special meeting of Maxcor's stockholders, will have the same effect as voting against adoption of the merger agreement. If we do not receive the affirmative vote of the holders of a majority of the shares of Maxcor common stock outstanding on the record date, then we will not be able to effect the merger. If you do not deliver a proxy or instruction card, or vote in person, such action will have no effect on any proposal to adjourn or postpone the special meeting, which only requires a majority vote of those present and entitled to vote. If you abstain from voting, such action will have the effect of a vote AGAINST any proposal to adjourn or postpone the special meeting.

      Q: May I vote in person?

      A: Yes. If your shares of Maxcor common stock are not held in "street name" by a broker or other nominee, you may attend the special meeting of Maxcor's stockholders, and vote your shares in person, rather than by signing and returning your proxy card. If you wish to vote in person and your shares are held by a broker or other nominee, you need to obtain a proxy from the broker authorizing you to vote your shares held in the broker's name.

      Q: May I change my vote after I have voted?

      A: Yes. You may change your vote at any time before your proxy card is voted at the special meeting. If you are a holder of record, you may do this in one of three ways. First, you may send a written, dated notice to the Secretary of Maxcor stating that you would like to revoke your proxy. Second, you may execute and deliver a later dated proxy. Third, you may attend the meeting and vote in person. Your attendance alone will not revoke your proxy. However, if you are not a holder of record and have instructed a broker or other nominee to vote your shares, you must instead follow the procedures provided by the broker or nominee to change those instructions.

      Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

      A: Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedures provided by your broker (which may include providing the broker with instructions by telephone or using the Internet). Without instructions, your shares will not be voted, which will have the effect of a vote against adoption of the merger agreement.

      Q:  Should I send in my Maxcor stock certificates now?

      A: No. Shortly after the merger is completed, you will receive written instructions for remitting your shares of Maxcor common stock for the merger consideration of $14.00 in cash per share, without interest.

      Q: How will I know the merger has occurred?

      A: If the merger occurs, we will promptly make a public announcement of this fact.

      Q: Will the merger be taxable to me?

      A: The receipt of cash for shares of Maxcor common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. You are urged to consult your tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the merger. See "The Merger -- Certain U.S. Federal Income Tax Consequences" on page 30.

      Q: Am I entitled to appraisal rights?

      A: Yes. Subject to following the correct procedures, you are entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger. See "The Merger -- Appraisal Rights" on page 28.

      Q: Who can help answer my questions?

      A: If you have questions regarding the special meeting of Maxcor's stockholders, this proxy statement or the procedures for voting - or would like additional copies, without charge, of this proxy statement - please call our proxy solicitor, Innisfree M&A Incorporated, at (212) 750-5833 (banks and brokers) or (888) 750-5834 (all others, toll free). You may also contact Innisfree or Maxcor as set forth below:

      INNISFREE M&A INCORPORATED
      501 Madison Avenue, 20th Floor
      New York, New York 10022

      (212) 750-5833 (banks and brokers)
      (888) 750-5834 (all others)

      or

      MAXCOR FINANCIAL GROUP INC.
      One Seaport Plaza, 19th Floor
      New York, New York 10038
      Attn: Secretary
      Telephone: (646) 346-7000

      Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosures in this proxy statement. Any representation to the contrary is a criminal offense.

                               SUMMARY TERM SHEET

      The following summary term sheet highlights the material information contained in this proxy statement, but does not contain all of the information in this proxy statement that is important to your voting decision. To understand the merger agreement fully and for a more complete description of the terms of the merger, you should carefully read this entire proxy statement and the documents to which we refer in this proxy statement. See "Where You Can Find More Information" on page 46. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, as it is the legal document that contains all of the terms and conditions of the merger.

The Companies (page 14)

      MAXCOR FINANCIAL GROUP INC.
      One Seaport Plaza, 19th Floor
      New York, New York 10038
      Telephone: (646) 346-7000

      Through our various Euro Brokers businesses, we conduct our core business as a domestic and international inter-dealer brokerage firm specializing in interest rate and other derivatives, emerging market debt products, cash deposits and other money market instruments, U.S. Treasury and federal agency bonds and repurchase agreements, and other fixed income securities. Maxcor Financial Inc., our U.S. registered broker-dealer subsidiary, also conducts institutional sales and trading operations in high-yield and distressed corporate bonds, municipal bonds, convertible securities and equities. We employ approximately 500 persons worldwide and maintain principal offices in New York, London and Tokyo. Our website is accessible at www.maxf.com.

      BGC PARTNERS, L.P.
      111 East 58th Street
      New York, New York 10022
      Telephone: (800) 707-8865

      BGC, an affiliate of Cantor Fitzgerald, L.P., is a leading inter-dealer broker established in October 2004 to focus on providing expert services for wholesale market participants worldwide. Named after fixed income trading innovator B. Gerald Cantor, BGC continues his highly successful legacy in the wholesale fixed income and derivatives markets established over 30 years. Today, BGC covers the fixed income, interest rate, foreign exchange and derivative markets, offering both telephone and screen-based price discovery, trade execution, straight-through processing and access to electronic trading services from eSpeed (Nasdaq: ESPD). To learn more, please visit www.bgcpartners.com.

      MAGNET ACQUISITION CORP.
      111 East 58th Street
      New York, New York 10022
      Telephone: (800) 707-8865

      Magnet Acquisition Corp. is a wholly owned subsidiary of BGC. Magnet Acquisition Corp. was organized solely for the purpose of engaging in the merger with Maxcor and the transactions contemplated by the merger agreement, and has not conducted any business operations.

The Special Meeting of Maxcor's Stockholders (page 11)

      Date, Time and Place. A special meeting of the stockholders of Maxcor will be held on [ ], [ ], 2005, at One Seaport Plaza, 19th Floor, New York, New York 10038, at 10:00 a.m., local time, to consider and vote upon a proposal to adopt the merger agreement, a proposal to adjourn or postpone the special meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the merger agreement proposal, and any other matter which may properly come before the special meeting.

      Record Date and Voting Power. You are entitled to vote at the special meeting if you owned shares of Maxcor common stock at the close of business on [ ], 2005, the record date for the special meeting. You will have one vote at the special meeting for each share of Maxcor common stock you owned at the close of business on the record date. On the record date, there were 6,812,232 shares of Maxcor common stock entitled to be voted at the special meeting.

      Required Vote. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of Maxcor common stock outstanding at the close of business on the record date. Approval of the proposal to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional proxies requires the affirmative vote by the holders of a majority of the shares of Maxcor common stock represented at the special meeting, whether or not a quorum is present.

Background of the Merger (page 15)

      A description of the process we undertook with respect to seeking a potential buyer of Maxcor is included under "Background of the Merger" on page
15. That section also includes a description of our discussions with BGC that led to the approval of the merger agreement by our board of directors.

Purposes and Effects of the Merger; Consideration (page 16)

      The principal purposes of the merger are to enable BGC to acquire all of the outstanding common stock of Maxcor, to enable our businesses to be become more competitive by being part of a larger enterprise and to provide you the opportunity to receive a cash payment for your shares at a significant premium over the market prices at which Maxcor common stock traded before the public announcement that we were in preliminary negotiations with a potential acquirer. If the merger is completed, you will have the right to receive $14.00 in cash, without interest and less any applicable withholding tax, in exchange for each share of Maxcor common stock that you own. You will receive the merger consideration after remitting your Maxcor stock certificates in accordance with the instructions contained in a letter of transmittal to be sent to you promptly after completion of the merger.

      Following completion of the merger, Maxcor will become a wholly owned subsidiary of BGC and our common stock will no longer be quoted on The Nasdaq Stock Market and will no longer be publicly traded or held.

Reasons for the Merger and the Recommendation of Maxcor's Board of Directors (page 17)

      Our board of directors has determined that the merger agreement is advisable and in the best interest of Maxcor's stockholders and has approved and adopted the merger agreement. Our board of directors recommends that holders of Maxcor common stock vote "FOR" the adoption of the merger agreement.

      In reaching its decision to approve the merger agreement and to recommend that holders of Maxcor common stock vote to adopt the merger agreement, our board of directors considered a number of factors, including the following:

      o the business, competitive position, strategy and prospects of Maxcor in the industry in which it operates;

      o the value of the consideration to be received by Maxcor's stockholders in the merger pursuant to the merger agreement and that the consideration would be paid in cash;

      o the fact that the proposed merger is not subject to any financing condition;

      o the fact that Cantor Fitzgerald, L.P., an affiliate of BGC, has agreed to fund BGC's obligations to pay the merger consideration to Maxcor's stockholders and to cash out options to purchase Maxcor's common stock;

      o the fact that the $14.00 per share to be paid as the consideration in the merger represents a premium of 55.6% over the six-month trailing median closing sale price of $9.00 per share, 46.1% over the 60-day trailing median closing sale price of $9.58 per share, and a significant premium of approximately 43.4% over the $9.76 closing sale price per share for Maxcor common stock on The Nasdaq Stock Market on March 4, 2005, the last trading day prior to our public announcement after The Nasdaq Stock Market's close on March 4, 2005 that we were holding preliminary discussions with a potential acquirer;

      o the opinion of PJSC that, as of April 1, 2005, the consideration proposed to be received by Maxcor's stockholders in connection with the merger was fair from a financial point of view to such stockholders; and

      o that despite Maxcor's management and its financial advisors having discussions with interested parties over the past year, no viable strategic alternative came about from that process that was superior to the offer made by BGC;

      o the possibility of continuing to operate Maxcor as an independent entity, and the perceived risks of that alternative;

      o the belief of our board of directors that the long-term interests of Maxcor and its businesses, employees and other constituencies would be best served if Maxcor were part of a larger enterprise; and

      o    the general terms and conditions of the merger agreement.

      In the course of its deliberations, our board of directors also considered a variety of risks and other potentially negative factors, including the following:

      o the risks and contingencies related to the announcement and pendency of the merger, including the likely impact of the merger on our employees and the expected effect of the merger on our existing relationships with business partners and other third parties;

      o the fact that we will no longer exist as an independent public company and our stockholders will forgo any future increase in our value that might result from our growth;

      o the conditions to BGC's obligation to complete the merger, including a condition regarding the retention of certain percentages of two groups of specified employees and a condition regarding the retention of employees responsible for a certain amount of commission income revenue. Each of these conditions is less of a negative factor than it might have been in light of the fact that Maxcor has entered into retention arrangements with, or has contractual commitments from, all employees that are in the groups that are the subject of the first condition and that, in addition, it has entered into retention arrangements with, or has contractual commitments from, many of Maxcor's key producers of commission income revenue. See "Conditions to the Merger" on page 40;

      o the right of BGC to terminate the merger agreement under certain circumstances, and the potential resulting costs and disruptions to our businesses were that to happen;

      o under the terms of the merger agreement, we cannot solicit other acquisition proposals and must pay to BGC a termination fee of $4,000,000, or an expense reimbursement of $1,000,000 and, potentially at a later date, a termination fee of $3,000,000, if the merger is terminated under certain circumstances;

      o in the event the merger agreement is terminated under certain circumstances, we have agreed to release Robin A. Clark from his non-competition and related employment agreement provisions;

      o the fact that the merger generally will be taxable to our stockholders; and

      o the interests that certain directors and executive officers of Maxcor may have with respect to the merger, in addition to their interests as stockholders of Maxcor generally.

Opinion of Maxcor's Financial Advisor -- Peter J. Solomon Company, L.P.
(page 19)

      PJSC delivered an oral opinion to our board of directors, subsequently confirmed in writing, to the effect that, as of April 1, 2005, and based upon and subject to the factors and assumptions set forth in the opinion, the consideration proposed to be received by the holders of the outstanding shares of Maxcor common stock in connection with the merger was fair from a financial point of view to such stockholders. The full text of the written opinion of PJSC, dated April 4, 2005, which sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. You are encouraged to read the opinion in its entirety.

      PJSC provided its opinion for the information and assistance of our board of directors in connection with its consideration of the merger. PJSC's opinion is not a recommendation as to how any holder of Maxcor common stock should vote or act on any matter with respect to the merger. We have previously agreed to pay PJSC a transaction fee subject to the completion of the merger. In addition, Marc S. Cooper, a director of Maxcor, is a Managing Director of PJSC.

Merger Agreement (page 33)

      A copy of the merger agreement is attached to this proxy statement as Annex A and a summary of the merger agreement is provided in this proxy statement. We encourage you to read the merger agreement in its entirety because it is the legal document that contains all of the terms of and conditions to the merger.

The Support Agreements (page 44)

      Certain of our stockholders that beneficially own approximately 32% of the issued and outstanding shares of Maxcor's common stock entered into support agreements with BGC. Pursuant to these support agreements, each of the stockholders agreed that the stockholder's shares of Maxcor common stock would be voted in favor of adoption of the merger agreement, either by each individual stockholder or pursuant to an irrevocable proxy granted to representatives of BGC. Additionally, each stockholder agreed not to sell, transfer or otherwise dispose of any of their shares of Maxcor common stock. The support agreements automatically terminate upon a termination of the merger agreement.

      A copy of the form of support agreement for the above stockholders is attached to this proxy statement as Annex D and a summary of the support agreements is provided in this proxy statement. We encourage you to read the form of support agreement in its entirety.

Conditions to the Completion of the Merger (page 40)

      The respective obligation of each party to effect the merger is subject to the satisfaction or waiver by each of BGC and Maxcor on or prior to the closing date of the following conditions:

      o the merger agreement must have been adopted by the required vote of Maxcor's stockholders;

      o all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other applicable foreign antitrust laws must have expired or been terminated;

      o all consents, approvals and actions of, filings with and notices to any governmental entity required under applicable law or regulation to consummate the merger and the other transactions contemplated by the merger agreement, the failure of which to be obtained or made would materially and adversely affect BGC's ability to conduct the business of Maxcor following the merger in substantially the same manner as presently conducted, have been obtained or made; and

      o no judgment, order, decree, statute, law, ordinance, rule, regulation or other legal restraint or prohibition will be in effect preventing the consummation of the merger or limiting the ownership or operation by BGC, Maxcor or any of its or our respective subsidiaries of any material portion of the business or assets of BGC or Maxcor.

      The obligation of BGC and Magnet Acquisition Corp. to effect the merger is further subject to satisfaction or waiver of the following conditions:

      o our representations and warranties regarding our capital structure must be true when made and as of the closing date (other than immaterial inaccuracies), and all other representations and warranties made by us (disregarding any qualifications for materiality, material adverse change and other similar terms or phrases) must be true and correct as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), with such exceptions which, in the aggregate, have not had and would not result in a material adverse effect on Maxcor;

      o we must have performed in all material respects all obligations required to be performed by us at or prior to the closing date under the merger agreement;

      o we must have furnished BGC with an officer's certificate to the effect that the conditions set forth in the two immediately preceding bullet points have been satisfied; and

      o certain percentages of two groups of specified employees, and employees responsible for a certain amount of commission income revenue, must remain employed by Maxcor on the closing date and must not have given and failed to withdraw certain termination notices. See "Conditions to the Merger" on page 40.

      Our obligation to effect the merger is further subject to satisfaction or waiver of the following conditions:

      o BGC's and Magnet Acquisition Corp.'s representations and warranties (disregarding any qualifications for materiality, material adverse change and other similar terms or phrases) must be true and correct as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), with such exceptions which, in the aggregate, have not had and would not result in a material adverse effect on BGC;

      o BGC must have performed in all material respects all obligations required to be performed by it at or prior to the closing date under the merger agreement; and

      o BGC must have furnished us with an officer's certificate to the effect that the conditions set forth in the two immediately preceding bullet points have been satisfied.

Termination of the Merger Agreement (page 41)

      The merger agreement may be terminated at any time prior to the effective time of the merger:

      o    by mutual written consent of BGC and Maxcor;

      o    by either BGC or Maxcor, if:

           o    the merger is not consummated by August 31, 2005;

           o the merger agreement is not adopted by a majority of our stockholders at the special meeting of our stockholders or at any adjournment or postponement of the special meeting;

           o any judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger or limiting the ownership or operation by BGC, Maxcor or any of their respective subsidiaries of any material portion of the business or assets of BGC or Maxcor has become final and nonappealable; and

           o if an event occurs which would prevent us from satisfying requirements relating to employee continuation and commission income revenue; provided, however, that Maxcor will not have the right to exercise this termination right unless and until twenty business days (which period will be thirty business days under certain circumstances) have passed since Maxcor has provided written notice to BGC of the occurrence of such event and only if during such twenty business day (or thirty business day, as the case may be) period BGC has not delivered written notice to Maxcor that it is irrevocably waiving its right to terminate the merger agreement with respect to such event; provided, further, Maxcor will work with BGC during such twenty day period to cure such event;

      o    by BGC:

           o if Maxcor has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform would prevent the closing conditions from being satisfied and is not cured by Maxcor within 30 days after written notice thereof or is incapable of being cured by Maxcor; or

           o if Maxcor's board of directors has effected a change in recommendation of the merger agreement.

      o    by Maxcor:

           o if BGC has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform would prevent the closing conditions from being satisfied and is not cured by BGC within 30 days after written notice thereof or is incapable of being cured by BGC; or

           o if Maxcor's board of directors has determined in good faith, after consultation with outside counsel, that in light of a superior acquisition proposal it is necessary to do so in order to comply with its fiduciary duties to Maxcor's stockholders under applicable law; provided that Maxcor has complied with the provisions described below under "No Solicitation; Board Recommendation."

Termination Fee and Related Requirements (page 42)

      We have agreed to pay BGC a termination fee and release one of our employees from his non-competition and related employment agreement restrictions in the event the merger agreement is terminated under the following conditions:

      o if BGC terminates the merger agreement because Maxcor's board of directors has effected a change in recommendation of the merger agreement (provided that neither BGC nor Magnet Acquisition Corp. is then in material breach of its representations, warranties, covenants or agreements) or if we have terminated the merger agreement to accept a superior proposal, we must pay BGC a fee of $4,000,000, and, provided that Robin A. Clark waives all claims against Maxcor for severance, we must waive any non-compete, non-solicit and other restrictive covenants applicable to such employee and we must waive any claims we may have against such employee and BGC and its affiliates regarding such employee's employment with BGC;

      o if a takeover proposal has been made known to us or has been made directly to our stockholders generally or any person has publicly announced an intention (whether or not conditional) to make a takeover proposal and BGC or us terminates the merger agreement because the merger has not been consummated by August 31, 2005 (provided that neither BGC nor Magnet Acquisition Corp. is then in material breach of its representations, warranties, covenants or agreements) or because the approval of a majority of the holders of our outstanding common stock has not been obtained, and within one year following such termination we enter into an acquisition agreement with respect to a takeover proposal, then we must, on the date we enter into such acquisition agreement or the date on which such takeover proposal is consummated, pay BGC a fee equal to $4,000,000; and

      o if we or BGC terminate the merger agreement because an event occurs which would prevent us from satisfying requirements relating to employee continuation and commission income revenue (provided that neither BGC nor Magnet Acquisition Corp. is then in material breach of its representations, warranties, covenants or agreements), then within two business days of such termination, we must pay BGC $1,000,000, such amount representing an estimate of the reasonable out-of-pocket expenses, including all fees and expenses of counsel, accountants, investment bankers, experts and consultants, incurred by BGC or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the merger agreement and the transactions contemplated thereby. In addition, (i) if within one year following such eligible termination (A) we enter into an acquisition agreement with respect to a takeover proposal, or (B) we request Robin A. Clark to engage in any discussions (other than incidental, non-substantive contacts) with any third party that has made or has informed us that it intends to make a takeover proposal, then we must (1) on the date we enter into such acquisition agreement, pay BGC a fee equal to $3,000,000, and (2) provided that such employee waives all claims against Maxcor for severance, we must waive any non-compete, non-solicit and other restrictive covenants applicable to such employee and we must waive any claims we may have against such employee and BGC and its affiliates regarding such employee's employment with BGC. Furthermore, if within three months following such eligible termination, we intend to enter into an acquisition agreement with respect to a takeover proposal, we will, at least three business days prior to entering into such acquisition agreement, provide BGC written notice advising BGC that we intend to enter into such acquisition agreement and the price and terms set forth in such proposed acquisition agreement.

Interests of Maxcor's Directors and Management in the Merger (page 24)

      In considering the recommendation of our board of directors with respect to the merger, you should be aware that some of our executive officers and directors have interests in the transactions contemplated by the merger agreement that are different from, or in addition to, the interests of our stockholders generally. Our board of directors was aware of these interests and considered them, among other matters, in making its recommendation. These interests of our executive officers and directors include the following:

      o the terms of the merger agreement provide for the continued indemnification of our current directors and executive officers and provision of directors' and officers' liability insurance for six years after the completion of the merger;

      o the eligibility of certain executive officers to receive payments under pre-existing employment agreements and Maxcor's key executive incentive bonus plan;

      o the fact that each option to acquire our common stock, including all options held by our executive officers and directors, whether or not exercisable, will be cancelled upon completion of the merger in exchange for cash in the amount that the merger consideration exceeds the exercise price multiplied by the number of shares of our common stock that are subject to the option;

      o the fact that Marc S. Cooper is a director of Maxcor and a Managing Director of PJSC, and PJSC will receive a fee from Maxcor in connection with the merger; and

      o the fact that certain of our executive officers have entered into employment agreements that provide for their continued employment with Maxcor following the merger as a result of BGC's desire to retain members of our senior management.

Appraisal Rights (page 28)

      Maxcor's stockholders have the right under Delaware law to exercise appraisal rights and to receive payment in cash for the fair value of their shares of Maxcor common stock determined in accordance with Delaware law, if such rights are properly perfected. The fair value of shares of Maxcor common stock, as determined in accordance with Delaware law, may be more than, less than or equal to the merger consideration to be paid to non-dissenting Maxcor stockholders in the merger. To preserve their rights, stockholders who wish to exercise appraisal rights must not vote in favor of the adoption of the merger agreement and must follow specific procedures. Such stockholders must precisely follow those specific procedures to exercise appraisal rights, or their appraisal rights may be lost. These procedures are described in this proxy statement, and the provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Annex C to this proxy statement. We encourage you to read these provisions carefully and in their entirety.

Certain U.S. Federal Income Tax Consequences (page 30)

      The receipt of cash for shares of Maxcor common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Stockholders are urged to consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the merger. See "The Merger -- Certain U.S. Federal Income Tax Consequences" on page 30.

Regulatory Matters (page 32)

      In addition to compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, the merger is subject to the approval of certain regulatory agencies, including The National Association of Securities Dealers and the United Kingdom Financial Services Authority. For further information regarding regulatory approvals necessary for completion of the merger, and filings to be made with regulatory agencies in connection with the merger, see "Regulatory Matters" on page 32.

                           FORWARD-LOOKING STATEMENTS

      Certain statements contained in this proxy statement, as well as other oral and written statements made by us to the public, contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as "believes," "anticipates," "expects," "may," "intends," "could," "will" and similar phrases. Such forward-looking statements, which describe our current beliefs concerning future business conditions and the outlook for our company and business, are subject to significant uncertainties, many of which are beyond our control. Actual results or performance could differ materially from that which we expect. Uncertainties include factors such as:

      o market and economic conditions, including the level of trading volumes in the instruments we broker and interest rate volatilities;

      o the effects of any additional terrorist acts or acts of war and governments' military and other responses to them;

      o    the success of our technology development and deployment;

      o the status of our relationships with employees, clients, business partners, vendors and clearing firms;

      o possible third-party litigations or regulatory actions against us or other unanticipated contingencies;

      o    the scope of our trading gains and losses;

      o    the actions of our competitors;

      o    government regulatory changes;

      o the timing (including any possible delays) and receipt of regulatory approvals of the merger;

      o any delays in securing, or failure to secure, approval of the merger agreement by our stockholders;

      o contingencies related to the announcement and pendency of the merger, including the potential impact of the merger on our employees and business partners (for example, after our public announcement of the merger agreement with BGC, several brokers on our emerging markets desk in our London office purported to resign to work for a competitor (the matter is presently in litigation)); and

      o any termination of the merger agreement and the potential resulting costs and disruptions to our business and relationships with employees and third parties.

      For a fuller description of these and additional uncertainties, reference is made to "Competition," "Regulation" and "Cautionary Statements," the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the "Quantitative and Qualitative Disclosures about Market Risk" captions in our Annual Report on Form 10-K for the year ended December 31, 2004. Due to these inherent uncertainties, the investment community is urged not to place undue reliance on forward-looking statements. The forward-looking statements made herein are only made as of the date of this proxy statement and we undertake no obligation to publicly update such forward-looking statements to reflect new information or subsequent events or circumstances.

                         MARKET PRICE AND DIVIDEND DATA

      Our common stock currently trades on The Nasdaq Stock Market under the symbol "MAXF." The following table sets forth the range of high and low sales prices for our common stock, as reported by The Nasdaq Stock Market, for our last two fiscal years.


                                                            Maxcor Common Stock

                                                             Low          High        Dividends Per Share

     FISCAL YEAR 2003
       First quarter                                        $6.00         $8.09                --
       Second quarter                                       $6.68        $10.66                --
       Third quarter                                        $9.12        $14.50              $.0625
       Fourth quarter                                      $11.93        $16.35              $.0625
     FISCAL YEAR 2004
       First quarter                                       $11.41        $14.94              $.0625
       Second quarter                                       $9.76        $12.15              $.0625
       Third quarter                                        $8.40        $11.17              $.0625
       Fourth quarter                                       $8.43        $10.30              $.0625
     FISCAL YEAR 2005
       First quarter                                        $8.50        $13.45              $.0625
       Second quarter (through April [     ], 2005)       $[    ]      $[     ]            $[     ]

      The following table sets forth the closing sales price per share of Maxcor common stock, as reported on The Nasdaq Stock Market on (1) March 4, 2005, the last full trading day before the public announcement that we were holding preliminary discussions with a potential acquirer, (2) April 1, 2005, the last full trading day before the public announcement that we had signed the merger agreement with BGC, and (3) [ ], 2005, the latest full trading day before the printing of this proxy statement:


                                                       Maxcor Common Stock
                                                       -------------------
March 4, 2005                                                 $ 9.76
April 1, 2005                                                 $11.46
[            ], 2005                                          $[   ]

      If the proposed merger is consummated, Maxcor common stock will no longer be quoted on The Nasdaq Stock Market, there will be no further public market for Maxcor common stock and each share of Maxcor common stock will be converted into the right to receive $14.00 in cash, without interest.

                      THE SPECIAL MEETING OF STOCKHOLDERS

      We are furnishing this proxy statement to stockholders of Maxcor as part of the solicitation of proxies by our board of directors for use at the special meeting of stockholders.

Date, Time and Place

      We will hold the special meeting at our New York headquarters, located at One Seaport Plaza, 19th Floor, New York, New York, at 10:00 a.m., local time, on [ ], [ ], 2005.

Purpose of Special Meeting

      At the special meeting, we will ask holders of Maxcor common stock to adopt the merger agreement. Maxcor's board of directors has approved the merger agreement, has determined that the merger agreement and the merger are advisable and in the best interests of Maxcor's stockholders, and recommends that Maxcor's stockholders vote "FOR" the adoption of the merger agreement. We will also ask holders of Maxcor common stock to vote to adjourn or postpone the special meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to adopt the merger agreement proposal.

Record Date; Stock Entitled to Vote; Quorum

      Only holders of record of Maxcor common stock at the close of business on [ ], 2005, the record date, are entitled to notice of, and to vote at, the special meeting. On the record date, 6,812,232 shares Maxcor common stock were issued and outstanding and held by approximately [ ] holders of record. A quorum will be present at the special meeting if the holders of a majority of the voting power of the outstanding shares of Maxcor common stock entitled to vote on the record date are represented in person or by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Maxcor common stock on the record date are entitled to one vote per share at the special meeting on the proposal to adopt the merger agreement.

Vote Required

      The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of Maxcor common stock outstanding on the record date. If a Maxcor stockholder abstains from voting or does not vote, either in person or by proxy, it will effectively count as a vote against the adoption of the merger agreement.

      Certain of our directors and executive officers entitled to vote a total of 2,158,592 shares, or approximately 32% of Maxcor's outstanding common stock, have agreed with BGC in writing to grant BGC a proxy to vote their shares in favor of approval and adoption of the merger agreement and, unless BGC votes such shares directly pursuant to the proxy, to vote their shares in favor of approval and adoption of the merger agreement. In addition, each of these stockholders has agreed not to transfer or otherwise dispose of any of the stockholder's shares of Maxcor common stock or any other shares of Maxcor common stock acquired by the stockholder after April 4, 2005 and prior to the termination of the support agreement. See "The Support Agreements" beginning on page 44.

      The affirmative vote of the holders of a majority of the shares of Maxcor's common stock present in person or represented by proxy at the special meeting is necessary to vote to adjourn or postpone the special meeting (whether or not a quorum is present). If a Maxcor stockholder does not deliver a proxy or vote in person, such action will have no effect on any proposal to adjourn or postpone the special meeting. If a Maxcor stockholder abstains from voting, such action will have the effect of a vote against any proposal to adjourn or postpone the special meeting.

Voting by Maxcor's Directors and Executive Officers

      At the close of business on the record date, the directors and executive officers of Maxcor and their affiliates owned and were entitled to vote shares of Maxcor common stock representing approximately 33.5% of the shares of

Maxcor common stock outstanding on that date. To Maxcor's knowledge, the directors and executive officers that have not signed support agreements intend to vote their shares in favor of the adoption of the merger agreement.

Voting of Proxies

      All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted "FOR" the adoption of the merger agreement, "FOR" any proposal to adjourn or postpone the special meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the merger agreement proposal, and "FOR" granting discretion to the proxy holder on any other matter which may properly come before the special meeting.

      Shares of Maxcor common stock represented at the special meeting but not voting, including shares of Maxcor common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business requiring a quorum.

      Only shares affirmatively voted for the adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. If a Maxcor stockholder abstains from voting or does not execute a proxy, it will effectively count as a vote against the adoption of the merger agreement. Brokers or other nominees who hold shares of Maxcor common stock in "street name" for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers. These non-voted shares will effectively count as votes against the adoption of the merger agreement.

      The persons named as proxies by a stockholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any such adjournment or postponement.

      Maxcor does not expect that any matter other than the proposal to adopt the merger agreement will be brought before the special meeting. If, however, our board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment as to matters that they believe to be in the best interests of the stockholders.

Revocability of Proxies

      The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the special meeting. If you are a holder of record, you may revoke a proxy at any time prior to its exercise by (a) filing with the Secretary of Maxcor a duly executed revocation of proxy, (b) submitting a duly executed proxy to the Secretary of Maxcor bearing a later date or (c) appearing at the special meeting and voting in person. Attendance at the special meeting will not in and of itself constitute a revocation of the proxy. However, if you are not a holder of record and have instructed your broker or other nominee to vote your shares, you must follow the procedures provided by your broker or nominee to change these instructions.

Solicitation of Proxies

      Maxcor and its proxy solicitation firm, Innisfree M&A Incorporated, may solicit proxies in person or by telephone, fax or other means. Maxcor will pay Innisfree M&A Incorporated a fee of $7,500, plus reasonable expenses, for its services. Maxcor will also pay all other expenses for solicitation. In addition, proxies may be solicited by officers and directors and other employees of Maxcor, without additional remuneration, in person or by telephone, fax or other means. You should send in your proxy by mail without delay. Maxcor will also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and obtaining your voting instructions.

      You should not send your stock certificates with your proxy. A letter of transmittal with instructions for the surrender of Maxcor common stock certificates will be mailed to Maxcor's stockholders promptly after completion of the merger.

                                 THE COMPANIES

Maxcor Financial Group Inc.

      Through our various Euro Brokers businesses, we conduct our core business as a leading domestic and international inter-dealer brokerage firm specializing in interest rate and other derivatives, emerging market debt products, cash deposits and other money market instruments, U.S. Treasury and federal agency bonds and repurchase agreements, and other fixed income securities. Maxcor Financial Inc., our U.S. registered broker-dealer subsidiary, also conducts institutional sales and trading operations in high-yield and distressed corporate bonds, municipal bonds, convertible securities and equities. We employ approximately 500 persons worldwide and maintain principal offices in New York, London and Tokyo.

      Maxcor was incorporated in the State of Delaware in August 1994, and in August 1996 acquired the Euro Brokers businesses, whose operational roots date back to 1970. Our principal executive offices are located at One Seaport Plaza, 19th Floor, New York, New York 10038, and our telephone number is (646) 346-7000. Additional information regarding Maxcor is contained in our filings with the Securities and Exchange Commission, which can be accessed through the investors relations tab of our website, at www.maxf.com. See also "Where You Can Find More Information" on page 46.

BGC Partners, L.P.

      BGC, an affiliate of Cantor Fitzgerald, L.P., is a leading inter-dealer broker established in October 2004 to focus on providing expert services for wholesale market participants worldwide. Named after fixed income trading innovator B. Gerald Cantor, BGC continues his highly successful legacy in the wholesale fixed income and derivatives markets established over 30 years. Today, BGC covers the fixed income, interest rate, foreign exchange and derivative markets, offering both telephone and screen-based price discovery, trade execution, straight-through processing and access to electronic trading services from eSpeed (Nasdaq: ESPD).

      BGC's principal executive offices are located at 111 East 58th Street, New York, NY 10022, and BGC's telephone number is (800) 707-8865. To learn more, please visit www.bgcpartners.com.

Magnet Acquisition Corp.

      Magnet Acquisition Corp. is a Delaware corporation and a wholly owned subsidiary of BGC. Magnet Acquisition Corp. was organized solely for the purpose of engaging in the merger agreement with Maxcor and the transactions contemplated by the merger agreement and has not conducted any business operations. Its principal executive offices are located at 111 East 58th Street, New York, New York 10022, and its telephone number is (800) 707-8865.

                                   THE MERGER

      The following discussion summarizes the material terms of the merger and the merger agreement. You should read the merger agreement, which is attached as Annex A to this proxy statement, in its entirety.

Background of the Merger

       The inter-dealer brokerage industry is highly competitive. We have many competitors with greater resources than ours, and recent consolidations in the industry have added to this imbalance. In addition, ongoing consolidation in the banking and financial services industry has continued to reduce the number of clients available to be served in the inter-dealer brokerage marketplace and, accordingly, has further increased the competition among inter-dealer brokerage firms. In response to these trends and pressures, we have from time-to-time explored the possibility of a sale transaction with a view to enhancing stockholder value. During the Summer of 2004, our management both contacted, and was contacted by, various participants in the inter-dealer brokerage industry, including BGC, and, more generally, in the financial services arena, with respect to a possible transaction. In August 2004, our board of directors authorized the retention of an investment bank (not Peter J. Solomon Company, L.P.) to advise and assist us in connection with one particular possible transaction. Discussions with this potential acquirer, which was not an inter-dealer brokerage participant, as well as with one inter-dealer brokerage participant, continued into October 2004 before eventually being abandoned.

      In February 2005, BGC contacted a member of our management regarding its interest in recommencing discussions regarding a potential transaction in which BGC would acquire Maxcor for cash. To assist us in our negotiations with BGC and any other potential acquirers, on February 22, 2005 we engaged the investment banking firm Peter J. Solomon Company L.P., or "PJSC." Marc S. Cooper, one of our directors, is a Managing Director of PJSC and was identified to lead this engagement.

      Early in our discussions, BGC stated that it would not be willing to expend the time and resources necessary to negotiate a possible acquisition transaction unless such discussions were conducted on an exclusive basis. In addition, BGC stated that any potential acquisition must be coupled with our agreement to release Robin A. Clark, who was then a member of our board of directors and the head of our London operations, from the non-competition and related restrictions under his employment agreement with us upon entry by BGC and Maxcor into an acquisition agreement so as to permit Mr. Clark to begin employment with BGC. During February and early March, we had extensive discussions with BGC regarding the basis upon which we would be willing to provide BGC a limited exclusive negotiating period, together with key merger agreement provisions that we proposed to BGC, including a provision whereby Mr. Clark's non-competition and related restrictions under his employment agreement would be released only in the event that the merger agreement was terminated under certain limited circumstances.

      On February 28, 2005, Mr. Clark resigned from our board of directors. Mr. Clark informed members of our management that, in order to facilitate discussions with BGC regarding the potential acquisition, he had entered into employment agreements with BGC which would become effective upon the earlier of expiration of his current employment agreement with Maxcor at the end of September 2006 or completion of a transaction with BGC. On March 4, 2005, we issued a press release announcing Mr. Clark's resignation from our board of directors and disclosing that we were in preliminary negotiations with a potential acquirer.

      After the March 4, 2005 disclosure, we received unsolicited indications of interest in acquiring us from two additional inter-dealer brokerage companies. On March 6, 2005, our management, together with our financial advisors and legal counsel, updated our board of directors about the current state of the negotiations with BGC and the new indications of interests. The board of directors authorized our management to pursue all of these discussions.

      During the following week, our management and PJSC held discussions with BGC and the other potentially interested parties regarding a potential acquisition. We subsequently entered into a confidentiality agreement with BGC and one of the other parties and provided each of them with information regarding Maxcor. Discussions with the other party did not extend beyond a very preliminary stage.

      On March 11, 2005, the other potential acquirer informed us that, in light of concerns regarding the future employment status of certain of our London-based employees, it was unwilling to continue negotiations regarding an acquisition of Maxcor on the terms previously discussed by the parties. Later on March 11, 2005, we entered into an agreement with BGC providing that until March 21, 2005, we would negotiate exclusively with BGC regarding an acquisition and BGC would refrain from soliciting or hiring any of our employees.

      On March 13, 2005, our management, together with our financial advisors and legal counsel, updated our board of directors about the current state of negotiations with BGC and the termination of discussions with the other potential party. The board of directors authorized management to continue negotiations with BGC and at the same time work to confirm contractually the continued and future employment of certain of our key employees should the transaction with BGC occur or otherwise. During the following week, the parties continued negotiations regarding a potential transaction and our management worked to secure the continued employment of such employees in both our New York and London offices.

      On March 20, 2005, our management provided the board of directors with an update as to the status of the ongoing negotiations with BGC and the status of management's efforts to enter into retention arrangements with certain Maxcor employees. In order to facilitate the finalization of transaction terms and related documentation with BGC, the board of directors authorized management to extend Maxcor's obligations to negotiate exclusively with BGC until March 24, 2005.

       On March 23, 2005, our management provided the board of directors with a review of the terms of the proposed transaction with BGC. At the meeting, PJSC reviewed with the board certain financial analyses regarding the proposed transaction. In addition, Maxcor's legal counsel reviewed the principal terms and conditions of the proposed merger agreement, the proposed support agreements and the proposed transition employment and consulting arrangements with key members of Maxcor's management. Our management also reviewed with the board of directors the status of management's efforts to enter into retention arrangements with certain of our key employees.

      Over the course of the following week, our financial and legal advisors, together with members of management, continued discussions with BGC and its legal advisors in order to finalize the merger agreement and all related documentation. Our management also continued to enter into and finalize retention arrangements with more of our employees.

      On the morning of April 1, 2005, members of management reviewed with the board of directors the status of retention arrangements with our employees and all material modifications of the terms of the proposed transaction with BGC since the March 23, 2005 board meeting. The board also considered the oral opinion of PJSC (which it subsequently confirmed in writing), to the effect that, as of April 1, 2005 and based upon and subject to the factors and assumptions described by PJSC in its opinion, the consideration proposed to be received by the holders of Maxcor common stock in connection with the merger was fair from a financial point of view to Maxcor stockholders. After considering the foregoing, as well as the factors and reasons described below under "Reasons for the Merger and the Recommendation of Maxcor's Board of Directors," our board of directors, with Mr. Cooper abstaining, unanimously determined that the merger agreement is advisable and in the best interests of Maxcor's stockholders. Accordingly, the board of directors approved the terms of the merger agreement, the support agreements and transition employment and consulting arrangements with key members of our management and authorized management to finalize with BGC all remaining issues and documentation relating to the transaction.

       In the morning of April 4, 2005, Maxcor and BGC finalized the terms of all relevant documentation between the parties, and the merger agreement, support agreements and transition employment and consulting arrangements with key members of our management were executed and delivered by the relevant parties. Also on April 4, 2005, the parties publicly announced the transaction.

Purposes and Effects of the Merger; Consideration

      The principal purpose of the merger is to enable BGC to acquire all of the outstanding Maxcor common stock, to allow our businesses to become more competitive by being part of a larger enterprise and to afford our public stockholders the opportunity to receive a cash price for their shares that represents a significant premium over the market price for Maxcor common stock before the public announcement that we were holding preliminary discussions with a potential acquirer. The acquisition will be accomplished by a merger of Magnet Acquisition Corp.

with and into Maxcor, with Maxcor surviving the merger as a wholly owned subsidiary of BGC. In the merger, each share of Maxcor common stock (other than shares held by BGC, Maxcor and its and our respective subsidiaries and by dissenting stockholders who perfect their appraisal rights in accordance with Delaware law) will be converted into the right to receive $14.00 per share in cash, without interest and less any applicable withholding tax. You will receive the merger consideration after remitting your Maxcor stock certificates in accordance with the instructions contained in a letter of transmittal to be sent to you promptly after completion of the merger.

      The merger will terminate all interests in Maxcor common stock held by our stockholders, and BGC will be the sole beneficiary of any earnings and growth of Maxcor following the merger. Maxcor's common stock is currently registered under the Securities Exchange Act of 1934, as amended, and is quoted on The Nasdaq Stock Market under the symbol "MAXF." Upon completion of the merger, Maxcor common stock will be no longer be quoted on The Nasdaq Stock Market and will no longer be publicly traded. In addition, registration of the common stock under the Exchange Act will be terminated. This termination will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with stockholders' meetings, no longer applicable to Maxcor. After the effective time of the merger, Maxcor will also no longer be required to file periodic reports with the SEC.

      If the merger is completed each option to acquire our common stock, whether or not exercisable, will be cancelled upon completion of the merger in exchange for cash in the amount that $14.00 exceeds the exercise price multiplied by the number of shares of our common stock that are subject to the option.

Reasons for the Merger and the Recommendation of Maxcor's Board of Directors

      At a special board meeting held on April 1, 2005, our eight-person board of directors, which, with the exception of Messrs. Gilbert Scharf, Michael Scharf and Keith Reihl, is comprised entirely of directors each of whom meets the qualification criteria for an "independent director" under the rules of The Nasdaq Stock Market, determined that the merger agreement is advisable and in the best interest of Maxcor's stockholders, and approved and adopted the merger agreement. Mr. Marc S. Cooper, a member of our board of directors, abstained from voting on all matters relating to the merger agreement, the proposed merger and all transactions contemplated thereby because he serves as a Managing Director of PJSC, our financial advisor for this transaction. Our board of directors recommends that holders of Maxcor common stock vote "FOR" the adoption of the merger agreement.

      In reaching its decision to approve the merger agreement and to recommend that holders of Maxcor common stock vote to adopt the merger agreement, our board of directors considered a number of factors, including the following:

      o the business, competitive position, strategy and prospects of Maxcor (as well as the risks involved in achieving these prospects), the competitive nature of the industry in which Maxcor operates and the current industry, economic and market conditions;

      o the value of the consideration to be received by Maxcor's stockholders in the merger pursuant to the merger agreement and that the consideration would be paid in cash;

      o the fact that the proposed merger is not subject to any financing condition;

      o the fact that Cantor Fitzgerald, L.P., an affiliate of BGC, has agreed to fund BGC's obligations to pay the merger consideration to Maxcor's stockholders and to cash-out options to purchase Maxcor's common stock; provided that Maxcor has satisfied without waiver all of the required conditions to closing of the merger (other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction of such conditions);

      o the fact that the $14.00 per share to be paid as the consideration in the merger represents a premium of 55.6% over the six-month trailing median closing sale price of $9.00 per share, 46.1% over the 60-day trailing median closing sale price of $9.58 per share, and a significant premium of approximately 43.4% over the $9.76 closing sale price per share for Maxcor common stock on The Nasdaq Stock Market on March 4, 2005, the last trading day prior to our public announcement after The Nasdaq Stock Market's close on March 4, 2005 that we were holding preliminary discussions with a potential acquirer;

      o the opinion of PJSC that, as of April 1, 2005, the consideration proposed to be received by Maxcor's stockholders in connection with the merger was fair from a financial point of view to such stockholders; a copy of the opinion is attached to this proxy statement as Annex B and you should read the opinion in its entirety for a description of the procedures followed, assumptions and qualifications made, matters considered and limitations of the review undertaken, by PJSC;

      o that despite Maxcor's management and its financial advisors having discussions with interested parties over the past year, no viable strategic alternative came about from that process that was superior to the offer made by BGC;

      o the possibility of continuing to operate Maxcor as an independent entity, and the perceived risks of that alternative;

      o the belief of our board of directors that the long-term interests of Maxcor and its businesses, employees and other constituencies would be best served if Maxcor were part of a larger enterprise; and

      o the general terms and conditions of the merger agreement, including consideration of several specific provisions of the merger agreement, such as: (a) the definitions of "material adverse effect" and "superior proposal," and (b) the ability of our board of directors to terminate the merger agreement in the exercise of its fiduciary duties, under specified circumstances and upon the payment of a termination fee, having recognized that such a fee could have the effect of impeding other offers, but believing such a fee to be within the range of reasonable termination fees provided for in comparable transactions and not to be a significant deterrent to competing offers.

      In the course of its deliberations, our board of directors also considered a variety of risks and other potentially negative factors, including the following:

      o the risks and contingencies related to the announcement and pendency of the merger, including the likely impact of the merger on our employees and the expected effect of the merger on our existing relationships with business partners and other third parties. For example, after our public announcement that we were holding preliminary discussions with a potential acquirer, several brokers in our Mexico City office resigned to work for a competitor;

      o the fact that we will no longer exist as an independent public company and our stockholders will forgo any future increase in our value that might result from our growth;

      o the conditions to BGC's obligation to complete the merger, including that certain percentages of two groups of specified employees must remain employed by Maxcor on the closing date of the merger and must not have given and failed to withdraw certain termination notices. This condition is less of a negative factor than it might have been in light of the fact that Maxcor has entered into retention arrangements with, or has contractual commitments from, all individuals that are the subject of the foregoing condition. See "Conditions to the Merger" on page 40;

      o the conditions to BGC's obligation to complete the merger that employees responsible for a certain amount of Maxcor's commission income revenue must remain employed by Maxcor on the closing date and must not have given and failed to withdraw certain termination notices. This condition is less of a negative factor than it might have been in light of the fact that Maxcor has entered into retention arrangements with, or has contractual commitments from, many of Maxcor's key producers of commission income revenue. See "Conditions to the Merger" on page 40;

      o the right of BGC to terminate the merger agreement under certain circumstances, and the potential resulting costs and disruptions to our businesses were that to happen;

      o under the terms of the merger agreement, we cannot solicit other acquisition proposals and must pay to BGC a termination fee of $4,000,000, or an expense reimbursement of $1,000,000 and, potentially at a later date, a termination fee of $3,000,000, if the merger is terminated under certain circumstances, which in addition to being costly, might potentially discourage other parties from proposing an alternative transaction that might be more advantageous to our stockholders than the merger;

      o in the event of certain terminations of the merger agreement, we have agreed to release Robin A. Clark from his non-competition and related employment agreement restrictions;

      o the fact that the merger generally will be taxable to our stockholders; and

      o the interests that certain directors and executive officers of Maxcor may have with respect to the merger, in addition to their interests as stockholders of Maxcor generally, as described in "The Merger -- Interests of Maxcor's Directors and Executive Officers in the Merger" on page 24.

      Our board of directors did not quantify or otherwise assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the board of directors viewed its position and recommendations as being based on the totality of the information presented to and considered by the board of directors. In addition, individual members of the board of directors may have given different weights to different factors.

Opinion of Maxcor's Financial Advisor -- Peter J. Solomon Company, L.P.

      Pursuant to an engagement letter dated February 22, 2005, Maxcor retained PJSC to act as its financial advisor in connection with the merger and, if requested, to render to Maxcor's board of directors an opinion as to the fairness, from a financial point of view, of the consideration proposed to be received by the holders of Maxcor common stock in the merger. On April 1, 2005, PJSC orally rendered its opinion to Maxcor's board of directors, which opinion was confirmed by delivery of a written opinion dated April 4, 2005, which we refer to as PJSC's opinion, to the effect that, based upon and subject to various assumptions made, matters considered and limitations set forth in its opinion, as of April 1, 2005, the consideration proposed to be received by the holders of Maxcor's common stock in connection with the merger was fair from a financial point of view to the holders of Maxcor's common stock.

      The full text of PJSC's opinion, which sets forth assumptions made, procedures followed, matters considered, limitations on and scope of the review by PJSC in rendering PJSC's opinion, is attached to this proxy statement as Annex B and is incorporated by reference into this proxy statement.

      PJSC's opinion was directed only to the fairness of the consideration proposed to be received by the holders of Maxcor common stock in the merger from a financial point of view, was provided to Maxcor's board of directors in connection with its evaluation of the merger, did not address any other aspect of the merger and did not, and does not, constitute a recommendation to any holder of Maxcor common stock as to how any stockholder should vote or act on any matter relating to the merger. The summary of PJSC's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Holders of Maxcor common stock are urged to read PJSC's opinion carefully and in its entirety. PJSC has consented to the use of PJSC's opinion in this proxy statement.

      In connection with PJSC's opinion, PJSC:

      (i) reviewed certain publicly available financial statements and other information of Maxcor;

      (ii) reviewed certain internal financial statements and other financial and operating data concerning Maxcor prepared by the management of Maxcor;

      (iii) reviewed certain financial projections for Maxcor prepared by the management of Maxcor;

      (iv) discussed the past and current operations, financial condition and prospects of Maxcor with the management Maxcor;

      (v) reviewed the reported prices and trading activity of Maxcor common stock;

      (vi) compared the financial performance and condition of Maxcor common stock and the reported prices and trading activity of Maxcor common stock with that of certain other comparable publicly traded companies;

      (vii) reviewed publicly available information regarding the financial terms of certain transactions comparable, in whole or in part, to the merger;

      (viii) participated in certain discussions among representatives of each of Maxcor and BGC;

      (ix) reviewed the draft merger agreement dated as of March 31, 2005 and the draft form of support agreement dated as of March 18, 2005; and

      (x)         performed such other analyses as PJSC deemed appropriate.

      PJSC assumed that the final form of the merger agreement and the support agreements would be substantially the same as the last draft of each agreement reviewed by PJSC. PJSC also assumed and relied upon the accuracy and completeness of the information reviewed by it for the purposes of this opinion and PJSC did not assume any responsibility for independent verification of such information and relied on such information being complete and correct. With respect to the financial projections of Maxcor, PJSC assumed that the financial projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Maxcor. PJSC did not conduct a physical inspection of the facilities or property of Maxcor. PJSC did not assume any responsibility for any independent valuation or appraisal of the assets or liabilities of Maxcor, nor was PJSC furnished with any such valuation or appraisal. Furthermore, PJSC did not consider any tax effects of the merger on any person or entity.

      PJSC assumed that the merger would be consummated in accordance with the terms of the merger agreement, without waiver, modification or amendment of any material term, condition or agreement (including, without limitation, the consideration proposed to be received by the holders of Maxcor common stock in connection with the merger), and that, in the course of obtaining any governmental, regulatory or third party approvals, consents and releases for the merger, no delay, limitation, restriction or condition would be imposed that would have a material adverse effect on Maxcor. PJSC further assumed that all representations and warranties set forth in the merger agreement and the support agreements were true and correct and that all parties to the merger agreement would comply with all covenants of such party thereunder.

      PJSC's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to PJSC as of, March 31, 2005. In particular, PJSC did not express any opinion as to the prices at which shares of Maxcor common stock may trade at any future time. Furthermore, PJSC's opinion does not address Maxcor's underlying business decision to undertake the merger.

      In arriving at PJSC's opinion, PJSC did not solicit interest from any party with respect to a merger or other business combination transaction involving Maxcor or any of its assets. PJSC only engaged in unsolicited discussions with select parties regarding their interest in a possible business combination transaction involving Maxcor.

      The following summarizes the significant financial analyses performed by PJSC in connection with the delivery of PJSC's opinion and reviewed with Maxcor's board of directors on April 1, 2005. The financial analyses summarized below include information presented in tabular format. In order to fully understand PJSC's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of PJSC's financial analyses.

      Analysis of Maxcor's Historical Share Price

      PJSC reviewed the closing prices and trading volumes of Maxcor common stock on The Nasdaq Stock Market from March 31, 2000, to March 31, 2005 (one trading day prior to the oral rendering of PJSC's opinion). PJSC noted that, during this period, the high closing price for Maxcor common stock was $16.05 per share and the low closing price was $0.81 per share, and that, during the twelve months ended March 31, 2005, the high closing price for Maxcor common stock was $12.81 per share and the low closing price was $8.54 per share.

      PJSC calculated the premiums implied by the merger consideration of $14.00 per share over the median price per share of Maxcor common stock for periods prior to (1) March 4, 2005 (the date on which, after the stock market's close, Maxcor announced having discussions regarding a potential sale of the company) and (2) March 31, 2005 (one trading day prior to the oral rendering of PJSC's opinion). PJSC analyzed premiums over the median price of Maxcor common stock prior to March 4, 2005, in order to analyze the premiums without the effect on the price of Maxcor common stock of public speculation regarding a potential sale of Maxcor. The derived premiums were:


                                                                           Premium based on merger
Period                                        Median closing price         consideration of $14.00
----------------------------------------------------------------------------------------------------

March 4, 2005 closing price:   $9.76                                                43.4%

Time period prior to March 4, 2005
7 Days Prior                                          $9.30                         50.5%
30 Days Prior                                         $8.98                         55.9%
60 Days Prior                                         $8.96                         56.3%
90 Days Prior                                         $8.91                         57.1%
180 Days Prior                                        $8.97                         56.1%
1 Year Prior                                          $9.27                         51.0%
3 Years Prior                                         $8.97                         56.1%
5 Years Prior                                         $6.20                        125.8%

----------------------------------------------------------------------------------------------------
March 31, 2005 closing price:   $11.74                                              19.3%

Time period prior to March 31, 2005
7 Days Prior                                         $12.41                         12.8%
30 Days Prior                                        $11.99                         16.8%
60 Days Prior                                         $8.58                         46.1%
90 Days Prior                                         $9.00                         55.6%
180 Days Prior                                        $9.00                         55.6%
1 Year Prior                                          $9.27                         51.0%
3 Years Prior                                         $9.00                         55.6%
5 Years Prior                                         $6.24                        124.4%

----------------------------------------------------------------------------------------------------

      PJSC noted that the $14.00 per share merger consideration exceeded the median for all periods analyzed as shown above.

      Analysis of Selected Publicly Traded Comparable Companies

      PJSC reviewed and compared selected financial data of Maxcor with similar data using publicly available information of the following publicly traded companies engaged in the financial services industry, which have operations that, for purposes of PJSC's analysis and based on its experience, PJSC deemed similar to certain operations of Maxcor: Collins Stewart Tullet plc; GFI Group Inc.; ICAP plc.; and Viel & Cie SA. These companies are referred to as the comparable companies.

      Based on closing stock prices as of March 31, 2005, PJSC calculated and compared various financial multiples and ratios of the comparable companies, including, among other things: (1) the stock price per share as a multiple of earnings per share, which we refer to as E.P.S., for the fiscal years ended December 31, 2004 and 2005 based on the median of Wall Street analysts' estimates as reported by First Call Investment Research on March 31, 2005; (2) the equity value as a multiple of the latest reported book value, and return on equity ratios; and (3) the equity value as a multiple of revenue and operating profit (defined as profit before interest income and expenses and before taxes) for the latest twelve months, which we refer to as LTM, as available for the comparable companies.

      Based on this data, as of March 31, 2005, PJSC developed a summary valuation analysis based on a range of trading valuation multiples and ratios for certain of the comparable companies. This analysis resulted in the following ranges of multiples:

Equity Value as a multiple of:                      Range of Trading
                                                        Multiples
                                                 -----------------------
E.P.S. 2004                                      12.0x       -     15.0x
E.P.S. 2005                                      11.0x       -     14.0x
Book Value (latest reported)                     1.35x       -     4.00x
LTM Revenue                                      0.50x       -     2.00x
LTM Operating Profit                              8.0x       -     11.0x

      PJSC calculated the implied equity values per share of Maxcor common stock using the range of multiples applied to Maxcor's historical and projected financial data. The financial projections were prepared by Maxcor's management based on their estimate of Maxcor's future performance, adjusted by Maxcor's management to include the effects of actual performance and certain events that occurred during the first quarter of fiscal year 2005.

      PJSC calculated the implied equity values of Maxcor common stock both excluding and including a "control premium." For this purpose, PJSC used a control premium of 32%, which is the mean control premium paid (to closing price one week prior) in all announced mergers and acquisitions transactions valued between $75 million and $200 million in the United States since March 16, 2002, as reported by Thomson Mergers & Acquisitions.

      Based on the foregoing, this analysis yielded a range of values from $9.00 to $14.00 per share for Maxcor common stock excluding a control premium and a range of values from $11.50 to $18.50 per share of Maxcor common stock including a control premium. PJSC noted that the per share merger consideration was at the high end, or fell within the range, of the results from this analysis.

      Analysis of Selected Comparable Transactions

      Using publicly available information, PJSC reviewed certain recent mergers and acquisitions transactions in the financial services industry which PJSC believed were comparable to the merger on various bases. The transactions reviewed were (including the acquirer and target in the transaction, respectively):

      o    Citigroup / Knight Trading Group's Derivative Markets business;

      o    Thomas H. Lee Company / 57% of Refco Group, Ltd.;

      o    Collins Stewart Tullett plc / Prebon Group Ltd.;

      o    First Albany Companies / Descap Securities;

      o    Collins Stewart plc / Tullett plc;

      o    ICAP plc / BrokerTec;

      o    Investment Technology Group, Inc. / Hoenig Group Inc.

      o    Bear Hunter Specialists LLC / Wagner Stott Mercator LLC;

      o    Goldman Sachs Group, Inc. / Benjamin Jacobson & Sons, LLC

      o    Regions Financial Corp. / Morgan Keegan, Inc.;

      o    Deutsche Bank AG / National Discount Brokers Group Inc.;

      o    LaBranche & Co. Inc. / Robb Peck McCooey Financial Services Inc.

      o    Goldman Sachs Group, Inc. / Spear, Leeds & Kellogg LP;

      o    First Union Corp. / JWGenesis Financial Corp.

      These transactions are referred to as the comparable transactions.

      PJSC calculated the multiples of LTM E.P.S., book value, revenue and operating profit paid in the comparable transactions. This analysis resulted in the following ranges of multiples:

Equity Value as a multiple of:                      Range of Multiples
                                                  -----------------------
LTM E.P.S.                                        11.0x       -     23.0x
Book Value (latest reported)                      1.70x       -     3.00x
LTM Revenue                                       0.50x       -     2.00x
LTM Operating Profit                               6.0x       -     13.0x

      PJSC calculated the implied equity values per share for Maxcor using this range of multiples and ratios applied to Maxcor's financial data for the fiscal year ended December 31, 2004.

      Based on the foregoing, this analysis yielded a range of values from $8.00 to $22.00 per share of Maxcor common stock. PJSC noted that the per share merger consideration fell in the range of the results of this analysis.

      Discounted Cash Flow Analysis

      PJSC performed a discounted cash flow analysis to calculate the net present value per share of Maxcor common stock based on the financial projections prepared by Maxcor's management. In performing its discounted cash flow analysis, PJSC considered various assumptions that it deemed appropriate based on a review of Maxcor's prospects and risks with the management of Maxcor. PJSC believed it appropriate to utilize various discount rates ranging from 10.0% to 14.0% and net income terminal value multiples ranging from 11.0x to 13.0x to apply to forecasted net income for the fiscal year 2008.

      Based on the foregoing, this analysis yielded a range of net present values from $11.00 to $14.50 per share of Maxcor common stock. PJSC noted that the per share merger consideration fell within the range of results from these analyses.

      Miscellaneous

      In arriving at PJSC's opinion, PJSC performed a variety of financial analyses, the material portions of which are summarized above. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, PJSC did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to significance and relevance of each analysis and factor.

Accordingly, PJSC believes that its analysis must be considered as a whole and that selecting portions of its analysis, without considering all such analyses, could create an incomplete view of the process underlying PJSC's opinion.

      In performing its analyses, PJSC relied on numerous assumptions made by the management of Maxcor and made numerous judgments of its own with regard to current and future industry performance, general business and economic conditions and other matters, many of which are beyond the control of Maxcor. Actual values will depend upon several factors, including changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. The analyses performed by PJSC are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of PJSC's analysis of the fairness from a financial point of view of the consideration proposed to be received by the holders of Maxcor common stock in connection with the merger and were provided to Maxcor's board of directors in connection with the delivery of PJSC's opinion. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities might actually be sold, which are inherently subject to uncertainty. Because such analyses are inherently subject to uncertainty, neither of Maxcor or PJSC or any other person assumes responsibility for their accuracy. With regard to the comparable public company analysis and the comparable transactions analysis summarized above, PJSC selected comparable public companies on the basis of various factors for reference purposes only; however, no public company or transaction utilized as a comparison is fully comparable to Maxcor or the merger. Accordingly, an analysis of the foregoing was not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the acquisition or public trading value of the comparable companies and transactions to which Maxcor and the merger were being compared. The merger consideration in the merger was determined through arm's-length negotiations between Maxcor and BGC and was approved by Maxcor's board of directors. PJSC did not recommend any specific merger consideration to Maxcor or that any given merger consideration constituted the only appropriate merger consideration for the merger. In addition, as described elsewhere in this proxy statement, PJSC's opinion was one of many factors taken into consideration by Maxcor's board of directors in evaluating the merger. Consequently, the PJSC analyses described above should not be viewed as determinative of the opinion of Maxcor's board of directors or management with respect to the merger.

      As part of its investment banking activities, PJSC is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, restructurings and valuations for corporate or other purposes. Maxcor's board of directors selected PJSC to deliver an opinion with respect to the consideration proposed to be received by the holders of Maxcor common stock in connection with the merger on the basis of such experience. Other than with respect to this engagement, PJSC has not received compensation for providing financial advisory services to Maxcor or BGC in the past two years. Marc S. Cooper, a Managing Director of PJSC, is also a director of Maxcor.

      Under the terms of PJSC's engagement, Maxcor agreed to pay a transaction fee of 1.5% of the transaction value (or approximately $1.63 million based on the merger consideration), a portion of which was payable upon delivery of PJSC's opinion and the remainder will be payable upon consummation of the merger. Maxcor has also agreed to reimburse PJSC for its out-of-pocket expenses, including fees and disbursements of its counsel, incurred in connection with its engagement. In addition, Maxcor agreed to indemnify PJSC and its affiliates, counsel and other professional advisors, and the respective directors, officers, controlling persons, agents and employees of each of the foregoing against certain liabilities and expenses arising out of PJSC's engagement.

Interests of Maxcor's Directors and Executive Officers in the Merger

      In considering the recommendation of our board of directors with respect to the merger, you should be aware that some of our executive officers and directors have interests in the transactions contemplated by the merger agreement that are different from, or in addition to, the interests of our stockholders generally. Our board of directors was aware of these interests and considered them, among other matters, in making its recommendation. These interests of our executive officers and directors include the following:

      o the terms of the merger agreement provide for the continued indemnification of our current directors and executive officers and provision of directors' and officers' liability insurance for six years after the completion of the merger;

      o the eligibility of certain executive officers to receive payments under pre-existing employment agreements and Maxcor's key executive incentive bonus plan;

      o the fact that each option to acquire our common stock, including all options held by our executive officers and directors, whether or not exercisable, will be cancelled upon completion of the merger in exchange for cash in the amount that the merger consideration exceeds the exercise price multiplied by the number of shares of our common stock that are subject to the option;

      o the fact that Marc S. Cooper is a director of Maxcor and a Managing Director of PJSC, and PJSC will receive a fee from Maxcor in connection with the merger; and

      o the fact that certain of our executive officers have entered into employment agreements that provide for their continued employment with Maxcor following the merger as a result of BGC's desire to retain members of our senior management.

      All such additional interests are described below, to the extent material, and, except as described below, such persons have, to the knowledge of Maxcor, no material interest in the merger apart from those of stockholders generally. Our board of directors was aware of and considered these interests in approving the merger and adopting the merger agreement.

      In order to induce BGC to enter into the merger agreement, Messrs. Scharf, Reihl, Schwed and Vigliotti agreed to supersede and replace their existing employment agreements, and any payments to which they would have been entitled under them, by entering into the new employment agreements and arrangements described below. In general, these new agreements and arrangements require continued employment or transition or consulting services with Maxcor following the merger, together with expanded periods of observing various non-competition and/or non-solicitation restrictions, in exchange for total payments comparable to those that would have been made to the executives under their existing agreements if their employment had been terminated following the merger.

      Employment Agreement. Maxcor entered into an amended and restated employment agreement with Keith Reihl on April 4, 2005, which will become effective upon the completion of the merger and will have a four year term (the "Revised Reihl Agreement"). The Revised Reihl Agreement will supersede Mr. Reihl's existing employment agreement dated October 1, 2002, and all payments to which he would have otherwise been entitled under his existing agreement. The Revised Reihl Agreement provides for an annual salary of $300,000. Under the Revised Reihl Agreement, Mr. Reihl will receive a retention bonus in the amount of $4,200,000 (the "Retention Bonus"), payable in installments as described below. On the date the merger is completed (referred to as the "Effective Date"), we will pay to Mr. Reihl, in a cash lump sum a portion of the Retention Bonus equal to $2,050,000. The balance of the Retention Bonus will be payable as follows: 25% on the first business day following January 1, 2006, 25% on the first business day following July 1, 2006, 25% on the first business day following January 1, 2007, 12.5% on the first business day following January 1, 2008 and 12.5% on the first business day following January 1, 2009. However, Mr. Reihl will not be eligible to receive and will not be paid (i) the Retention Bonus in the event Mr. Reihl's employment terminates prior to the Effective Date or (ii) the unpaid portion of the Retention Bonus in the event that, during the period beginning on the Effective Date and ending on the first anniversary of the Effective Date (such period, the "Initial Year of the Term"), Mr. Reihl's employment is terminated for "cause" or Mr. Reihl resigns without "good reason," in each case as defined in the Revised Reihl Agreement.

      If Mr. Reihl's employment is terminated by Maxcor other than for "cause" during the term of the Revised Reihl Agreement, Mr. Reihl will be entitled to a cash lump sum equal to Mr. Reihl's base salary for the lesser of the period from the date of termination through the second anniversary of the Effective Date or one year. If Mr. Reihl terminates his employment with Maxcor for "good reason" during the Initial Year of the term, he will be paid the remaining unpaid portion of the Retention Bonus in a lump sum.

      Maxcor or Mr. Reihl may terminate the Revised Reihl Agreement for any reason effective as of the second anniversary of the Effective Date or thereafter, upon at least sixty (60) days prior notice. In the event the Revised Reihl Agreement is terminated under circumstances described in the immediately preceding sentence, or if Mr. Reihl terminates his employment during the 14-day period after Mr. Reihl receives notice of his proposed bonus amount for the applicable semi-annual bonus period ("Unilateral Termination"), Mr. Reihl will become a consultant to Maxcor through the fourth anniversary of the Effective Time (or through the second anniversary of the date of termination in the case of a Unilateral Termination).

      Mr. Reihl is also subject to certain restrictions on his ability to compete with or solicit the employees or customers of Maxcor and its affiliates during (i) his employment with Maxcor and (ii) the longer of (x) the two-year period following the termination of his employment for any reason or (y) the four-year period commencing on the Effective Date reduced by one day for each day Mr. Reihl is employed by Maxcor after the first anniversary of the Effective Date and prior to the second anniversary of the Effective Date.

      Letter Agreements. Each of Roger Schwed and Steven Vigliotti have entered into a Letter Agreement with Maxcor on April 4, 2005 (each a "Letter Agreement"), which will become effective at the Effective Time. The Letter Agreements will largely supersede Mr. Schwed's and Mr. Vigliotti's respective existing employment agreements with Maxcor, each dated October 1, 2002. Under the Letter Agreements, Mr. Schwed and Mr. Vigliotti have agreed to continue their employment for a period of 90 days following the Effective Date. Under the Letter Agreements, on the Effective Date, each of Mr. Schwed and Mr. Vigliotti will receive lump sum cash payments equal to the sum of (x) $1.3 million (for Mr. Schwed) and $1.2 million (for Mr. Vigliotti) in replacement of the comparable severance obligations under each of their existing employment agreements and (y) $333,333 in full satisfaction of Maxcor's obligations to each of them under Maxcor's key executive incentive bonus plan. The Letter Agreements also provide for continuation of all medical, dental and group life insurance benefit plans and programs for a period of two years following their termination of employment (as would have been the case under their existing agreements if their employment had been terminated following the merger). In the Letter Agreement, Mr. Schwed and Mr. Vigliotti have also agreed to extend the duration of their (i) non-compete covenants to a period of six months following their termination of employment and (ii) non-solicit covenants for a period of twenty-four months following their termination of employment.

      Consulting Agreement. Maxcor has entered into a consulting agreement with Mr. Scharf on April 4, 2005 (the "Consulting Agreement"), which will become effective at the Effective Time. The Consulting Agreement will supersede Mr. Scharf's existing employment agreement with Maxcor, dated October 1, 2002, and all payments to which he would have otherwise been entitled under his existing agreement. Pursuant to the terms of the Consulting Agreement, Mr. Scharf will serve as a consultant to Maxcor for one year. Under the Consulting Agreement, on the Effective Date, Mr. Scharf will receive a lump sum payment in cash in the amount of $3,550,000. The Consulting Agreement also provides for a payment of $2,350,000 in consideration for Mr. Scharf's covenant not to compete and as consideration for the Consulting Period (the "Fees"). The Fees are payable as follows: 50% on the first business day following January 1, 2006, 25% on the first business day following January 1, 2007, 12.5% on the first business day following the second anniversary of the Effective Date and 12.5% on the first business day following the third anniversary of the Effective Date. In the Consulting Agreement, Mr. Scharf has also agreed to extend the duration of his non-compete and non-solicit covenants until the fourth anniversary of the Effective Time.

      Robin Clark Agreements. BGC has entered into an agreement with Mr. Clark, dated March 2, 2005, as amended by a letter agreement between BGC and Mr. Clark, dated April 7, 2005, (the "Revised Clark Agreement"), under which Mr. Clark's employment with BGC will commence upon the completion of the merger and which will amend and restate Mr. Clark's current agreements with Euro Brokers, dated October 1, 2000, as amended, and with Maxcor, dated October 1, 2002. The Revised Clark Agreement has an initial term of four years, with automatic one-year extensions thereafter absent notice from either party to terminate the agreement. Mr. Clark will be paid a base salary of (pound)1 million during the first two years of the initial term, following which his base salary will be (pound)500,000 annually, and will be entitled to annual bonuses in the discretion of BGC.

      The Revised Clark Agreement provides for Mr. Clark to receive a forgivable loan in the amount of (pound)1 million with a term of two years beginning on the completion of the merger. In the event that Mr. Clark's employment under the Revised Clark Agreement is terminated by BGC for cause or by Mr. Clark, he is required to repay to BGC the pro-rata portion of the loan applicable to the period during the two year term of the loan in which Mr. Clark is not employed by BGC. Subject to the preceding sentence, the loan will otherwise be forgiven at the end of its term. The Revised Clark Agreement also provides that Mr. Clark will purchase partnership units of BGC or its affiliate with a purchase price of $500,000, subject to the terms of the applicable agreement of limited partnership and subject to Mr. Clark becoming employed by BGC as of the completion of the merger.

      In addition, Mr. Clark has entered into an agreement with BGC, dated March 2, 2005, under which he would begin employment with BGC on or prior to October 1, 2006 if the merger does not occur (the "Alternative Clark Agreement"). The Alternative Clark Agreement is otherwise on substantially the same terms as the Revised Clark Agreement, except that the Alternative Clark Agreement requires BGC to pay to Mr. Clark the amount (subject to a maximum amount) equal to the value of any vested options on shares of Maxcor that are vested and exercisable as of the date Mr. Clark's employment with BGC begins.

      Pursuant to a letter agreement dated February 25, 2005, BGC has agreed to indemnify Mr. Clark against any claims brought against him by Maxcor or Euro Brokers that relate to the Revised Clark Agreement or the Alternative Clark Agreement.

      Under Maxcor's key executive incentive bonus plan, in the event of a change in control (as defined in the bonus plan), each of Messrs. Scharf, Reihl, Schwed, Vigliotti, and Clark will be entitled to a pro rata bonus at target level. The closing of the merger will constitute a change in control under the bonus plan. As described above, each of Messrs. Scharf, Reihl, Schwed and Vigliotti have waived their right to such payment in connection with entering into, and receiving a comparable payment under, their new agreements.

      Stock Options. Each of our directors and executive officers holds options to acquire our common stock. Upon the completion of the merger, each option holder will receive an amount equal to the excess of $14 in cash per share subject to each option then outstanding over the exercise price for the option, multiplied by the number of shares subject to the option. The options will automatically be cancelled upon the completion of the merger.

         The following table sets forth the number of stock options to acquire shares of Maxcor common stock held by individuals who have served as a director or an executive officer of Maxcor since the beginning of 2004.

                                Options Not
                                Exercisable         Weighted Average     Options Exercisable    Weighted Average
       Name                   (as of March 31,      Exercise Price($)      (as of March 31,      Exercise Price($)
                                  2005)(#)                                    2005)(#)
-----------------------------------------------------------------------------------------------------------------------

Gilbert D. Scharf                   46,250               8.181              233,750                   2.740
Keith E. Reihl                      31,250               8.340              108,750                   3.138
Roger E. Schwed                     16,250               7.477                7,500                   7.567
Steven R. Vigliotti                 27,500               6.464               44,500                   4.214
Robin A. Clark                      58,750               9.281               91,250                   4.165
Michael J. Scharf                    5,000               8.945               15,000                  10.115
James W. Stevens                     5,000               8.945               65,000                   4.734
Frederick B. Whittemore              5,000               8.945               65,000                   4.734
Larry S. Kopp                        5,000               8.945               65,000                   4.734
Marc S. Cooper                       5,000               8.945               15,000                  11.428
Oscar M. Lewisohn                    5,000               8.945               45,000                   5.952

-----------------------------------------------------------------------------------------------------------------------

      PJSC Engagement Letter. See "Opinion of Maxcor's Financial Advisor - Peter J. Solomon Company, L.P." on page 19 regarding the terms of PJSC's engagement letter and the fee PJSC will receive from Maxcor in connection with the merger. Marc S. Cooper is a director of Maxcor and a Managing Director of PJSC.

Certain Relationships Between Maxcor and BGC

      There are no material relationships between BGC or Magnet Acquisition Corp. or any of their respective affiliates, on the one hand, and Maxcor or any of its affiliates, on the other hand, other than in respect of the merger agreement and the support agreements. See "Interests of Maxcor's Directors and Executive Officers in the Merger" on page 24, "The Merger Agreement" on page 33 and "The Support Agreements" on page 44.

Amendment to Rights Agreement

      Maxcor entered into a rights agreement, dated as of December 6, 1996, with Continental Stock Transfer & Trust Company, as rights agent, as amended by Amendment No. 1, dated as of July 26, 2001, and as modified by the agreement on removal of rights agent and appointment of successor rights agent, dated as of September 9, 2003, by and among the Company, Continental Stock Transfer & Trust Company and the Bank of New York (as rights agent), in order to protect our stockholders from coercive or otherwise unfair takeover tactics. In general, the rights agreement imposes a significant penalty upon any person or group that acquires 15% or more of the outstanding Maxcor common stock. As required in the merger agreement, we have amended the rights agreement to render the rights inapplicable to the proposed merger or other transactions contemplated by the merger agreement and to cause the rights agreement to terminate at the effective time of the proposed merger.

Appraisal Rights

      The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached to this proxy statement as Annex C. Stockholders intending to exercise appraisal rights should carefully review Annex C. Failure to follow precisely any of the statutory procedures set forth in Annex C may result in a termination or waiver of these rights.

      If the merger is completed, dissenting holders of Maxcor common stock who follow the procedures specified in Section 262 of the Delaware General Corporation Law within the appropriate time periods will be entitled to have their shares of Maxcor common stock appraised by a court and to receive the "fair value" of such shares in cash as determined by the Delaware Court of Chancery in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement.

      This proxy statement constitutes notice to holders of Maxcor common stock concerning the availability of appraisal rights under Section 262 of the Delaware General Corporation Law. A stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective time of the merger.

      Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. A written demand for appraisal of shares must be filed with Maxcor before the special meeting on [ ], [ ], 2005. This written demand for appraisal of shares must be in addition to and separate from a vote against the merger. Stockholders electing to exercise their appraisal rights must not vote "for" the merger. Moreover, any proxy or vote against the merger, abstention from voting or failure to vote on the merger will not, by itself, constitute a demand for appraisal within the meaning of Section 262.

      A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in Maxcor common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

      A Maxcor stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to Maxcor at its address at One Seaport Plaza, 19th Floor, New York, New York 10038. The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder is thereby demanding appraisal of his or her Maxcor common stock. Within ten days after the effective time of the merger, Maxcor must provide notice of the effective time of the merger to all of its stockholders who have complied with Section 262 and have not voted for the merger.

      Within 120 days after the effective time of the merger, but not after, any stockholder who has satisfied the requirements of Section 262 may deliver to Maxcor a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Maxcor, as the surviving corporation in the merger, must mail such written statement to the stockholder no later than the later of 10 days after such stockholder's request is received by Maxcor or 10 days after expiration of the period for delivery of a demand for appraisal under Section 262(d).

      Within 120 days after the effective time of the merger, but not after, either Maxcor or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of shares of Maxcor common stock held by the stockholders entitled to appraisal rights. Maxcor has no present intention to file such a petition if demand for appraisal is made.

      Upon the filing of any petition by a stockholder in accordance with
Section 262, service of a copy must be made upon Maxcor, which must, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by Maxcor. If a petition is filed by Maxcor, the petition must be accompanied by the verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to Maxcor and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The forms of the notices by mail and by publication must be approved by the court, and the costs thereof will be borne by Maxcor. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings, and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder that fails to comply with such direction.

      If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value.

      Maxcor stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more than, less than, or the same as the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses. The exchange of shares for cash pursuant to the exercise of appraisal rights will be a taxable transaction for United States federal income tax purposes and possibly state, local and foreign income tax purposes as well. See "-- Certain U.S. Federal Income Tax Consequences" on page 30.

      Any stockholder who has duly demanded appraisal in compliance with
Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose the stock subject to demand or to receive payment of dividends or other distributions on such stock, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

      At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his, her or its demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment for his shares as provided in the merger agreement only with the consent of Maxcor. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, stockholders' rights to appraisal (if available) will cease. Since Maxcor has no present intention to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis.

      Failure by any Maxcor stockholder to comply fully with the procedures required by Delaware law that are described above and set forth in Annex C to this proxy statement may result in termination of such stockholder's appraisal rights.

Merger Financing; Source of Funds

      In connection with the merger agreement and the transactions contemplated thereby, Cantor Fitzgerald, L.P., an affiliate of BGC, has agreed to fund BGC's obligations to pay the merger consideration to Maxcor's stockholders and to cash-out options to purchase Maxcor common stock, provided that Maxcor has satisfied without waiver all of the required conditions to closing of the merger (other than conditions that by their nature are to satisfied at the closing, but subject to the satisfaction of such conditions). A copy of the equity commitment letter agreement is attached to this proxy statement as Annex E, and is incorporated by reference herein. We encourage you to read the equity commitment letter agreement in its entirety because it is the legal document that contains all the terms and conditions of the obligation of Cantor Fitzgerald, L.P. to finance BGC's payment obligations in the merger.

      The merger is not conditioned upon obtaining financing from any outside sources.

Certain U.S. Federal Income Tax Consequences

      The following is a general summary of certain U.S. federal income tax consequences of the merger to holders of shares of Maxcor common stock whose shares of Maxcor common stock are converted into cash in the merger (a "Holder"). This discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that may be relevant to holders of shares of Maxcor common stock. The discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, judicial decisions and administrative rulings, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. The summary does not address all of the U.S. federal income tax consequences that may be relevant to particular Holders in light of their individual circumstances or to Holders who are subject to special rules (e.g., non-U.S. persons, insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, financial institutions, mutual funds, pass-through entities and investors in such entities, Holders who hold their shares of Maxcor common stock as a hedge or as part of a hedging, straddle, conversion, synthetic security, integrated investment or other risk-reduction transaction or who are subject to alternative minimum tax, Holders who perfect their appraisal rights under Delaware law or Holders who acquired their shares of Maxcor common stock upon the exercise of employee stock options or otherwise as compensation), nor does it address the U.S. federal income tax consequences to persons who do not hold the shares of Maxcor common stock as "capital assets" within the meaning of
Section 1221 of the Code (generally, property held for investment).

      The receipt of cash for shares of Maxcor common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. For U.S. federal income tax purposes, a Holder who receives cash in exchange for shares of Maxcor common stock pursuant to the merger will generally recognize capital gain or loss equal to the difference, if any, between the amount of cash received and the Holder's adjusted tax basis in the shares of Maxcor common stock surrendered in exchange therefor. Gain or loss will be determined separately for each block of shares of Maxcor common stock (i.e., shares of Maxcor common stock acquired at the same cost in a single transaction) exchanged for cash pursuant to the merger. Such capital gain or loss will be long-term capital gain or loss if the Holder's holding period for the shares of Maxcor common stock exceeds one year at the time of the consummation of the merger. Certain limitations apply to the use of capital losses.

      A Holder (other than certain exempt stockholders, including, among others, all corporations and certain foreign individuals) that exchanges shares of Maxcor common stock for cash pursuant to the merger may be subject to backup withholding at a rate of 28% unless the Holder provides the Holder's taxpayer identification number ("TIN"), and certifies under penalties of perjury that such TIN is correct (or properly certifies that it is awaiting a TIN) and certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A Holder that does not furnish a required TIN or that does not otherwise establish a basis for an exemption from backup withholding may be subject to a penalty imposed by the Internal Revenue Service (the "IRS"). Each Holder should complete and sign the Substitute Form W-9 included as part of the letter of transmittal that will be sent to stockholders promptly following completion of the merger so as to provide the information and certification necessary to avoid backup withholding. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund generally can be obtained by the Holder by filing a U.S. federal income tax return.

      THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON THE LAW IN EFFECT ON THE DATE HEREOF. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

Certain Financial Projections

      Maxcor, as a matter of course, does not make public forecasts or projections as to future performance or financial data. However, in connection with its discussions with BGC, management of Maxcor provided certain projections to BGC, which projections were based on Maxcor's management estimate of Maxcor's future financial performance as of the date they were provided, including those set forth below. The projections set forth below are included in this proxy statement only because this information was provided to BGC. The projections described below were prepared by management of Maxcor and were not prepared with a view towards public disclosure. The projections do not purport to present operations in accordance with generally accepted accounting principles and our independent auditors have not examined or compiled the projections and accordingly assume no responsibility for them. Maxcor's internal financial forecasts (upon which the projections provided to BGC were based in part) are, in general, prepared solely for internal use and capital budgeting and other management decisions and are subjective in many respects and thus susceptible to interpretations and periodic revision based on actual experience and business developments. The projections also reflect numerous assumptions made by our management with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond Maxcor's control. Accordingly, we cannot assure you that these financial projections will prove accurate. In addition, the projections do not consider the effect of any future combination of Maxcor's business with the businesses conducted by BGC. See "Forward-Looking Statements" on page 9.

      Set forth below is a summary of certain projected financial data (numbers in U.S.$ in millions) for Maxcor prepared by Maxcor's management and provided to BGC.

(in $ million)                          Fiscal Year Ended December
                                                 31, 2005
                                        --------------------------

Net revenue                                       $203.6

Income before taxes                               $ 18.8

Net income                                        $ 10.5


      We also provided to our financial advisor, PJSC, updated projections (as compared to the projections set forth above) in connection with the preparation of its presentation to Maxcor's board of directors regarding the merger and its fairness opinion regarding the consideration to be received by Maxcor's stockholders in the merger. See "Opinion of Maxcor's Financial Advisor - Peter
J. Solomon Company, L.P." on page 19. Maxcor's management updated the projections set forth above to include the effects of actual performance and certain events that occurred during the first quarter of fiscal year 2005. These updated projections were not provided to BGC; however, BGC was advised of the developments that management considered in updating the projections.

      The projections described above were not prepared with a view to public disclosure or compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding forecasts or projections. These projections are forward-looking statements and are based on expectations and assumptions at the time they were prepared by management. The projections described above involve risks and uncertainties that could cause actual outcomes and results to differ materially from such expectations. For a discussion of risks and uncertainties that may be relevant to Maxcor's results. See "Forward Looking Statements." Stockholders may also refer to Maxcor's filings with the Securities and Exchange Commission. We cannot assure you that the assumptions and adjustments made in preparing the projections described above will prove accurate, or that the projections will be realized. It is to be expected that there will be differences between actual and forecasted results, and actual results may be materially greater or less than those contained in the projections described above. The inclusion of these projections should not be regarded as an indication that Maxcor or BGC, or their respective affiliates or representatives, considered or consider such data to be a reliable prediction of future events, and such data should not be relied upon as such. None of Maxcor, BGC or any of their respective affiliates or representatives has made or makes any representations to any person regarding the ultimate performance of Maxcor compared to the information contained in the projections, and none of them intends to provide any update or revision thereof.

Regulatory Matters

      U.S. Antitrust Filing. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, and the related rules and regulations, the merger may not be consummated unless certain waiting period requirements have expired or been terminated. On April [ ], 2005, each of Maxcor and BGC made the required filings under the HSR Act. Under the HSR Act, the merger may not be consummated until 30 days (unless early termination of this waiting period is granted) after the initial filing or, if the Department of Justice or the Federal Trade Commission issues a Request for Documents and Other Additional Information, 20 days after Maxcor and BGC have substantially complied with such request (unless this period is shortened pursuant to a grant of early termination).

      NASD Approval. As a broker-dealer registered with the SEC pursuant to
Section 15(a) of the Securities Exchange Act of 1934 and as a member of The National Association of Securities Dealers, or the NASD, Maxcor Financial Inc., a wholly owned subsidiary of Maxcor, was required to file, and filed with the NASD on April [ ], 2005, a written notice of the proposed change in its beneficial equity ownership and an application for continuance in membership with the NASD. Approval of the application filed by Maxcor Financial Inc. with the NASD is expected before the closing date.

      United Kingdom Financial Services Authority. The businesses we conduct in the United Kingdom, both within our Euro Brokers Limited subsidiary and in the London branch of Maxcor Financial Inc., are regulated by the Financial Services Authority, or the FSA. Accordingly, we are required to obtain, and the merger is conditioned upon receiving, the approval of the FSA. On April [ ], 2005, [each of Maxcor and BGC] made the required filings with the FSA. Approval is expected before the closing date.

      Other Regulatory Approvals. As a result of the merger, among other things, Maxcor and BGC may be required pursuant to other laws and regulations, either to notify or obtain the consent of other regulatory authorities and organizations to which subsidiaries of either or both companies may be subject, including overseas authorities. Maxcor and BGC are currently reviewing whether other filings or approvals may be required or desirable in connection with the merger.

      It is possible that any of the governmental entities with which filings are made may seek various regulatory concessions as conditions for granting approval of the merger. There can be no assurance that BGC or Maxcor will be able to satisfy or comply with these conditions or be able to cause their respective subsidiaries to satisfy or comply with these conditions. See "The Merger Agreement -- Conditions to the Merger" on page 40.

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


                              THE MERGER AGREEMENT

      The following summary of the material terms of the merger agreement is qualified in its entirety by reference to the merger agreement, which is incorporated by reference and attached as Annex A to this proxy statement.

      The merger agreement has been included for your convenience so that you are able to read it in its entirety, which we recommend you do. Except for its status as the original contractual document that established and governs the legal relations between Maxcor and BGC, we do not intend for its text to be a source of factual or business or operational information about Maxcor, BGC or Magnet Acquisition Corp. That kind of information regarding Maxcor can be found elsewhere in this proxy statement and in the other public filings we make with the SEC, which are available without charge at www.sec.gov or at the investors relations tab of our website, www.maxf.com.

      The merger agreement contains representations and warranties we made to BGC. Those representations and warranties are qualified in several important respects, which you should consider as you read them in the merger agreement:

      o First, except for the parties themselves, under the terms of the merger agreement only certain other specifically identified persons are third party beneficiaries of the agreement who may enforce it and rely on its terms, and those persons may only do so with respect to limited portions of the merger agreement. As stockholders, you are not such third party beneficiaries of the merger agreement and therefore may not directly enforce or rely upon its terms and conditions, except that you may enforce directly the right you have to receive cash consideration of $14.00 per share of Maxcor common stock upon consummation of the merger.

      o Second, Maxcor's representations and warranties are qualified in their entirety by all information we filed with the SEC prior to the date of signing as well as by a confidential disclosure schedule we prepared and delivered to BGC immediately prior to signing the merger agreement.

      o Third, none of Maxcor's representations and warranties survives the closing of the merger and they will therefore have no legal effect between Maxcor and BGC after that time, nor will BGC be able to assert the inaccuracy of Maxcor's representations and warranties as a contractually authorized excuse for refusing to close unless all such inaccuracies as a whole have had or would result in a material adverse effect on Maxcor (excluding for such purposes any qualifications for "materiality," "material adverse effect" or similar terms or phrases in any individual representation or warranty). Otherwise, for contractual purposes Maxcor's representations and warranties will be deemed to have been sufficiently accurate to require a closing.

Moreover, information concerning the subject matter of Maxcor's representations and warranties may have changed since the date of the merger agreement.

The Merger

      The merger agreement provides for the merger of BGC's newly formed wholly owned subsidiary, Magnet Acquisition Corp., with and into Maxcor, following the adoption of the merger agreement by the requisite vote of our stockholders and the satisfaction or waiver, as permitted, of the other conditions to the merger. Following the merger, Maxcor will be the surviving corporation and a wholly owned subsidiary of BGC. Maxcor will continue to exist following the merger and will continue to be governed by the Delaware General Corporation Law. BGC, as the sole stockholder of Maxcor following the merger, will have the corporate power and authority to control all aspects of the corporate and business affairs of Maxcor following the merger.

Effective Time of the Merger

      The merger will become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as Magnet Acquisition Corp. and Maxcor agree and specify in the certificate of merger. The filing of the certificate of merger will occur on or before the date the merger is completed.

Treatment of Maxcor Securities

      At the effective time of the merger:

      o each share of Maxcor common stock held by Maxcor, BGC or by any of our or its respective subsidiaries will automatically be cancelled and retired and will cease to exist;

      o each outstanding share of Maxcor common stock (other than shares held by Maxcor, BGC and our and its respective subsidiaries and by dissenting stockholders who perfect their appraisal rights in accordance with Delaware law), together with the associated rights issued pursuant to Maxcor's rights plan, will be automatically converted into the right to receive $14.00 in cash, without interest; and

      o each option to purchase Maxcor common stock outstanding immediately prior to the effective time of the merger will be cancelled as of such time in exchange for a cash payment by Maxcor to be made as soon as reasonably practicable following the closing date of the merger (but in no event later than three business days after the closing date) of an amount equal to (i) the excess of (x) $14.00 over (y) the exercise price per share of Maxcor common stock subject to such option, multiplied by (ii) the number of shares of Maxcor common stock subject to such option for which such option has not, as of such date, been exercised.

Remittance of Maxcor Stock Certificates

      As soon as reasonably practicable (but no later than three business days after the effective time of the merger), BGC will cause the paying agent to mail to you a letter of transmittal and instructions for you to use in surrendering your Maxcor stock certificates. When you properly surrender your stock certificates to the paying agent for cancellation, together with a duly executed letter of transmittal and any other documents that the paying agent may require, you will be entitled to receive the merger consideration in respect of the shares of Maxcor common stock represented by the certificate, after giving effect to any required tax withholdings, and your stock certificates will be cancelled. Until properly surrendered, each certificate representing shares of Maxcor common stock will be deemed, at any time after the effective time of the merger, to represent only the right to receive $14.00 in cash, without interest and less any applicable withholding tax, for each share of Maxcor common stock represented by the certificate.

      Any funds that have not been disbursed by the paying agent within six months after the effective time of the merger will be returned to BGC. After that date, holders of Maxcor stock certificates who have not complied with the instructions to exchange their certificates will be entitled to look only to BGC for delivery of the merger consideration in respect of such holders' certificates without any interest thereon.

      You should not send in your stock certificates until you receive a letter of transmittal and instructions from the paying agent.

Certificate of Incorporation and Bylaws

      The merger agreement provides that, after the effective time of the merger, the certificate of incorporation and the bylaws of Magnet Acquisition Corp., each as in effect immediately prior to the effective time of the merger, will be the certificate of incorporation and the bylaws of the surviving corporation in the merger, until each is changed or amended.

Directors and Officers of Maxcor Following the Merger

      After the effective time of the merger, the members of the board of directors of Magnet Acquisition Corp. will become the directors of the surviving corporation in the merger, until their successors are duly elected and qualified. After the effective time of the merger, the officers of Maxcor will be the officers chosen by BGC, until their successors are duly elected or appointed and qualified.

Representations and Warranties

      The merger agreement contains customary representations and warranties by Maxcor relating to, among other things:

      o    organization;

      o    subsidiaries;

      o    capital structure;

      o authority to enter into the merger agreement and non-contravention of certain legal requirements;

      o    reports filed with the SEC and our financial statements;

      o the information supplied by us for inclusion in this proxy statement;

      o    absence of certain changes or events;

      o    compliance with applicable laws and litigation matters;

      o    employee benefit matters;

      o    tax matters;

      o    voting requirements;

      o    state takeover statutes and our rights plan;

      o    absence of brokers;

      o    intellectual property;

      o    certain contracts;

      o    title to securities; and

      o    receipt of the opinion of our financial advisor.

      The merger agreement also contains representations and warranties by BGC and Magnet Acquisition Corp. relating to, among other things:

      o    organization;

      o ownership of, and absence of any business or operations by, Magnet Acquisition Corp.;

      o    financing;

      o authority to enter into the merger agreement and non-contravention of certain legal requirements;

      o the information supplied by BGC and Magnet Acquisition Corp. for inclusion in this proxy statement;

      o    litigation matters;

      o    ownership of Maxcor common stock;

      o    no requirement of a stockholder vote;

      o    regulatory issues; and

      o    net worth of BGC.

      Many of our representations and warranties contained in the merger agreement are qualified by reference to whether the item in question would be material or have a "material adverse change" or a "material adverse effect" on Maxcor. The merger agreement provides that a "material adverse change" or "material adverse effect" means, when used in connection with Maxcor, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of Maxcor and its subsidiaries taken as a whole, other than (i) any change, effect, event or occurrence relating to the United States economy or financial or securities markets in general to the extent not affecting Maxcor and its subsidiaries to a materially greater extent than it affects other persons in industries in which Maxcor and its subsidiaries compete, (ii) any change, effect, event or occurrence relating to the financial services industry to the extent not affecting Maxcor and its subsidiaries to a materially greater extent than it affects other persons in industries in which Maxcor and its subsidiaries compete, (iii) any change, effect, event or occurrence resulting from or otherwise relating to the announcement of the merger agreement and the transactions contemplated thereby or performance of the parties' respective obligations under the merger agreement or the consummation of the transactions contemplated thereby (including without limitation the impact thereof on relationships with customers, suppliers or employees), (iv) any change, effect, event or occurrence relating to the departure or planned departure of any employees of Maxcor or any of its subsidiaries (unless such departure is directly related to a material failure by Maxcor to comply with applicable law), (v) any change in broker-dealer, investment advisor and similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental entities, and (vi) any change in GAAP or regulatory accounting requirements applicable generally to financial services companies.

Conduct of Business Pending the Merger

      During the period from April 4, 2005 until the earlier of the completion of the merger and the termination of the merger agreement, we must conduct our operations in the ordinary course of business consistent with past practice and to the extent consistent therewith, use reasonable best efforts to preserve intact our current business organizations, keep available the services of our current officers, employees and consultants and preserve our business relationships. In addition, during this period, subject to certain exceptions, we must not, and must not permit our subsidiaries to, take certain actions without the written consent of BGC, including:

      o declare, set aside or pay any dividends, split, combine or reclassify the capital stock of Maxcor or any of our subsidiaries, or purchase, redeem or otherwise acquire shares of capital stock of Maxcor or any of our subsidiaries;

      o issue, sell, pledge or otherwise encumber shares of capital stock or securities of Maxcor or any of our subsidiaries, other than the issuance of common stock upon the exercise of options to purchase Maxcor common stock or pursuant to our rights plan;

      o adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

      o amend the certificate of incorporation, bylaws or other organizational documents of Maxcor or any of our subsidiaries;

      o    acquire or merge or consolidate with any business or any person;

      o sell, lease or otherwise encumber any material properties or assets, other than in the ordinary course consistent with past practice;

      o incur any indebtedness for borrowed money or issue any debt securities (except for borrowings under existing credit facilities or lines of credit in the ordinary course of business consistent with past practice which will not in the aggregate exceed $6,000,000 at any one time), assume, guarantee or endorse, or otherwise become responsible for the obligations of any person, or make any loans, advances or capital contributions to, or, except in the ordinary course of business consistent with past practice, make investments in, any person other than our wholly owned subsidiaries;

      o change accounting methods, principles or practices affecting our reported consolidated assets, liabilities or results of operations, except as required by a change in GAAP or applicable law;

      o make or agree to make any new capital expenditures that exceed $750,000 in the aggregate;

      o with the exception of certain retention related awards or payments and certain new, superseding or amended employment agreements already contemplated by the parties, increase the compensation or benefits of any employee, director or consultant or pay any benefit or set any new performance goals under any bonus or incentive plan not required by any contract or commitment, or adopt, amend or terminate any material employee benefit plan or other employment arrangement or accelerate the vesting or payment of compensation not due under an existing plan or enter into any collective bargaining agreement;

      o make or revoke any material tax election, settle or compromise any material tax liability, amend any income or other material tax return, file any income or other material tax return prepared in a manner inconsistent with past practice (except as otherwise required by law), make or surrender any claim for a material refund of taxes, or change (or request to change) any material aspect of tax accounting;

      o satisfy any material pending or threatened claims or liabilities, or settle or compromise any material pending or threatened litigation or arbitration, except in the ordinary course of business consistent with past practice;

      o waive any of our rights under, or release any other person from, amend, or fail to enforce our rights under, any provision of any standstill agreement or any confidentiality agreement in connection with any takeover proposal or amend, or amend the rights issued under, our rights plan or otherwise take any action to exempt any person or any action taken by any person from our rights plan or any state takeover statute;

      o modify, amend or terminate any material contract, affirmatively waive, release, relinquish or assign any material contract or cancel or forgive any amount of indebtedness owed to us or any of our subsidiaries;

      o enter into certain contracts containing non-compete or debt payment obligations; or

      o take any action that would or is reasonably likely to result in any of the conditions to closing the merger not being satisfied or that would materially impair the ability of Maxcor, BGC or Magnet Acquisition Corp. to consummate the merger in accordance with the terms of the merger agreement or materially delay the consummation of the merger.

Reasonable Best Efforts

      Each of Maxcor, BGC and Magnet Acquisition Corp., subject to certain limits in the merger agreement, has agreed to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the merger and the other transactions contemplated by the merger agreement, including obtaining all required governmental approvals.

No Solicitation; Board Recommendation

      Neither we nor any of our subsidiaries or any of our or our subsidiaries' officers, directors, agents, representatives or affiliates (including any investment banker, attorney or accountant retained by us or any of our subsidiaries) may solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal regarding a takeover proposal, or participate in any discussions or negotiations regarding any takeover proposal, or enter into any agreement regarding any takeover proposal or make or authorize any statement, recommendation or solicitation in support of any takeover proposal. However, if the stockholders meeting has not occurred, and our board of directors determines in good faith (after consultation with our outside legal counsel) that doing so is necessary to comply with the board's fiduciary duties under applicable law, we may furnish information to, or enter into discussions or negotiations with respect to a takeover proposal with, any person or group that has made an acquisition proposal that our board of directors reasonably determines is likely to result in a superior proposal and that did not result from a material breach of the foregoing obligations. In addition, we must have entered into a confidentiality agreement with such party that is no less favorable to us than our confidentiality agreement with BGC and which must include, if the information furnished includes detailed information as to contractual terms with, or production levels of, our individual brokers, customary non-solicitation and non-hire provisions effective for a period of not less than three months from execution of such confidentiality agreement.

      We have agreed that at least three business days prior to either entering into an acquisition agreement with respect to a takeover proposal or the board changing its recommendation of the merger agreement, we will provide BGC with written notice that the board of directors is prepared to conclude that such takeover proposal is a superior proposal. During such three business day period, we and our advisors have agreed to negotiate in good faith with BGC to make adjustments in the terms and conditions of the merger agreement such that the takeover proposal would no longer constitute a superior proposal. If the board of directors fully considers any such adjustment and nonetheless concludes in good faith that such takeover proposal constitutes a superior proposal, we can enter into an acquisition agreement with respect to a takeover proposal (subject to paying BGC the termination fee described below under "Termination Fee and Related Requirements") or the board can change its recommendation of the merger agreement.

      We are required to immediately advise BGC orally and in writing of any request for information relating to a takeover proposal, or of any takeover proposal, the material terms and conditions of such request or takeover proposal and the identity of the person making such request or takeover proposal, and to promptly provide a copy of any written request or takeover proposal to BGC. We are required to keep BGC promptly informed of the status and details (including amendments or proposed amendments) of any such request or takeover proposal.

      Except as expressly permitted by the merger agreement, neither the board of directors nor any of its committees may (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to BGC, the approval of the merger agreement, the merger or the recommendation of the board of directors to our stockholders that they approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement or take any action or make any statement in connection with the stockholders meeting inconsistent with such approval or recommendation, (ii) approve or recommend, or propose publicly to approve or recommend, any takeover proposal, or (iii) cause Maxcor to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any takeover proposal. For purposes of the merger agreement, a change in the recommendation will include any approval or recommendation (or public proposal to approve or recommend), by the board of a takeover proposal, or any failure by the board of directors to recommend against a takeover proposal. Notwithstanding the foregoing, the board of directors, to the extent that it determines in good faith, after consultation with outside counsel, that in light of a superior proposal it is necessary to do so in order to comply with its fiduciary duties to Maxcor's stockholders under applicable law, may terminate the merger agreement solely in order to concurrently enter into a acquisition agreement with respect to any superior proposal (subject to paying BGC the termination fee described below under "Termination Fee and Related

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

Requirements"), but only at a time that is after the third business day following BGC's receipt of the written notice and compliance by us with our obligations to negotiate in good faith with BGC.

      We and our board of directors are permitted to take and disclose to our stockholders a position with respect to a tender offer by a third party or take any action or make any disclosure required by applicable law.

      For purposes of the merger agreement, (1) a "takeover proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or assets of Maxcor and its subsidiaries, taken as a whole, or 20% or more of any class of equity securities of Maxcor, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of any equity securities of Maxcor, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Maxcor (or any subsidiary of Maxcor whose business constitutes 20% or more of the net revenues, net income or assets of Maxcor and its subsidiaries, taken as a whole), other than the transactions contemplated by the merger agreement, and
(2) a "superior proposal" means any proposal made by a third party (A) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, sale, lease, exchange, transfer or other disposition (including a contribution to a joint venture), dissolution or similar transaction, for consideration consisting of cash and/or securities, 100% of the combined voting power of the shares of Maxcor's capital stock then outstanding or 100% of the net revenues, net income or assets of Maxcor and its subsidiaries, taken as a whole and (B) which is otherwise on terms which the board of directors determines in its good faith judgment (after consultation with (i) its investment banking firm and (ii) outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, that the proposal, (x) if consummated would result in a transaction that is more favorable to Maxcor's stockholders than the merger and the other transactions contemplated by the merger agreement and (y) is reasonably capable of being completed on the terms proposed, including to the extent required, financing which is then committed or which, in the good faith judgment of the board of directors of Maxcor, is reasonably capable of being obtained by such third party.

Benefit Arrangements

      Following the completion of the merger and for at least one year thereafter, BGC will cause to be provided to individuals who are employed by Maxcor and its subsidiaries immediately prior to the closing who remain employed with the surviving corporation in the merger or any subsidiary of BGC, employee benefits (other than equity compensation) (i) pursuant to Maxcor's employee benefit plans, programs, policies and arrangements as provided to such employees immediately prior to the effective time of the merger or (ii) pursuant to employee benefit plans, programs, policies or arrangements maintained by BGC or any of its subsidiaries providing coverage and benefits which, in the aggregate, are no less favorable than those provided to similarly situated employees of BGC or its subsidiaries, except that incentive compensation will be subject to the achievement of performance goals which will be consistent with the performance goals applicable to similarly situated employees of BGC or its subsidiaries.

      BGC will ensure that a Maxcor's employee's service with Maxcor or its subsidiaries prior to completion of the merger will be given full credit for purposes of eligibility, vesting and determination of the level of benefits (other than benefit accruals under defined benefit pension plans) under any employee benefit plans or arrangements maintained by BGC or any of its subsidiaries to the same extent recognized immediately prior to the effective time of the merger. This crediting of service, however, will not operate to duplicate any benefit or the funding of any such benefit and will not be provided if service for prior years is not credited to other employees of BGC or any of its subsidiaries with similar years of prior service with BGC or its subsidiaries.

      BGC will waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements for Maxcor employees under any BGC welfare benefit plans in which such employees may be eligible to participate after the closing (other than limitations or waiting periods that are already in effect and that have not been satisfied as of the closing). BGC will also credit each Maxcor employee for any co-payments and deductibles paid during the calendar year 2005 for purposes of satisfying any applicable deductible or out-of-pocket requirements.

      Following the completion of the merger, BGC will honor, in accordance with their terms, Maxcor employee benefit plans and employment, severance and change of control agreements. BGC agreed that the consummation of the merger will constitute a "Change in Control" for purposes of certain of our employee benefit plans.

      For three months after closing of the merger, BGC will provide severance benefits to Maxcor employees who are terminated during such time agreed upon severance benefits, subject to BGC's reasonable discretion.

Conditions to the Merger

      The respective obligation of each party to effect the merger is subject to the satisfaction or waiver by each of BGC and Maxcor on or prior to the closing date of the following conditions:

      o the merger agreement must have been adopted by the holders of a majority of the outstanding shares of Maxcor common stock;

      o all waiting periods (and extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other applicable foreign antitrust laws must have expired or been terminated;

      o all consents, approvals and actions of, filings with and notices to any governmental entity required under applicable law or regulation to consummate the merger and the other transactions contemplated by the merger agreement, the failure of which to be obtained or made would materially and adversely affect BGC's ability to conduct the business of Maxcor following the merger in substantially the same manner as presently conducted, have been obtained or made; and

      o no judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition will be in effect preventing the consummation of the merger or limiting the ownership or operation by BGC, Maxcor or any of its or our respective subsidiaries of any material portion of the business or assets of BGC or Maxcor.

      The obligation of BGC and Magnet Acquisition Corp. to effect the merger is further subject to satisfaction or waiver of the following conditions:

      o our representations and warranties regarding our capital structure must be true when made and as of the closing date (other than immaterial inaccuracies), and all other representations and warranties made by us in the merger agreement (disregarding any qualifications for materiality, material adverse change and other similar terms or phrases) must be true and correct as of the closing date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), with such exceptions which, in the aggregate, have not had and would not result in a material adverse effect on Maxcor;

      o we have performed in all material respects all obligations required to be performed by us at or prior to the closing date under the merger agreement;

      o we have furnished BGC with a certificate dated the closing date signed on our behalf by an executive officer to the effect that the conditions set forth in the two immediately preceding bullet points have been satisfied;

      o as of the closing date, eighty percent of one group of specified key employees, and seventy percent of another group of specified key employees, shall remain employees of Maxcor in substantially the same positions they held on April 4, 2005 and shall not have given Maxcor and failed to withdraw certain types of bona fide notices of the termination of, or of their intention to terminate, their employment with Maxcor (Maxcor has entered into retention arrangements with, or has contractual commitments from, all employees that are in the groups that are the subject of the foregoing condition); and

      o the sum of (a) the commission income revenues for the twelve month period ended February 28, 2005 earned by Maxcor employees as of April 4, 2005 who remain employees of Maxcor as of the closing date in substantially the same positions they held on April 4, 2005 and who shall not have given Maxcor and failed to withdraw a bona fide notice of their intention to terminate their employment with Maxcor, plus (b) the commission income revenues, calculated by annualizing such revenues earned since the applicable hire date, earned by individuals hired by Maxcor after April 4, 2005 and at least 30 days prior to the closing date who remain employees of Maxcor as of the closing date in substantially the same positions they held when hired, and who shall not have given Maxcor and failed to withdraw a bona fide notice of their intention to terminate their employment with Maxcor, shall exceed $80 million (Maxcor has entered into retention arrangements with, or has contractual commitments from, many of Maxcor's key producers of commission income revenue).

      Our obligation to effect the merger is further subject to satisfaction or waiver of the following conditions:

      o BGC's and Magnet Acquisition Corp.'s representations and warranties (disregarding any qualifications for materiality, material adverse change and other similar terms or phrases) must be true and correct as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), with such exceptions which, in the aggregate, have not had and would not result in a material adverse effect on BGC;

      o BGC has performed in all material respects all obligations required to be performed by it at or prior to the closing date under the merger agreement; and

      o BGC has furnished us with a certificate dated the closing date signed on its behalf by an executive officer to the effect that the conditions set forth in the two immediately preceding bullet points have been satisfied.

Expenses

      Except as described below under "Termination Fee and Related Requirements," all fees and expenses incurred in connection with the merger, the merger agreement and transactions contemplated by the merger agreement will be paid by the party incurring or owing those fees or expenses, whether or not the merger is consummated.

Termination

      The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the approval by the holders of a majority of the outstanding shares of Maxcor common stock at the stockholders meeting:

      o    by mutual written consent of BGC and Maxcor;

      o    by either BGC or Maxcor, if:

           o the merger is not consummated by August 31, 2005; provided, however, that the right to terminate the merger agreement will not be available to any party whose failure to perform any of its obligations under the merger agreement results in the failure of the merger to be consummated by such time;

           o the merger agreement is not adopted by a majority of our stockholders at the special meeting of our stockholders or at any adjournment or postponement of the special meeting;

           o any judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger or limiting the ownership or operation by BGC, Maxcor or any of their respective subsidiaries of any material portion of the business or assets of BGC or Maxcor has become final and nonappealable; provided, however, that the right to terminate the merger agreement will not be available to any party whose failure to perform any of its obligations under the merger agreement results in such restraint; and

           o if an event occurs which would prevent us from satisfying requirements relating to employee continuation and commission income revenue; provided, however, that Maxcor will not have the right to exercise this termination right unless and until twenty business days (which period will be thirty business days under certain circumstances) have passed since Maxcor has provided written notice to BGC of the occurrence of such event and only if during such twenty business day (or thirty business day, as the case may be) period BGC has not delivered written notice to Maxcor that it is irrevocably waiving its right to terminate the merger agreement with respect to such event; provided, further, Maxcor will work with BGC during such twenty day period to cure such event;

      o    by BGC:

           o if Maxcor has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform would prevent the closing conditions from being satisfied and is not cured by Maxcor within 30 days after written notice thereof or is incapable of being cured by Maxcor; or

           o if Maxcor's board of directors has effected a change in recommendation of the merger agreement;

      o    by Maxcor:

           o if BGC has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform would prevent the closing conditions from being satisfied and is not cured by BGC within 30 days after written notice thereof or is incapable of being cured by BGC; or

           o if Maxcor's board of directors has determined in good faith, after consultation with outside counsel, that in light of a superior acquisition proposal it is necessary to do so in order to comply with its fiduciary duties to Maxcor's stockholders under applicable law; provided that Maxcor has concurrently entered into an acquisition agreement with respect to such proposal, paid BGC a termination fee of $4,000,000 and otherwise complied with the provisions described above under "No Solicitation; Board Recommendation," which include providing BGC with at least three business days prior written notice of its being prepared to conclude that such proposal is superior.

Termination Fee and Related Requirements

      We have agreed to pay BGC a termination fee and release one of our employees from his non-competition and related employment agreement restrictions in the event the merger agreement is terminated under the following conditions:

      o if BGC terminates the merger agreement because Maxcor's board of directors has effected a change in recommendation of the merger agreement (provided that neither BGC nor Magnet Acquisition Corp. is then in material breach of its representations, warranties, covenants or agreements) or if we have terminated the merger agreement to accept a superior proposal, we must pay BGC a fee of $4,000,000, and, provided that Robin A. Clark waives all claims against Maxcor for severance, we must waive any non-compete, non-solicit and other restrictive covenants applicable to such employee and we must waive any claims we may have against such employee and BGC and its affiliates regarding such employee's employment with BGC;

      o if a takeover proposal has been made known to us or has been made directly to our stockholders generally or any person has publicly announced an intention (whether or not conditional) to make a takeover proposal and BGC or us terminates the merger agreement because the merger has not been consummated by August 31, 2005 (provided that neither BGC nor Magnet Acquisition Corp. is then in material breach of its representations, warranties, covenants or agreements) or because the approval of a majority of the holders of our outstanding common stock has not been obtained, and within one year following such termination we enter into an acquisition agreement with respect to a takeover proposal, then we must, on the date we enter into such acquisition agreement or the date on which such takeover proposal is consummated, pay BGC a fee equal to $4,000,000; and

      o if we or BGC terminate the merger agreement because an event occurs which would prevent us from satisfying requirements relating to employee continuation and commission income revenue (provided that neither BGC nor Magnet Acquisition Corp. is then in material breach of its representations, warranties, covenants or agreements), then within two business days of such termination, we must pay BGC $1,000,000, such amount representing an estimate of the reasonable out-of-pocket expenses, including all fees and expenses of counsel, accountants, investment bankers, experts and consultants, incurred by BGC or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the merger agreement and the transactions contemplated thereby. In addition, (i) if within one year following such eligible termination (A) we enter into an acquisition agreement with respect to a takeover proposal, or (B) we request Robin A. Clark to engage in any discussions (other than incidental, non-substantive contacts) with any third party that has made or has informed us that it intends to make a takeover proposal, then we must (1) on the date we enter into such acquisition agreement, pay BGC a fee equal to $3,000,000, and (2) provided that such employee waives all claims against Maxcor for severance, we must waive any non-compete, non-solicit and other restrictive covenants applicable to such employee and we must waive any claims we may have against such employee and BGC and its affiliates regarding such employee's employment with BGC. Furthermore, if within three months following such eligible termination, we intend to enter into an acquisition agreement with respect to a takeover proposal, we will, at least three business days prior to entering into such acquisition agreement, provide BGC written notice advising BGC that we intend to enter into such acquisition agreement and the price and terms set forth in such proposed acquisition agreement.

      For purposes of the second and third bullet points of this "Termination Fee and Related Requirements" section, the percentage referred to in the definition of "takeover proposal" will be 50%, and any references to liquidation or dissolution will not include any such transaction not undertaken in connection with any third-party transaction of the type contemplated above.

Amendment; Extension and Waiver

      The merger agreement may be amended by the parties at any time before or after approval of a majority of the holders of our outstanding common stock; provided, however, that after receipt of the stockholder approval, there will not be made any amendment that by law requires further approval by our stockholders without the further approval of our stockholders. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties and expressly referencing the merger agreement

      At any time prior to the effective time of the merger, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in the merger agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party and expressly referencing the merger agreement. The failure of any party to assert any of its rights under the merger agreement or otherwise will not constitute a waiver of such rights.

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

                             THE SUPPORT AGREEMENTS

      As a condition and inducement to BGC entering into the merger agreement, certain stockholders of Maxcor entered into support agreements with BGC, dated as of April 4, 2005, pursuant to which each of the stockholders agreed, among other things, to vote the shares of Maxcor's common stock that the stockholder owns in favor of adoption of the merger agreement. These stockholders beneficially own an aggregate of 2,158,592 shares of Maxcor's common stock, which constitute approximately 32% of the issued and outstanding shares of Maxcor's common stock. In connection with the execution and delivery of the voting agreement, BGC did not pay these stockholders any consideration in addition to the consideration they may receive pursuant to the merger agreement in respect of their shares.

      The support agreements require each of the stockholders, among other things, (a) to vote or consent the subject shares in favor of adoption of the merger agreement and (b) against (i) any proposal made in opposition to adoption of the merger agreement or in competition with the merger or any other transaction contemplated by the merger agreement, (ii) any takeover proposal,
(iii) any change in the management or board of directors of Maxcor (other than in connection with the transactions contemplated by the merger agreement) and
(iv) any action or agreement that would result in a breach in any material respect of any representation, warrant, covenant or agreement or any other obligation of Maxcor under the merger agreement or of the stockholder under the support agreement.

      In addition, each stockholder subject to a support agreement granted representatives of BGC an irrevocable proxy to vote, grant a consent or approval in respect of, or execute and deliver a proxy to vote, the stockholder's shares of Maxcor common stock (a) in favor of the adoption of the merger agreement, (b) against any takeover proposal or any other matter referred to in the paragraph above and (c) in the discretion of the BGC representatives, with respect to any proposed postponements or adjournments of any annual or special meeting of the stockholders of Maxcor held in connection with any of the foregoing.

      Each stockholder subject to a support agreement also agreed not to, directly or indirectly, sell, transfer, assign, pledge, encumber or otherwise dispose of any of the stockholder's shares of Maxcor common stock, or any interest therein, or any other securities convertible into or exchangeable for Maxcor common stock (including options to purchase shares of Maxcor common stock), or any voting rights with respect to such shares and other securities or enter into any contract, option or other arrangement or understanding with respect to such shares and other securities (including any voting trust or agreement and the granting of any proxy), other than pursuant to the merger or with the prior written consent of BGC.

      Each support agreement and all obligations of the stockholder and BGC under the support agreement will automatically terminate after the earliest of
(a) termination of the merger agreement in accordance with its terms, (b) the day following the effective time of the merger, and (c) the effectiveness of any amendment, modification or supplement to, or waiver under, the merger agreement which amendment, modification, supplement or waiver would reduce the amount of the merger consideration payable in the merger, unless consented to in writing by the stockholder. Upon termination of the support agreement, the irrevocable proxy granted by the stockholder will terminate and be of no further force and effect.

      The foregoing summary of the material terms of the support agreements is qualified in its entirety by reference to the form support agreement which is attached as Annex D to this proxy statement and is incorporated herein by reference. You are encouraged to read the form support agreement in its entirety.

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

      SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the Maxcor common stock beneficially owned
(i) as of March 31, 2005, by (a) our named executive officers (as defined in Item 402(a)(3) of Regulation S-K), (b) each person who currently is (or was at any time during 2005) a member of our board of directors and (c) all of such directors and named executive officers as a group and (ii) based on public filings made through March 31, 2005, by each person who is known by us to beneficially own 5% or more of the outstanding Maxcor common stock.

                                                             Percentage
Name(1)                             Number of Shares(2)   Beneficially Owned(3)
-------                             -------------------   ---------------------

Gilbert D. Scharf (4)................    1,483,268              21.1%
Michael J. Scharf (5)................      492,271               7.2%
James W. Stevens.....................       75,000               1.1%
Frederick B. Whittemore..............       98,335               1.4%
Larry S. Kopp........................      101,500               1.5%
Marc S. Cooper.......................       15,000               0.2%
Oscar M. Lewisohn (6)................       65,000               0.9%
Keith E. Reihl ......................      376,453               5.4%
Robin A. Clark (7)...................      160,380               2.3%
Roger E. Schwed (8)..................      102,470               1.5%
Steven R. Vigliotti .................       70,700               1.0%
All executive officers and
  directors as a group (11 persons) ..    3,040,377              40.2%
_______________
* Less than 1%

(1) The address of each stockholder is c/o Maxcor Financial Group Inc., One Seaport Plaza, 19th Floor, New York, New York 10038.

(2) Includes shares of Common Stock issuable upon exercise of stock options held by each stockholder that are currently exercisable or exercisable within 60 days ("Exercisable Options"). Beneficial ownership of Exercisable Options is as follows: Michael J. Scharf - 15,000; James W. Stevens - 65,000; Frederick B. Whittemore - 65,000; Larry S. Kopp - 65,000; Marc S. Cooper - 15,000; Oscar M. Lewisohn - 45,000; Gilbert D. Scharf - 233,750; Keith E. Reihl - 108,750; Robin A. Clark - 91,250; Roger E. Schwed - 7,500; Steven R. Vigliotti - 44,500; and all executive officers and directors as a group - 755,750.

(3) Based on 6,812,232 shares of Common Stock outstanding as of the Record Date, plus shares of Common Stock issuable upon exercise of Exercisable Options held by the stockholder (but not by any other stockholders).

(4) Includes 1,073,312 shares of Common Stock that are held in the Gilbert D. Scharf Living Trust, of which Mr. G. Scharf is the sole trustee.

(5) Includes 3,733 shares of Common Stock that are held in the Michael J. Scharf 1987 Grantor Income Trust, of which Mr. M. Scharf is a trustee, and 9,500 shares of Common Stock that are held in the Scharf Family 1989 Trust, of which Mr. M. Scharf is a trustee.

(6) Mr. Lewisohn is a settlor, but neither a trustee nor a beneficiary, of a trust established for the benefit of certain immediate family members who do not share his household. Mr. Lewisohn does not retain any power to revoke the trust. As of the Record Date, the trust held 69,143 shares of Common Stock. Mr. Lewisohn disclaims beneficial ownership of, and any pecuniary interest in, such shares.

(7) Includes 36,130 shares of Common Stock that are held in Mr. Clark's self-investing pension account. Mr. Clark resigned as a member of the board of directors of Maxcor on February 28, 2005.

(8) Includes 4,500 shares of Common Stock jointly owned with Mr. Schwed's spouse, and 2,500 shares held in custodial accounts, for which Mr. Schwed is the custodian, for two minor sons.

                             STOCKHOLDER PROPOSALS

      If the merger is consummated, there will be no public stockholders of Maxcor and no public participation in any future meetings of stockholders of Maxcor. However, if the merger is not consummated, we will promptly schedule and hold a 2005 annual meeting of stockholders. If such meeting is held, for a stockholder proposal to be considered for inclusion in Maxcor's proxy statement for the 2005 annual meeting, under Rule 14a-8 under the Exchange Act, proposals of stockholders intended to be presented at the 2005 annual meeting must have been received no later than December 30, 2004. If, however, the date of the 2005 annual meeting, if any, is changed by more than 30 days from June 9, 2005, then in order to be considered for inclusion in Maxcor's proxy materials, proposals of stockholders intended to be presented at the 2005 annual meeting must be received by Maxcor a reasonable time before Maxcor begins to print and mail Maxcor's proxy materials for the 2005 annual meeting. In order to curtail controversy as to the date on which a proposal was received by Maxcor, it is suggested that proponents submit their proposal by Certified Mail, Return Receipt Requested to Maxcor Financial Group Inc. (to the attention of the Secretary), One Seaport Plaza, 19th Floor, New York, New York 10038.

                                 OTHER MATTERS

      As of the date of this proxy statement, the Maxcor board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement. If any other matters come before the special meeting or any adjournments or postponements of the special meeting and are voted upon, the enclosed proxies will confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxies as to any other matters. The individuals named as proxies intend to vote in accordance with their best judgment as to any other matters.

                      WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Maxcor files with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room at the following location:

                             Public Reference Room
                       450 Fifth Street, N.W., Room 1024
                             Washington, D.C. 20549

      Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Securities and Exchange Commission at www.sec.gov.

      The following documents have recently been filed with the Securities and Exchange Commission and provide further information about Maxcor that is not included in this proxy statement:

      o    Our Annual Report on Form 10-K for the year ended December 31, 2004;

      o Our Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2004; and

      o Our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 4, 2005.

      You may obtain the above-mentioned documents, without charge, by requesting them in writing or by telephone from our Secretary at the following address:

                          Maxcor Financial Group Inc.
                         One Seaport Plaza, 19th Floor
                            New York, New York 10038
                           Telephone: (646) 346-7000

      If you would like to request documents from us, please do so by [ ], 2005 to receive them before the special meeting. Please note that all of our documents that we file with the Securities and Exchange Commission are also promptly available at the investors relations tab of our website, www.maxf.com.

      BGC has supplied all information contained in this proxy statement relating to BGC and Magnet Acquisition Corp., including BGC's agreements with Robin A. Clark, and Maxcor has supplied all information relating to Maxcor.

      You should not send in your Maxcor stock certificates until you receive the transmittal materials from the paying agent. If you are a stockholder of record who has further questions about your stock certificates or the exchange of your Maxcor common stock for cash, you should call our proxy solicitor, Innisfree M&A Incorporated, at (212) 750-5833 (banks and brokers) or (888) 750-5834 (all others, toll free), or the paying agent, [ ], toll-free at [ ].

      You should rely only on the information contained in this proxy statement and the documents which we refer to in this proxy statement to vote on the merger agreement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated as of [ ], 2005. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

      Your vote is important. To vote your shares, please complete, date, sign and return the enclosed proxy card (if you are a holder of record) or instruction card (if you were forwarded these materials by your broker or nominee) as soon as possible in the enclosed envelope. Please call our proxy solicitor, Innisfree M&A Incorporated, at (212) 750-5833 (banks and brokers) or
(888) 750-5834 (all others, toll free) if you have any questions about this proxy statement or the merger or need assistance with the voting procedures.

                                            By Order of the Board of Directors,



                                            ROGER E. SCHWED
                                            Secretary

                                                                         ANNEX A


                                                                EXECUTION COPY
==============================================================================








                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                              BGC PARTNERS, L.P.,

                           MAGNET ACQUISITION CORP.,

                                      and


                          MAXCOR FINANCIAL GROUP INC.




                           Dated as of April 4, 2005


===============================================================================


                               TABLE OF CONTENTS


                              ARTICLE I THE MERGER

                                                                                    Page
                                                                                    ----

   SECTION 1.01         The Merger....................................................2
   SECTION 1.02         Closing.......................................................2
   SECTION 1.03         Effective Time................................................2
   SECTION 1.04         Effects of the Merger.........................................2
   SECTION 1.05         Certificate of Incorporation and By-laws......................2
   SECTION 1.06         Directors and Officers........................................2

              ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS

   SECTION 2.01         Effect on Capital Stock.......................................3
   SECTION 2.02         Surrender and Payment.........................................3

                   ARTICLE III REPRESENTATIONS AND WARRANTIES

   SECTION 3.01         Representations and Warranties of the Company.................6
   SECTION 3.02         Representations and Warranties of Parent and Sub.............20

              ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS

   SECTION 4.01         Conduct of Business by the Company...........................22
   SECTION 4.02         No Solicitation by the Company...............................25

                        ARTICLE V ADDITIONAL AGREEMENTS

   SECTION 5.01         Preparation of the Proxy Statement; Stockholders Meeting.....27
   SECTION 5.02         Access to Information; Confidentiality.......................28
   SECTION 5.03         Reasonable Best Efforts; Cooperation.........................29
   SECTION 5.04         Stock Options................................................29
   SECTION 5.05         Indemnification, Exculpation and Insurance...................30
   SECTION 5.06         Fees and Expenses............................................31
   SECTION 5.07         Public Announcements.........................................33
   SECTION 5.08         Stockholder Litigation.......................................33
   SECTION 5.09         Employee Benefit Plans.......................................33
   SECTION 5.10         Sub Compliance...............................................34
   SECTION 5.11         Advice of Changes............................................34
   SECTION 5.12         Company Employees............................................34

                        ARTICLE VI CONDITIONS PRECEDENT

   SECTION 6.01         Conditions to Each Party's Obligation to Effect the Merger...35
   SECTION 6.02         Conditions to Obligation of Parent and Sub...................35
   SECTION 6.03         Conditions to Obligations of the Company.....................36
   SECTION 6.04         Frustration of Closing Conditions............................37

                 ARTICLE VII TERMINATION, AMENDMENT AND WAIVER

   SECTION 7.01         Termination..................................................37
   SECTION 7.02         Effect of Termination........................................38
   SECTION 7.03         Amendment....................................................38
   SECTION 7.04         Extension; Waiver............................................39

                        ARTICLE VIII GENERAL PROVISIONS

   SECTION 8.01         Nonsurvival of Representations and Warranties................39
   SECTION 8.02         Notices......................................................39
   SECTION 8.03         Definitions..................................................40
   SECTION 8.04         Interpretation...............................................41
   SECTION 8.05         Counterparts.................................................42
   SECTION 8.06         Entire Agreement; No Third-Party Beneficiaries...............42
   SECTION 8.07         Governing Law................................................42
   SECTION 8.08         Assignment...................................................42
   SECTION 8.09         Consent to Jurisdiction......................................42
   SECTION 8.10         Table of Contents; Headings..................................42
   SECTION 8.11         Severability.................................................42
   SECTION 8.12         Disclosure...................................................43
   SECTION 8.13         WAIVER OF JURY TRIAL.........................................43
   SECTION 8.14         Specific Performance.........................................43

                             INDEX OF DEFINED TERMS

                                                                         Page
                                                                         ----

Affected Employees.........................................................33
affiliate..................................................................41
Agreement...................................................................1
Antitrust Laws..............................................................9
business day...............................................................41
Certificate of Merger.......................................................2
Certificates................................................................4
Change in the Company Recommendation.......................................27
Closing.....................................................................2
Closing Date................................................................2
Code.......................................................................13
Company.....................................................................1
Company Acquisition Agreement..............................................27
Company Capital Stock.......................................................7
Company Common Stock........................................................1
Company Disclosure Schedule.................................................6
Company Employees..........................................................16
Company Intellectual Property..............................................19
Company Investment..........................................................7
Company Permits............................................................11
Company Preferred Stock.....................................................7
Company Recommendation.....................................................27
Company Regulatory Agreement...............................................12
Company Rights..............................................................3
Company Rights Plan.........................................................3
Company SEC Documents.......................................................9
Company Stock Option Plans..................................................7
Company Stock Options.......................................................7
Company Stockholder Approval...............................................18
Company Stockholders Meeting...............................................28
Company Superior Proposal..................................................26
Company Takeover Proposal..................................................26
DGCL........................................................................2
Dissenting Shares...........................................................6
Effective Time..............................................................2
Employee Termination Event.................................................38
ERISA......................................................................13
ERISA Affiliate............................................................13
Exchange Act................................................................9
FSA.........................................................................9
GAAP.......................................................................10
Governmental Entity.........................................................9
HSR Act.....................................................................9
Intellectual Property......................................................19
Investment Company Act......................................................5
knowledge..................................................................41
Liens.......................................................................7
material adverse change....................................................41 material adverse effect....................................................41 material adverse effect on Parent..........................................20
Merger......................................................................1
Merger Consideration........................................................3
MFI........................................................................10
Multiemployer Plan.........................................................14
Multiply Employer Plan.....................................................14
NASD........................................................................9
Orders.....................................................................12
Parent......................................................................1
Parties.....................................................................1
Paying Agent................................................................4
person.....................................................................42
Pre-Termination Takeover Proposal Event....................................32
Principal Stockholder.......................................................1
Principal Stockholders......................................................1
Proxy Statement.............................................................9
Restraints.................................................................36
SEC.........................................................................9
Securities Act..............................................................9
Sub.........................................................................1
subsidiary.................................................................42
Support Agreement...........................................................1
Surviving Corporation.......................................................2
Taxes......................................................................18

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 4, 2005, by and among BGC Partners, L.P., a Delaware limited partnership ("Parent"), Magnet Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and Maxcor Financial Group Inc., a Delaware corporation (the "Company"). Parent, Sub and the Company are collectively referred to herein as the "Parties."


                              W I T N E S S E T H:

         WHEREAS, each of Parent, Sub and the Company desire to enter into a transaction whereby Sub will merge with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.001 per share, of the Company ("Company Common Stock"), other than shares owned by Parent, the Company or their respective subsidiaries (as defined in Section 8.03), will be converted into the right to receive the Merger Consideration (as defined in Section 2.01(c));

         WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have each approved this Agreement and the Merger and determined that the Merger is advisable, and Parent has adopted this Agreement and the Merger as the sole stockholder of Sub;

         WHEREAS, as a condition to, and simultaneously with, the execution of this Agreement, each of Gilbert D. Scharf, Michael J. Scharf, Keith E. Reihl, Robin A. Clark and Roger E. Schwed (each a "Principal Stockholder" and, collectively, the "Principal Stockholders") is entering into an agreement with Parent in the form attached as Exhibit A (the "Support Agreement"), pursuant to which, among other things, each Principal Stockholder has agreed to vote all shares of Company Common Stock held by such Principal Stockholder in favor of adoption of this Agreement, not to vote in favor of any other Company Takeover Proposal (as defined in Section 4.02(a)) and not to sell or otherwise transfer any shares of Company Common Stock;

         WHEREAS, as a condition to Parent's willingness to enter into this Agreement, prior to the date of this Agreement, the Company has entered into new employment agreements with, or has received reaffirmations of existing employment agreements from, certain employees of the Company and its subsidiaries who Parent and the Company consider to be important to the business of the Company and its subsidiaries; and

         WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the Parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

         SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall be the surviving corporation (the "Surviving Corporation").

         SECTION 1.02 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the Parties (the "Closing Date"), which shall be no later than the second business day (as defined in
Section 8.03) after satisfaction or waiver of each of the conditions set forth in Article VI (other than those conditions that, by their terms, are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time or date is agreed to by the Parties. The Closing will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 or at such other location as is agreed to by the Parties.

         SECTION 1.03 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Parties shall file or cause to be filed a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as Sub and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

         SECTION 1.04 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities, powers and purposes and shall assume and be liable for all the liabilities, obligations and penalties of the Company and Sub.

         SECTION 1.05 Certificate of Incorporation and By-laws. The certificate of incorporation of Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The by-laws of Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein and applicable law.

         SECTION 1.06 Directors and Officers. Immediately following the Effective Time, those individuals set forth on Exhibit 1.06 shall hold the offices of the Surviving Corporation set forth opposite such individuals name on such Exhibit until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation. The initial Board of Directors of the Surviving Corporation shall be the directors of Sub until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the DGCL, the certificate of incorporation and by-laws of the Surviving Corporation.

                                  ARTICLE II

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS


         SECTION 2.01 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or capital stock of Sub:

         (a) Capital Stock of Sub. Each issued and outstanding share of the common stock, par value $0.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

         (b) Cancellation of Treasury Stock. Each share of Company Common Stock held in the Company's treasury or by any of the Company's subsidiaries, Parent or any of Parent's subsidiaries shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

         (c) Conversion of Company Common Stock. Each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.01(b) and other than Dissenting Shares (as defined in Section 2.02(h)), together with the rights (the "Company Rights") issued pursuant to the Rights Agreement, dated as of December 6, 1996, between the Company and Continental Stock Transfer & Trust Company, as rights agent, as amended by Amendment No. 1, dated as of July 26, 2001, and as modified by the agreement on removal of rights agent and appointment of successor rights agent by and among the Company, Continental Stock Transfer & Trust Company and the Bank of New York, dated as of September 9, 2003 (together, the "Company Rights Plan"), shall be converted into the right to receive an amount in cash equal to $14.00, without interest (the "Merger Consideration").

         SECTION 2.02 Surrender and Payment.

         (a) Paying Agent. As of the Effective Time, Parent shall enter into an agreement with such bank or trust company mutually agreeable to Parent and the Company (the "Paying Agent"), which shall provide that Parent shall deposit with the Paying Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock, by wire transfer of immediately available funds, cash sufficient to make the cash payments contemplated by Section 2.01(c), and Parent shall comply with its obligations under such agreement in accordance with the terms thereof and hereof.

         (b) Payment Procedures. As soon as reasonably practicable after the Effective Time, but in any event no later than three business days after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as Parent and the Company may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration in respect of the shares of Company Common Stock represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. If any portion of the Merger Consideration is to be paid to a person other than the person in whose name the applicable surrendered Certificate is registered, it shall be a condition to the payment of such Merger Consideration that (i) the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and (ii) the person requesting such payment of the Merger Consideration shall (A) pay to the Paying Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Certificate or (B) establish to the reasonable satisfaction of Parent that such tax either has been paid or is not payable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amounts which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II. No interest shall be paid or will accrue on the Merger Consideration. Each of the Surviving Corporation, Parent and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 3.01(i)(ii)) or any provision of Tax (as defined in Section 3.01(j)(xiii)) law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Paying Agent, as the case may be, and to the extent that Parent and Sub promptly pay such withheld amounts to the appropriate Governmental Entity on behalf of the applicable holder(s), such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock, in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Paying Agent, as the case may be.

         (c) No Further Ownership Rights in Company Common Stock. All Merger Consideration to be paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock to the extent such dividend or other distribution remains unpaid at the Effective Time, and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock records of, or relating to, the Company. If, after the Effective Time, Certificates are presented to the Paying Agent, the Surviving Corporation or Parent, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures and subject to the limitations set forth, in this Article II.

         (d) Undistributed Merger Consideration. Any portion of the funds made available to the Paying Agent pursuant to Section 2.02(a) that remains unclaimed by the holders of Certificates six months after the Effective Time shall be returned to Parent and any such holder who has not exchanged such holder's Certificates for the Merger Consideration in accordance with this
Section 2.02 prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration in respect of such holder's Certificates without any interest thereon.

         (e) Escheat. None of Parent, Sub, the Company or the Paying Agent or their respective representatives shall be liable to any person for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. If any Certificate shall not have been surrendered immediately prior to such date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(d)), any such Merger Consideration shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

         (f) Investment of Merger Consideration. Parent shall cause the Paying Agent to invest the funds deposited with the Paying Agent in accordance with
Section 2.02(a) in a money market fund registered under the Investment Company Act of 1940 (as amended, the "Investment Company Act"), the principal of which is invested solely in obligations issued or guaranteed by the U.S. Government and repurchase agreements in respect of such obligations. Any interest and other income resulting from such investment shall be the property of, and shall be paid to, Parent. Any losses resulting from such investment shall not in any way diminish Parent's and Sub's payment obligation under Section 2.01(c).

         (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid with respect to such Certificate pursuant to Section 2.01(c).

         (h) Dissenting Shares. Notwithstanding Section 2.01(c), shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with the DGCL shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses such holder's right to appraisal. If, after Closing, such holder fails to perfect, withdraws or loses such holder's right to appraisal, such shares of Company Common Stock shall be treated as if they had been converted as of the Closing into a right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands. A portion of the funds delivered to the Paying Agent pursuant to Section 2.02(a) that are not distributed to holders of shares of Company Common Stock pursuant to this Section 2.02 because the holders thereof properly exercised and perfected their dissenters' rights with respect thereto under the DGCL (such shares, "Dissenting Shares") may be paid to the holders of Dissenting Shares upon written instruction from Parent to the Paying Agent.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.01 Representations and Warranties of the Company. Except as set forth on the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent as follows:

         (a) Organization, Standing and Corporate Power. Each of the Company and its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted in all material respects, except, as to subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.03) on the Company and except for certain subsidiaries that have discontinued all business operations prior to the date hereof. Each of the Company and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on the Company. The Company has provided to Parent prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, and the charter documents, by-laws, organizational documents and partnership, limited liability company and joint venture agreements of each of the Company's subsidiaries (excluding such subsidiaries that have discontinued all business operations prior to the date hereof), each as amended to date.

         (b) Subsidiaries. Section 3.01(b) of the Company Disclosure Schedule lists all subsidiaries of the Company that have not discontinued all business operations prior to the date hereof and specifies which of the Company's subsidiaries are "Significant Subsidiaries" within the meaning of Rule 1-02 of Regulation S-X under the Exchange Act. All the outstanding shares of capital stock of, or other ownership interests in, each subsidiary (i) have been validly issued and are fully paid and nonassessable, (ii) except for director qualifying shares, are owned directly or indirectly by the Company, free and clear of all material pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and
(iii) are free of any other material restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Except for its interests in such subsidiaries, neither the Company nor any such subsidiary (i) owns, has any right to, or is involved in negotiations to acquire, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person, except for any such capital stock or interests held by the Company and such subsidiaries pursuant to their business activities conducted in the ordinary and usual course of business, or (ii) has the ability to control (whether through the ownership of voting securities or otherwise) any other person (any of such interests under clause (i) or (ii) other than a subsidiary of the Company, a "Company Investment"). No Company Investment is, individually or when taken together with all other Company Investments, material to the business of the Company and its subsidiaries taken as a whole.

         (c) Capital Structure. The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $0.001 per share (the "Company Preferred Stock" and collectively with the Company Common Stock, "Company Capital Stock"). As of March 20, 2005, (i) 6,812,232 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding, (ii) 6,073,144 shares of Company Common Stock and no shares of Company Preferred Stock were held by the Company in its treasury, and (iii) 1,592,188 shares of Company Common Stock were subject to outstanding options to purchase Company Common Stock ("Company Stock Options") granted under the Company's 1996 Stock Option Plan and the Company's 2002 Stock Option Plan (collectively, the "Company Stock Option Plans"). Section 3.01(c) of the Company Disclosure Schedule sets forth, as of the date hereof, the holders of all outstanding Company Stock Options and the number of shares of Company Common Stock purchasable upon exercise of, the exercise price of, the vesting schedule of and expiration date of all Company Stock Options. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.01(c), except for changes since March 20, 2005 resulting from the issuance of shares of Company Common Stock pursuant to the Company Stock Option Plans or the issuance of Company Capital Stock pursuant to the Company Rights Plan, (x) there are not issued, reserved for issuance or outstanding (A) any shares of Company Capital Stock or other voting securities of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of Company Capital Stock or voting securities of the Company and (C) any warrants, calls, or options to acquire from the Company or any Company subsidiary, or obligation of the Company or any Company subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company, and (y) there are no outstanding obligations of the Company or any Company subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither the Company nor any Company subsidiary is a party to any voting agreement with respect to the voting of any such securities. There are no outstanding (A) securities of the Company or any Company subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Company subsidiary, (B) warrants, calls, options or other rights to acquire from the Company or any Company subsidiary, or obligation of the Company or any Company subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Company subsidiary or (C) obligations of the Company or any Company subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of the Company subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. There are no agreements, arrangements or commitments of any character (contingent or otherwise) entered into in connection with acquisitions pursuant to which any person is or may be entitled to any payment based on revenues, earnings or financial performance of the Company or any of its subsidiaries or assets or calculated in accordance therewith.

         (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval (as defined in Section 3.01(k)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity. The execution and delivery of this Agreement and the Support Agreements do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement and the Support Agreements will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any material Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of the Company or the comparable organizational documents of any of its subsidiaries,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Company Permits or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate (x) are not material to the Company and its subsidiaries taken as a whole or (y) would not reasonably be expected to materially impair or delay the ability of the Company to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental U.S. or foreign self-regulatory agency, commission or authority or any arbitral tribunal (each, a "Governmental Entity") is required by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for: (1) the filing with the U.S. Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the Company Stockholders Meeting (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement"), and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby; (2) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business; (3) the filing of a pre-merger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the waiting period thereunder and the filing of comparable pre-merger notifications in non-U.S. jurisdictions pursuant to comparable antitrust or competition laws (together with the HSR Act, the "Antitrust Laws"), if applicable, and the expiration of any mandatory waiting periods thereunder; (4) compliance with the applicable requirements of the National Association of Securities Dealers, Inc. (the "NASD") and the U.K. Financial Services Authority (the "FSA"), and (5) such consents, approvals, orders or authorizations (y) the failure of which to be made or obtained individually or in the aggregate would not be material to the Company and its subsidiaries taken as whole.

         (e) Reports; Financial Statements.

            (i) The Company has filed all required reports, schedules, forms and statements (including exhibits and all other information incorporated therein) with the SEC since December 31, 2001 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed (as amended and restated and as supplemented by subsequently filed Company SEC Documents) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles as in effect from time to time, applied on a consistent basis ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (A) as reflected in such financial statements or in the notes thereto, (B) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby or (C) for liabilities (whether direct, contingent or otherwise) incurred in the ordinary course of business consistent with past practice since the respective dates of such financial statements, neither the Company nor any of its subsidiaries has any material liabilities.

            (ii) The audited financial statements of Maxcor Financial Inc. ("MFI") for the year ended December 31, 2004 set forth on Section 3.01(e)(ii) of the Company Disclosure Schedule have been prepared in accordance with GAAP and fairly present in all material respects the financial position of MFI as of the date thereof and the results of its operations and cash flows for the period then ended.

            (iii) The unaudited consolidating balance sheet of the Company and its subsidiaries as of February 28, 2005 and the related consolidating income statement for the Company and its subsidiaries for the two months then ended, in each case as set forth on Section 3.01(e)(iii) of the Company Disclosure Schedule, to the Company's knowledge, fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the date thereof and the consolidated results of their operations for the period then ended (subject to the absence of footnotes and to normal recurring year-end audit adjustments).

         (f) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting (as hereinafter defined), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to information that Parent or Sub supplied to the Company for inclusion therein or for incorporation by reference therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

         (g) Absence of Certain Changes or Events. Since December 31, 2004, (i) the Company and its subsidiaries have conducted their business only in the ordinary and usual course of business consistent with past practice, and neither the Company nor any of its subsidiaries has engaged in any transaction material to the Company and its subsidiaries, taken as a whole (other than this Agreement and the documents related to this Agreement and the transactions contemplated hereby and thereby), (ii) none of the Company or any of its subsidiaries has experienced or been affected by any event, change, effect or development that, individually or in the aggregate, has had a material adverse effect on the Company, (iii) neither the Company nor any of its subsidiaries has taken any action that, if taken after the date hereof, would not be permitted by Section 4.01.

         (h) Compliance with Applicable Laws; Litigation.

            (i) The Company and its subsidiaries hold all permits, licenses, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of the Company and its subsidiaries as currently conducted (collectively, the "Company Permits"), except where the failure to have any such Company Permits individually or in the aggregate would not be material to the Company and its subsidiaries taken as a whole. None of the Company or any of its subsidiaries has received notice that any Company Permit will be terminated or modified in any respect material to the Company and its subsidiaries taken as a whole or cannot be renewed in the ordinary course of business, and to the Company's knowledge, there is no reasonable basis for any such termination, modification or nonrenewal. The Company and its subsidiaries are and have been since December 31, 2001 in compliance with the terms of the Company Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure to so comply individually or in the aggregate have not been, and would not reasonably expected to be, material to the Company and its subsidiaries taken as a whole. No material disciplinary proceeding or order by any Governmental Entity with respect to the Company or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge (as defined in Section 8.03) of the Company, threatened.

            (ii) As of the date of this Agreement, no material action, demand, requirement or investigation by any Governmental Entity and no material suit, action or proceeding by any person, in each case with respect to the Company or any of its subsidiaries or any of their respective properties is pending or, to the knowledge of the Company, threatened.

            (iii) Section 3.01(h)(iii) of the Company Disclosure Schedule sets forth each Governmental Entity with which the Company or any of its subsidiaries or any of their respective officers, directors, employees or affiliates are required to be registered as a broker-dealer, an investment advisor, registered representative or other applicable regulatory category. None of the Company or any of its registered subsidiaries, or to the knowledge of the Company, any of their respective officers, directors, employees or affiliates, has exceeded in any material manner the business activities enumerated in any membership agreement or other limitation imposed in connection with its respective registrations filed with the NASD, FSA or any other Governmental Entity. The Company has delivered or made available to Parent a true and complete copy of currently effective Forms BD and ADV as filed with the NASD or SEC, as applicable, by it and by each applicable subsidiary of the Company, and all such forms were true, correct and complete in all material respects as of the date of filing thereof and omit no material facts required to be stated therein. Each such registration is in full force and effect and all fees and assessments due and payable in connection therewith have been paid.

            (iv) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any of their directors, officers, employees, or "associated persons" (as defined in the Exchange Act) has been the subject of any (A) disciplinary proceedings of any Governmental Entity or (B) continuing decisions, judgments, stipulations, orders, rulings, decrees or injunctions issued, made or rendered by any Governmental Entity (collectively, "Orders") arising under applicable laws which would be required to be disclosed on Forms ADV or BD. No such disciplinary proceeding or Order, to the knowledge of the Company, is threatened. None of the Company, any Company subsidiary or, to the knowledge of the Company, any of their directors, officers, employees or associated persons is or has been ineligible to serve as a broker-dealer or an associated person of a broker-dealer under Section 15(b) of the Exchange Act (including being subject to any "statutory disqualification" as defined in Section 3(a)(39) of the Exchange Act), and, to the Company's knowledge, there is no reasonable basis for a proceeding or investigation that is reasonably likely to result in any such ineligibility.

            (v) Neither the Company nor any of its subsidiaries is party to or otherwise subject to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or has been ordered to pay any civil penalty by, or is a recipient of any supervisory letter from, or has adopted any board or member resolutions at the request or suggestion of, any Governmental Entity that materially restricts the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management, its trading privileges or its business (each, a "Company Regulatory Agreement"), nor has the Company or any of its subsidiaries been advised in writing or, to the knowledge of the Company, in any other manner by any Governmental Entity that it is considering issuing or requesting such a Company Regulatory Agreement.

            (vi) Neither the Company nor any of its subsidiaries is, or is required to register as, (C) an "investment company" within the meaning of the Investment Company Act or (B) an exchange or transfer agent, a clearing agency, a municipal securities dealer under the Exchange Act.

            (vii) Section 3.01(h)(vii) of the Company Disclosure Schedule sets forth as of the date hereof a complete list of all securities exchanges, commodities exchanges, boards of trade, clearing organizations, trade associations and similar organizations in which the Company and each of its subsidiaries hold membership or have been granted trading privileges.

            (viii) Except as set forth on Section 3.01(h)(vii) of the Company Disclosure Schedule, none of the Company nor any of its subsidiaries is, or is required to be, registered as a futures commission merchant, commodities trading adviser, commodity pool operator or introducing broker under the Commodities Futures Trading Act or any similar state laws.

            (ix) The Company has no knowledge of any facts or circumstances that (other than facts or circumstances that are particular to Parent and its affiliates and not the Company or any of its subsidiaries) that would reasonably be expected to cause the NASD, the FSA or any other Governmental Entity to not approve the transfer of control or ownership of the Company and its subsidiaries to Parent.

         (i) ERISA Compliance; Employees.

            (i) Section 3.01(i) of the Company Disclosure Schedule contains a true and complete list of each material Plan. As used in this Agreement, the term "Plans" shall mean each deferred compensation, bonus, other incentive compensation, stock purchase, stock option, and other equity compensation plan; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each profit-sharing, stock bonus or other "pension" plan (within the meaning of section 3(2) of ERISA); and each other employee benefit plan, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, for the benefit of any employee or former employee of the Company or any of its subsidiaries.

            (ii) With respect to each material Plan, the Company has delivered or made available to Buyer true and complete copies of (A) the Plan and any amendments thereto; (B) the two most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87; (C) the most recent Summary Plan Description required under ERISA with respect thereto; (D) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; (E) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401 of the Internal Revenue Code of 1986, as amended (the "Code"); and (F) all material communications with respect to the Plan.

            (iii) No Plan is subject to Title IV or Section 302 of ERISA or
     Section 412 of the Code. No liability under Title IV or section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due). Insofar as the representation made in this Section 3.01(i)(iii) applies to sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any ERISA Affiliate made, or was ever required to make, contributions. No Plan is a "multiemployer plan" subject to Title IV of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, subject to Title IV of ERISA (a "Multiple Employer Plan" ). None of the Company or any of its subsidiaries or any of their respective ERISA Affiliates has, at any time since December 31, 2001, contributed to or been obligated to contribute to any Multiemployer Plan or any Multiple Employer Plan. None of the Company or any of its subsidiaries or any of their respective ERISA Affiliates has incurred any liability to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV or ERISA that has not been satisfied in full. There does not now exist, nor do any circumstances exist that could reasonably likely result in, any Controlled Group Liability that would be a liability of the Company or any of its subsidiaries following the Closing. "Controlled Group Liability" means any and all liabilities (A) under Title IV of ERISA, (B) under Section 302 of ERISA, (C) under Sections 412 or 4971 of the Code, (D) as a result of a failure to company with the continuations coverage requirements of Section 601 et seq. of ERISA or 4980B of the Code, or (E) under corresponding or similar provisions of foreign laws or regulations.

            (iv) Each Plan complies by its terms in all material respects with applicable law, including ERISA and the Code, and has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

            (v) None of the Company, any of its subsidiaries or affiliates, any Plan, any trust created thereunder, or any trustee or administrator thereof have engaged in a transaction in connection with which the Company or any subsidiary of the Company, any Plan, any such trust or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could be subject to either a material civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a material tax imposed pursuant to section 4975 or 4976 of the Code.

            (vi) With respect to each Plan intended to be "qualified" within the meaning of section 401(a) of the Code, the Company has received a determination letter from the Internal Revenue Service to the effect that such Plan is so qualified and that the trust maintained thereunder is exempt from taxation under section 501(a) of the Code; and to the knowledge of the Company no event has occurred and no condition exists that would reasonably be expected to adversely affect such qualification.

            (vii) No Plan provides medical, surgical, hospitalization, death, welfare or similar benefits (whether or not insured) for employees or former employees of the Company or any of its subsidiaries for periods extending beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits under any "pension plan" or (C) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

            (viii) None of the execution of this Agreement, the receipt of Company Stockholder Approval or the consummation of the transactions contemplated by this Agreement will, either alone or in combination with another event, (A) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer or (C) limit the right of the Company or any of its subsidiaries to amend, merge, terminate or receive a reversion of assets from any Plan or related trust. Prior to the date of this Agreement, the Company has delivered to Parent a report that sets forth the Company's good faith estimate, as of the date of such report, of the amount of the "parachute payments" within the meaning of
     Section 280G of the Code that could become payable (and gross-ups in respect of any applicable taxes) (subject to the exceptions described in such report and based upon the assumptions described in such report) to the current executive officers of the Company and its subsidiaries in connection with (i) the execution and delivery of this Agreement, (ii) the obtaining of the Company Stockholder Approval, (iii) the consummation of the Merger or any other transaction contemplated by this Agreement or (iv) the termination or constructive termination of the employment of such officers following one of the events set forth in clauses (i) through
     (iii) of this Section 3.01(i)(viii).

            (ix) There are no pending, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan or trust under any such Plan (other than routine claims for benefits), and, to the Company's knowledge, no circumstances exist that could reasonably be expected to give rise to a claim or lawsuit against any Plan, any fiduciary thereof, the assets thereof or any trust thereunder (other than routine claims for benefits).

            (x) Each Plan subject to the laws of any jurisdiction outside of the United States (A) has been maintained in all material respects in accordance with applicable law, (B) to the extent such Plan is intended to qualify for special tax treatment, meets all requirements for such treatment, and (C) to the extent such Plan is intended to be funded or book-reserved, is fully funded or book-reversed, as applicable, based on reasonable actuarial assumptions or, if applicable, the actuarial assumptions required by applicable law or the terms of any such Plan.

            (xi) Each individual who renders services to the Company or any of its subsidiaries who is classified by the Company or such subsidiary, as applicable, as having the status of independent contractor or other non-employee status for any purpose (including for purposes of taxation or tax reporting or under any Plan) is properly so characterized.

            (xii) Neither the Company nor any of its subsidiaries is a party or otherwise bound by any collective bargaining agreement or similar contract with a labor union or labor organization. Neither the Company nor any of its subsidiaries is subject to a material lockout, strike or work stoppage. To the knowledge of the Company, as of the date hereof, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its subsidiaries.

            (xiii) Section 3.01(i)(xiii) of the Company Disclosure Schedule lists the name of each officer, director, employee or independent contractor of the Company or any of its subsidiaries whose annual cash compensation in 2004 exceeded $100,000 or, with respect to employees located at the Company's London office, whose annual cash compensation in 2004 exceeded (pound)100,000. To the knowledge of the Company, no such individual is a party to, or is otherwise bound by, any nondisclosure, confidentiality, noncompetition, proprietary rights, employment, consulting or similar agreement, between such officer or director and any other person (other than Parent, the Company or one of their respective affiliates) or is subject to any judgment, decree or order of any court or administrative agency that materially adversely affects or will affect the performance of his or her duties as an officer, director, employee or independent contractor of the Company or any of its subsidiaries, and, to the knowledge of the Company, as of the date hereof, no such individual has communicated to the Company or any of its subsidiaries any intention to terminate his or her employment.

            (xiv) No material compensation payments made by the Company or any of its subsidiaries have failed to be deductible pursuant to Section 162(m) of the Code.

            (xv) Section 3.01(i)(xv) of the Company Disclosure Schedule sets forth a list, as of the date of this Agreement, of the cost and level of benefit of each (i) grant or agreement to grant or provide any increase in compensation or benefits applicable to any employee or former employee of the Company or any of its subsidiaries (the "Company Employees") or (ii) Plan or other agreement or arrangement providing for benefits or compensation to Company Employees that has been adopted, entered into, amended or terminated or agreed to be adopted, entered into, amended or terminated, in each case since February 1, 2005.

            (xvi) As of the date hereof, the Company has not taken any action that would result in the forfeiture of any restricted shares of Company Common Stock or Company Stock Options of the individual listed on Section 3.01(i)(xvi) of the Company Disclosure Schedule.

         (j)      Taxes.

            (i) The Company and each of its subsidiaries have timely filed (after giving effect to any extensions of time to file which were obtained and have not expired) all material Tax (as defined below) returns required to be filed by them and all such filed returns are complete and correct in all material respects. The Company and each of its subsidiaries have paid (or the Company has paid on its behalf) all Taxes shown as due on such returns, and the most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve (calculated in accordance with GAAP) for all Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

            (ii) No deficiencies for any material amount of Taxes have been proposed in writing against the Company or any of its subsidiaries that are not adequately reserved for (in accordance with GAAP).

            (iii) None of the Company or any of its subsidiaries has waived any statute of limitations with respect to the assessment or collection of any Tax, or agreed to any extension of time within which to file any income or other material Tax return, which such statute of limitations has not expired or Tax return has not since been timely filed.

            (iv) There is no audit, examination, refund litigation, or matter in controversy with respect to any Taxes of the Company or any of its subsidiaries pending or proposed in writing.

            (v) All assessments for material amounts of Taxes of the Company or any of its subsidiaries with respect to completed and settled examinations or concluded litigation have been paid.

            (vi) Neither the Company nor any of its subsidiaries is a party to or bound by any tax indemnity agreement, tax sharing agreement or other agreement under which the Company or any of its subsidiaries could become liable to another person (except the Company or any of its subsidiaries) as a result of the imposition of a Tax upon any person, or the assessment or collection of a Tax.

            (vii) The Company and each of its subsidiaries have complied in all material respects with all rules and regulations relating to the withholding and paying over of Taxes.

            (viii) No power of attorney with respect to Taxes of the Company or any of its subsidiaries has been executed or filed with any taxing authority.

            (ix) The Company has made available to Parent complete copies of
     (a) all income or other material Tax returns of the Company and each of its subsidiaries relating to the taxable periods ended since December 31, 2002 and (b) any audit report issued within the last three (3) years relating to any Taxes due from or with respect to the Company or any of its subsidiaries.

            (x) Neither the Company nor any of its subsidiaries has received any written notice of any claim by a taxing authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax returns to the effect that the Company or any of its subsidiaries is, or may be, subject to taxation by that jurisdiction.

            (xi) The Company has never been a member of a group filing consolidated, combined or unitary Tax returns, other than a group of which the Company is the common parent.

            (xii) The Company has not participated in a reportable transaction within the meaning of Treasury Regulation section 1.6011-4(b)(2).

            (xiii) As used in this Agreement, "Taxes" shall include all federal, state, local or foreign income, property, sales, excise, use, occupation, service, transfer, payroll, franchise, withholding and other taxes or similar governmental charges, fees, levies or other assessments including any interest, penalties or additions with respect thereto.

         (k) Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock at the Company Stockholders Meeting called to adopt this Agreement (the "Company Stockholder Approval") is the only vote of the holders of any class or series of the Company Capital Stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

         (l) State Takeover Statutes; Company Rights Plan. The Board of Directors of the Company has approved this Agreement, the Support Agreements and the consummation of the Merger and the other transactions contemplated hereby and, assuming the accuracy of Parent's representation and warranty contained in Section 3.02(g), such approval constitutes all necessary action such that Section 203 of the DGCL does not apply to the Merger, the Support Agreements or the other transactions contemplated by this Agreement. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement. The Company has taken all actions necessary to render the Company Rights inapplicable to this Agreement, the Support Agreements and the transactions contemplated hereby and to cause the Company Rights Plan to terminate as of the Effective Time. The Company has delivered to Parent true, correct and complete copies of all resolutions of the Board of Directors of the Company relating to the applicability of any state takeover statute to this Agreement, the Support Agreements or the transactions contemplated hereby.

         (m) Brokers. Except for Peter J. Solomon Company, L.P., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true, correct and complete copies of all agreements related to the engagement of Peter J. Solomon Company, L.P. or under which Peter J. Solomon Company, L.P. may be entitled to any fees or commissions in connection with the transactions contemplated by this Agreement.

         (n) Intellectual Property.

            (i) The Company and its subsidiaries own or have the valid right to use all U.S. and foreign patents, trademarks, service marks, trade names, trade dress, corporate names, domain names, copyrights, trade secrets, know-how and other confidential or proprietary technical and business information, inventions (patentable or unpatentable), processes, formulae and software of any kind (including any and all documentation, information, materials, licenses, other agreements or rights, or registrations or applications for registration, relating to any of the foregoing), as well as all goodwill symbolized by any of the foregoing (collectively, "Intellectual Property") necessary to carry on the business of the Company and its subsidiaries substantially as currently conducted in material respects (collectively, the "Company Intellectual Property").

            (ii) (i) Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company the activities, products and services of the Company and its subsidiaries do not infringe upon, to the knowledge of the Company, the Intellectual Property of any other person or entity; (ii) there are not material claims or suits pending or for which notice has been provided or, to the knowledge of the Company, threatened (A) alleging that the Company's or any of its subsidiaries' activities, products or services infringe upon or constitute the unauthorized use of any other person's or entity's Intellectual Property or (B) challenging the Company's or any of its subsidiaries' ownership of, right to use, or the validity of enforceability of any license or other agreement relating to, any Company Intellectual Property; (iii) to the knowledge of the Company, there are not material infringements by third parties of any Company Intellectual Property owned by the Company and it subsidiaries.

            (iii) The consummation of the Merger and the other transactions contemplated by this Agreement will not result in the loss by the Company or its subsidiaries of any rights to any material Company Intellectual Property.

         (o) Certain Contracts. Each contract material to the Company and its subsidiaries is valid and binding on the Company, and to the knowledge of the Company, on each other party thereto, and in full force and effect, and neither the Company nor any of its subsidiaries is in material violation of or in material default under (nor does there exist any condition which upon the passage of time or notice or both would cause such a material violation or material default under) any such material contract. Neither the Company nor any of its subsidiaries is a party to or bound by (i) any agreement relating to the incurring of indebtedness (including sale and leaseback and capitalized lease transactions and other similar financing transactions) providing for payment or repayment to a person that is not the Company or any of its subsidiaries in excess of $100,000 (excluding employment arrangements or agreements that are the subject of Section 3.01(i)) or (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any substantial portion of the business of the Company and its subsidiaries, taken as a whole, is or would be conducted.

         (p) Securities. The Company and its subsidiaries have good and marketable title to all securities owned by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Liens, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its subsidiaries and except as would not be material.

         (q) Opinion of Financial Advisor. The Company has received the opinion of Peter J. Solomon Company, L.P., dated the date hereof, to the effect that, as of April 1, 2005, the Merger Consideration is fair from a financial point of view to the stockholders of the Company.

         SECTION 3.02 Representations and Warranties of Parent and Sub. Parent and Sub jointly and severally represent and warrant to the Company as follows:

         (a) Organization, Standing and Corporate Power. Each of Parent and Sub is a entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not reasonably be expected to materially impair or delay the ability of Parent or Sub to perform its respective obligations under this Agreement (a "material adverse effect on Parent").

         (b) Sub. Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto. All of the outstanding shares of capital stock of, and other equity interests in, Sub are owned directly or indirectly by Parent.

         (c) Financing. Parent has or has readily available to it, and will make available to Sub, all funds necessary to consummate all the transactions contemplated by this Agreement and pay the related fees and expenses of Parent and Sub.

         (d) Authority; Noncontravention. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of Parent or the comparable organizational documents of any of its subsidiaries,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Parent or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not reasonably be expected to have a material adverse effect on Parent. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or the consummation by Parent or Sub of the transactions contemplated hereby, except for: (1) the filing with the SEC of such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby; (2) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (3) the filing of a pre-merger notification and report form by Parent under the HSR Act and the expiration or termination of the waiting period thereunder and the filing of comparable pre-merger notifications in non-U.S. jurisdictions pursuant to other Antitrust Laws, if applicable, and the expiration of any mandatory waiting periods thereunder; (4) compliance with the applicable requirements of the NASD and the FSA, and (5) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not reasonably be expected to have a material adverse effect on Parent.

         (e) Information Supplied. None of the information supplied or to be supplied by Parent specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (f) Litigation. As of the date of this Agreement, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Parent or any of its subsidiaries or any of their respective properties is pending or, to the knowledge of Parent, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not reasonably be expected to have a material adverse effect on Parent.

         (g) Ownership of Company Capital Stock. Neither Parent nor any of its subsidiaries, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company.

         (h) No Parent Vote Required. No vote or other action of the stockholders of Parent is required by applicable law, the certificate of incorporation or by-laws of Parent, or otherwise in order for Parent and Sub to approve this Agreement and to consummate the Merger and the transactions contemplated hereby.

         (i) Regulatory Issues. Parent has no knowledge of any facts or circumstances that (other than facts or circumstances that are particular to the Company or any of its affiliates and not Parent or any of its affiliates) that would reasonably be expected to cause the NASD, the FSA or any other Governmental Entity to not approve the transfer of control or ownership of the Company and its subsidiaries to Parent.

         (j) Net Worth. The total assets of Parent and its subsidiaries exceed the total liabilities of Parent and its subsidiaries by at least the amount set forth on Exhibit 3.02, with both assets and liabilities determined in accordance with GAAP.

                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

         SECTION 4.01 Conduct of Business by the Company. Except as set forth in Section 4.01 of the Company Disclosure Schedule, except as otherwise expressly contemplated by this Agreement or except as consented to in writing by Parent during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and to the extent consistent therewith, use reasonable best efforts to preserve intact their current business organizations (other than internal organizational realignments), keep available the services of their current officers, employees and consultants and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to:

            (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned subsidiary of the Company to its parent, or by a subsidiary that is partially owned by the Company or any of its subsidiaries, provided that the Company or any such subsidiary receives or is to receive its proportionate share thereof, (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for issuances of Company Common Stock upon the exercise of Company Stock Options under the Company Stock Option Plans outstanding as of the date hereof in accordance with their present terms or the issuance of capital stock of the Company pursuant to the Company Rights Plan or (z) purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

            (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding as of the date hereof in accordance with their present terms and other than the issuance of capital stock of the Company pursuant to the Company Rights Plan);

            (iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization of the Company or any of its subsidiaries;

            (iv) amend its certificate of incorporation, by-laws or other comparable organizational documents;

            (v) except for investments as provided in clause (vii)(c) below, acquire by merging or consolidating with, or by purchasing a substantial portion of the equity interests or the assets of, or by any other manner, any business or any person;

            (vi) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material to the continued operation of the business of the Company and its subsidiaries taken as a whole (including securitizations), other than in the ordinary course of business consistent with past practice;

            (vii) (a) except for borrowings under existing credit facilities or lines of credit in the ordinary course of business consistent with past practice which shall not in the aggregate exceed $6,000,000 at any one time, incur any indebtedness for borrowed money or issue any debt securities, (b) assume, guarantee or endorse, or otherwise become responsible for the obligations of any person, or (c) make any loans, advances or capital contributions to, or, except in the ordinary course of business consistent with past practice, make investments in, any person other than its wholly owned subsidiaries;

            (viii) make any change in accounting methods, principles or practices affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP or applicable law;

            (ix) make or agree to make any new capital expenditure or expenditures that, individually or in the aggregate, are in excess of $750,000;

            (x) except as contemplated by Section 5.09 and except for retention related awards or payments made after consultation with Parent which do not exceed the amounts permitted in Section 4.01 of the Company Disclosure Schedule, (A) increase the compensation or benefits (including any bonus, option, incentive or deferred compensation, salary, severance, welfare or retirement benefits) of any director, officer, employee or consultant, pay any benefit or set any new performance goals under any bonus or incentive plan of the Company or any of its subsidiaries, in each case, not required by any contract, plan, arrangement or commitment as in effect as of the date hereof or enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any such individual, except for increases to annual base salary not to exceed $10,000 for non-front office employees who are not officers or directors of the Company or any of its subsidiaries in the ordinary course of business consistent with past practice, (B) adopt, enter into, amend or terminate any material provision of any Plan or any other employee benefit plan or any agreement, arrangement, plan or policy between the Company or any of its subsidiaries and one or more if its directors, officers, employees or consultants, (C) accelerate the vesting or payment of the compensation payable or the benefits provided or to become payable or provided to any of its, or any of its subsidiaries', current or former directors, officers, employees or consultants, or otherwise pay any amounts not due such individual under an existing Plan, (D) establish, adopt or enter into any collective bargaining agreement, or (E) take any action set forth in Section 4.01(x)(E) of the Company Disclosure Schedule;

            (xi) make or revoke any material Tax election, settle or compromise any material Tax liability, amend any income or other material Tax return, file any income or other material Tax return prepared in a manner inconsistent with past practice (except as otherwise required by law), make or surrender any claim for a material refund of Taxes, or change (or request to change) any material aspect of Tax accounting;

            (xii) satisfy any material pending or threatened claims or liabilities, or settle or compromise any material pending or threatened litigation or arbitration, except in the ordinary course of business consistent with past practice;

            (xiii) (A) waive any of its rights under, or release any other person from, amend, fail to enforce its rights under, any provision of any standstill agreement or any confidentiality agreement in connection with any Company Takeover Proposal, except to the extent permitted by Section 4.02(a); or (B) amend, or amend the rights issued under, the Company Rights Plan or otherwise take any action to exempt any person (other than Parent and its affiliates) or any action taken by any person (other than Parent and its affiliates) from the Company Rights Plan (other than to delay the occurrence of a "Triggering Event," a "Stock Acquisition Date" or a "Distribution Date" under the Company Rights Plan) or any state takeover statute;

            (xiv) other than in the ordinary course of business consistent with past practice, (A) modify, amend or terminate any contract material to the Company and its subsidiaries taken as a whole (except as otherwise permitted by clause (x) above or as contemplated by Section 5.09), (B) affirmatively waive, release, relinquish or assign any contract material to the Company and its subsidiaries taken as a whole (or any of the Company's or any of its subsidiaries' rights thereunder), or (C) cancel or forgive any amount of indebtedness owed to the Company or any of its subsidiaries; provided, however, that the Company may not under any circumstance affirmatively waive any of its material rights under any confidentiality, noncompetition, nonsolicitation, garden leave or similar provision in any contract;

            (xv) enter into any contract that, if in effect as of the date hereof, would be required pursuant to the second sentence of Section 3.01(o) to be set forth on Section 3.01(o) of the Company Disclosure Schedule;

            (xvi) take any action that would or is reasonably likely to result in any of the conditions set forth in Article VI not being satisfied or that would materially impair the ability of the Company, Parent or Sub to consummate the Merger in accordance with the terms hereof or materially delay such consummation; or

            (xvii) authorize, or commit or agree to take, any of the foregoing actions;

provided that the limitations set forth in this Section 4.01 (other than clause
(iv)) shall not apply to any transaction solely between the Company and any wholly owned subsidiary or solely between any wholly owned subsidiaries of the Company.

         SECTION 4.02 No Solicitation by the Company.

         (a) Except as otherwise provided in this Section 4.02, until the earlier of the Effective Time and the date of termination of this Agreement, neither the Company, nor any of its subsidiaries or any of the officers, directors, agents, representatives or affiliates of it or its subsidiaries (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) shall (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal regarding a Company Takeover Proposal (as defined below), (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal, (iii) enter into any agreement regarding any Company Takeover Proposal or (iv) make or authorize any statement, recommendation or solicitation in support of any Company Takeover Proposal. If and only to the extent that (i) the Company Stockholders Meeting shall not have occurred, (ii) the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, (iii) the Company's Board of Directors concludes in good faith that such Company Takeover Proposal would reasonably likely result in a Company Superior Proposal (as defined below), (iv) such Company Takeover Proposal was not solicited by it after the date hereof or did not otherwise result from a breach of this Section 4.02(a), and (v) the Company provides prior written notice to Parent of its decision to take such action, the Company shall be permitted to (A) furnish information with respect to the Company and any of its subsidiaries to such person pursuant to a customary confidentiality agreement no less favorable to the Company than the Confidentiality Agreement (as defined in Section 5.02) and which shall, if such furnished information includes detailed information as to contractual terms with, or production levels of, individual brokers of the Company and its subsidiaries, include customary non-solicitation and non-hire provisions effective for a period of not less than three months from execution of such agreement, (B) participate in discussions and negotiations with such person,
(C) subject to first complying with the provisions of Section 5.06 hereof, enter into a Company Acquisition Agreement (as defined below) and (D) effect a Change in the Company Recommendation (as defined below); provided, that at least three business days prior to taking any actions set forth in clause (C) or (D) above, the Company's Board of Directors provides Parent written notice advising Parent that the Company's Board of Directors is prepared to conclude that such Company Takeover Proposal constitutes a Company Superior Proposal and during such three business day period the Company and its advisors shall have negotiated in good faith with Parent to make adjustments in the terms and conditions of this Agreement such that such Company Takeover Proposal would no longer constitute a Company Superior Proposal and the Company's Board of Directors fully considers any such adjustment and nonetheless concludes in good faith that such Company Takeover Proposal constitutes a Company Superior Proposal. The Company, its subsidiaries and their representatives immediately shall cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any Company Takeover Proposal.

         For purposes of this Agreement, "Company Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or 20% or more of any class of equity securities of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of any equity securities of the Company, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any subsidiary of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole), other than the transactions contemplated by this Agreement. For purposes of this Agreement, a "Company Superior Proposal" means any proposal made by a third party (A) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, sale, lease, exchange, transfer or other disposition (including a contribution to a joint venture), dissolution or similar transaction, for consideration consisting of cash and/or securities, 100% of the combined voting power of the shares of the Company's capital stock then outstanding or 100% of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole and (B) which is otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (after consultation with (i) its investment banking firm and (ii) outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, that the proposal, (i) if consummated would result in a transaction that is more favorable to the Company's stockholders than the Merger and the other transactions contemplated hereby and (ii) is reasonably capable of being completed on the terms proposed, including to the extent required, financing which is then committed or which, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained by such third party.

         (b) Except as expressly permitted by this Section 4.02, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the approval of the Agreement, the Merger or the recommendation of the Company's Board of Directors to the Company's stockholders that they approve and adopt this Agreement, the Merger and the other transactions contemplated hereby (the "Company Recommendation") or take any action or make any statement in connection with the Company Stockholders Meeting inconsistent with such approval or Company Recommendation (collectively, a "Change in the Company Recommendation"), (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Company Acquisition Agreement") related to any Company Takeover Proposal. For purposes of this Agreement, a Change in the Company Recommendation shall include any approval or recommendation (or public proposal to approve or recommend), by the Company Board of a Company Takeover Proposal, or any failure by the Board of Directors of the Company to recommend against a Company Takeover Proposal. Notwithstanding the foregoing, the Board of Directors of the Company, to the extent that it determines in good faith, after consultation with outside counsel, that in light of a Company Superior Proposal it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, may terminate this Agreement solely in order to concurrently enter into a Company Acquisition Agreement with respect to any Company Superior Proposal, but only at a time that is after the third business day following Parent's receipt of the written notice specified in Section 4.02(a) and compliance by the Company with the terms of Sections 4.02(a) and 5.06.

         (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company shall immediately advise Parent orally and in writing of any request for information relating to a Company Takeover Proposal, or of any Company Takeover Proposal, the material terms and conditions of such request or Company Takeover Proposal and the identity of the person making such request or Company Takeover Proposal, and shall promptly provide a copy of any written request or Company Takeover Proposal to Parent. The Company will keep Parent promptly informed of the status and details (including amendments or proposed amendments) of any such request or Company Takeover Proposal.

         (d) Nothing contained in this Section 4.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be reasonably likely to result in a violation of its obligations under applicable law; provided, however, any such disclosure relating to a Company Takeover Proposal shall be deemed to be a Change in the Company Recommendation unless the Board of Directors of the Company reaffirms the Company Recommendation in such disclosure.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

         SECTION 5.01 Preparation of the Proxy Statement; Stockholders Meeting.

         (a) As soon as reasonably practicable following the date of this Agreement, but in no event later than 15 business days following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement, and Parent and Sub shall, on a timely basis, cooperate with and assist the Company in such preparation and filing. The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable following the date of this Agreement. The Company will cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Proxy Statement is cleared by the SEC. No filing of, or amendment or supplement to, the Proxy Statement will be made by the Company without providing Parent the reasonable opportunity to review and comment thereon. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties and the Company shall promptly file with the SEC an appropriate amendment or supplement describing such information and, to the extent required by law, disseminate such amended or supplement to the stockholders of the Company.

         (b) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval and, subject to the terms of Section 4.02, shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby.

         SECTION 5.02 Access to Information; Confidentiality. To the extent permitted by applicable law and subject to the Agreement dated March 9, 2005, between Parent and the Company (the "Confidentiality Agreement"), the Company shall, and shall cause its subsidiaries to, afford Parent and its officers, employees, accountants, counsel, financial advisors and other representatives, full access during normal business hours during the period prior to the Effective Time to all the properties, books, contracts, commitments and records of the Company and its subsidiaries and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Parent will use commercially reasonable efforts to minimize any disruption to the businesses of the Company and its subsidiaries that may result from requests for access, data and information hereunder. Parent will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information relating to the Company or any of its subsidiaries in accordance with the terms of the Confidentiality Agreement. Notwithstanding the foregoing, the Company shall not be required to provide any information that it reasonably believes it may not provide to Parent by reason of contractual or legal restrictions, including applicable laws.

         SECTION 5.03 Reasonable Best Efforts; Cooperation.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this Section 5.03(a) will limit or affect actions permitted to be taken pursuant to Section 4.02.

         (b) The Company and Parent shall coordinate in advance of sending any communications to or scheduling any meetings with any Governmental Entity relating to this Agreement, the Merger or the transactions contemplated hereby and shall promptly share all correspondences or other communication received from any Governmental Entity relating to this Agreement, the Merger or the other transactions contemplated hereby.

         (c) In connection with and without limiting the foregoing, the Company and Parent shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby and
(ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby, take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

         SECTION 5.04 Stock Options.

         (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Stock Options Plans) shall adopt such resolutions or take such other actions as are required to adjust the terms of all outstanding Company Stock Options under any Company Stock Option Plan or otherwise, to provide that each Company Stock Option outstanding immediately prior to the Effective Time shall be canceled on the Closing Date in exchange for a cash payment by the Company to be made as soon as reasonably practicable following the Closing Date (but in no event later than three business days after the Closing Date) of an amount equal to (i) the excess, if any, of (x) the Merger Consideration over (y) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock subject to such Company Stock Option for which such Company Stock Option shall not theretofore have been exercised.

         (b) All amounts payable pursuant to this Section 5.04 shall be subject to any required withholding of Taxes and shall be paid without interest. The Company shall use its reasonable best efforts to obtain all consents of the holders of the Company Stock Options as shall be necessary to effectuate the foregoing.

         (c) The Company Stock Option Plans shall terminate as of the Effective Time, and the provisions in any other benefit plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Stock Option or any participant in any Company Stock Option Plan or other benefit plan shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation. Prior to the Effective Time, the Company shall take all actions necessary to effectuate the foregoing.

         SECTION 5.05 Indemnification, Exculpation and Insurance.

         (a) The certificates of incorporation and bylaws (or comparable organizational documents) of the Surviving Corporation and the subsidiaries of the Company shall contain the provisions with respect to indemnification, exculpation from liability and advancement of expenses set forth in such certificates of incorporation, bylaws and other organizational documents as in effect on the date hereof for the Company (in the case of the Surviving Corporation), and for each subsidiary of the Company (in the case of each such subsidiary), which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time are among those classes of persons currently entitled to indemnification from the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and to cause the Surviving Corporation to assume, without further action, as of the Effective Time any indemnification agreements of the Company in effect as of the date hereof. Parent shall guarantee the obligations of the Surviving Corporation and the subsidiaries of the Company with respect to the indemnification provisions contained in the certificate of incorporation, bylaws or other organizational documents of the Surviving Corporation and the subsidiaries of the Company.

         (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.05.

         (c) For six years after the Effective Time, Parent shall maintain in effect directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has heretofore been provided to Parent) on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however, that in no event shall Parent be required to pay in any one year aggregate premiums for insurance under this
Section 5.05(c) in excess of 175% of the aggregate premiums paid by the Company in fiscal 2004 for such purpose (which amount is set forth in Section 5.05 of the Company Disclosure Schedule).

         (d) The provisions of this Section 5.05 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

         SECTION 5.06 Fees and Expenses.

         (a) Except as provided in this Section 5.06, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees or expenses, whether or not the Merger is consummated.

         (b) In the event that this Agreement is terminated by (i) Parent pursuant to Section 7.01(d) (provided that neither Parent nor Sub are in material breach of any of their respective representations, warranties, covenants or agreement in this Agreement at the time of such termination) or
(ii) the Company pursuant to Section 7.01(f), then within two business days of any such termination, the Company shall pay Parent a fee of $4,000,000 by wire transfer of same day funds to such account or accounts as Parent may designate and, provided that the employee who is party to the employment agreement identified in Section 5.06(b) of the Company Disclosure Schedule effectively waives any and all rights to any severance or change-in-control payments or benefits to which such employee could become entitled, (A) the Company shall waive any restrictive covenants, garden leave provisions, confidentiality and non-solicitation provisions in favor of the Company or any of its subsidiaries contained in the employment agreement identified in Section 5.06(b) of the Company Disclosure Schedule, so as to permit the employee covered by such employment agreement to commence immediately employment with the Parent or any its subsidiaries unimpeded by any such covenants, and (B) the Company shall waive any claims that the Company or any of its subsidiaries may have through such date against Parent, its affiliates or such employee relating to such employee's employment with Parent.

         (c) In the event that (A) a Pre-Termination Takeover Proposal Event (as defined below) shall occur and thereafter this Agreement is terminated (i) by either Parent or the Company pursuant to Section 7.01(b)(i) (provided that neither Parent nor Sub are in material breach of any of their respective representations, warranties, covenants or agreement in this Agreement at the time of such termination) or 7.01(b)(ii) and (B) within one year following such termination the Company enters into a Company Acquisition Agreement (provided that for purposes of this Section 5.06(c), the percentage referred to in the definition of Company Takeover Proposal shall be 50%, and any references to liquidation or dissolution shall not include any such transaction not undertaken in connection with any third-party transaction of the type contemplated above), then the Company shall, on the date the Company enters into such Company Acquisition Agreement or the date on which such Company Takeover Proposal is consummated, pay Parent a fee equal to $4,000,000 by wire transfer of same day funds to such account or accounts as Parent may designate. A "Pre-Termination Takeover Proposal Event" shall be deemed to occur if, prior to the event giving rise to the right to terminate this Agreement, a Company Takeover Proposal shall have been made known to the Company or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Company Takeover Proposal.

         (d) In the event that this Agreement is terminated by either the Company or Parent pursuant to Section 7.01(b)(iv) (provided that neither Parent nor Sub are in material breach of any of their respective representations, warranties, covenants or agreement in this Agreement at the time of such termination), then within two business days of such termination, the Company shall pay Parent $1,000,000, such amount representing an estimate of the reasonable out-of-pocket expenses, including all fees and expenses of counsel, accountants, investment bankers, experts and consultants, incurred by Parent or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, by wire transfer of same day funds to such account or accounts as Parent may designate. In addition, (i) if within one year following such eligible termination (A) the Company enters into a Company Acquisition Agreement (provided that for purposes of this Section 5.06(d), the percentage referred to in the definition of Company Takeover Proposal shall be 50%, and any references to liquidation or dissolution shall not include any such transaction not undertaken in connection with any third-party transaction of the type contemplated above), or (B) the Company shall request the employee who is a party to the employment agreement set forth in Section 5.06(b) of the Company Disclosure Schedule to engage in any discussions (other than incidental, non-substantive contacts) with any third party that has made or has informed the Company that it intends to make a Company Takeover Proposal, then the Company shall (1) on the date the Company enters into such Company Acquisition Agreement, pay Parent a fee equal to $3,000,000 by wire transfer of same day funds to such account or accounts as Parent may designate, and (2) provided that the employee who is party to the employment agreement identified in Section 5.06(b) of the Company Disclosure Schedule effectively waives any and all rights to any severance or change-in-control payments or benefits to which such employee could become entitled, (x) waive any restrictive covenants, garden leave provisions, confidentiality and non-solicitation provisions in favor of the Company or any of its subsidiaries contained in such employment agreement, so as to permit such employee covered by such employment agreement to commence immediately employment with the Parent or any its subsidiaries unimpeded by any such covenants, and (y) waive any claims that the Company or any of its subsidiaries may have through such date against Parent, its affiliates or such employee relating to such employee's employment with Parent, and (ii) if within three months following such eligible termination, the Company intends to enter into a Company Acquisition Agreement (provided that for purposes of this Section 5.06(d), the percentage referred to in the definition of Company Takeover Proposal shall be 50%, and any references to liquidation or dissolution shall not include any such transaction not undertaken in connection with any third-party transaction of the type contemplated above), the Company shall, at least three business days prior to entering into such Company Acquisition Agreement, provide Parent written notice advising Parent that the Company intends to enter into such Company Acquisition Agreement and the price and terms set forth in such proposed Company Acquisition Agreement.

         SECTION 5.07 Public Announcements. Parent and the Company will consult with each other before issuing, and provide each other the reasonable opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either Party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The Parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the Parties.

         SECTION 5.08 Stockholder Litigation. Each of the Company and Parent shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against the Company or Parent, as applicable, and its directors relating to this Agreement, the Support Agreements or the transactions contemplated by this Agreement.

         SECTION 5.09 Employee Benefit Plans.

         (a) Following the Closing and for at least one year thereafter, Parent shall cause to be provided to individuals who are employed by the Company and its subsidiaries immediately prior to the Closing who remain employed with the Surviving Corporation or any subsidiary of Parent ("Affected Employees"), employee benefits (other than equity compensation) (i) pursuant to the Company's or the subsidiaries' employee benefit plans, programs, policies and arrangements as provided to such employees immediately prior to the Effective Time or (ii) pursuant to employee benefit plans, programs, policies or arrangements maintained by Parent or any subsidiary of Parent providing coverage and benefits which, in the aggregate, are no less favorable than those provided to similarly situated employees of Parent or its subsidiaries; provided, that, with respect to clause (ii) of this Section 5.09(a), incentive compensation shall be subject to the achievement of performance goals which shall be consistent with the performance goals applicable to similarly situated employees of Parent or its subsidiaries..

         (b) Parent shall, or shall cause the Surviving Corporation to, give Affected Employees full credit for purposes of eligibility, vesting, and determination of the level of benefits (other than benefit accruals under defined benefit pension plans) under any employee benefit plans or arrangements maintained by Parent or any subsidiary of Parent for such Affected Employees' service with the Company or any subsidiary of the Company to the same extent recognized immediately prior to the Effective Time; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit and shall not be provided if service for prior years is not credited to other employees of Parent or any of its subsidiaries with similar years of prior service with Parent or its subsidiaries.

         (c) Parent shall, or shall cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans in which such employees may be eligible to participate after the Closing, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing under any welfare plan maintained for the Affected Employees immediately prior to the Closing, and
(ii) provide each Affected Employee with credit for any co-payments and deductibles paid in the calendar year in which the Closing occurs for purposes of satisfying any applicable deductible or out-of-pocket requirements for such year under any welfare plans in which Affected Employees are eligible to participate after the Effective Time.

         (d) From and after the Effective Time, Parent shall honor or cause the Surviving Corporation to honor, in accordance with their terms, all Plans. Parent acknowledges that the consummation of the Merger shall constitute a "change of control" for purposes of each Plan listed on Section 3.01(i)(viii) of the Company Disclosure Schedule.

         (e) Subject to Section 5.09(d), following the Closing Date and for a period of three months thereafter, Parent shall, or shall cause the Surviving Corporation to, provide to eligible Affected Employees whose employment is terminated, severance benefits comparable to the severance benefits that such employee would have received based on the formula described in Section 5.09(e) of the Company Disclosure Schedule. The eligibility of each Affected Employee for severance benefits described in this Section 5.09(e) shall be determined by Parent in its reasonable discretion (based on (i) the circumstances surrounding the termination of employment of such Affected Employee, (ii) such Affected Employee's general job performance and (iii) the cooperation provided by such Affected Employee in connection with the transition of control of the Company and its subsidiaries to Parent).

         SECTION 5.10 Sub Compliance. Parent shall cause Sub to comply with all its obligations under or relating to this Agreement.

         SECTION 5.11 Advice of Changes. The Company and Parent shall promptly advise each other orally and in writing to the extent that it has knowledge of any change or event having, or which could reasonably be expected to have, a material adverse effect on the Company or Parent, as the case may be, on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied, including the condition set forth in Section 6.02(c).

         SECTION 5.12 Company Employees. From the date hereof, the Parties shall cooperate and work together in good faith in connection with the transactions contemplated hereby to coordinate matters in respect of employees of the Company and its subsidiaries, and, in furtherance of the foregoing, Parent shall not, and shall cause its subsidiaries and its and their respective affiliates and representatives not to, without the prior written consent of the Company, hire or caused to be hired (including by means of forward start contracts or arrangements) any employee of the Company or any of its subsidiaries.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         SECTION 6.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver by each of Parent and the Company on or prior to the Closing Date of the following conditions:

         (a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

         (b) Governmental and Regulatory Approvals. Other than the filing of the Certificate of Merger and the waiting periods pursuant to the HSR Act and any other applicable Antitrust Laws (which are addressed in Section 6.01(d)), all consents, approvals and actions of, filings with and notices to any Governmental Entity required by the Company, Parent or any of their subsidiaries under applicable law or regulation to consummate the Merger and the other transactions contemplated hereby, the failure of which to be obtained or made would materially and adversely effect Parent's ability to conduct the business of the Company in substantially the same manner as presently conducted, shall have been obtained or made.

         (c) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger or limiting the ownership or operation by Parent, the Company or any of their respective subsidiaries of any material portion of the business or assets of Parent or the Company.

         (d) Antitrust Laws. The waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act and any other applicable Antitrust Laws shall have been terminated or shall have expired.

         SECTION 6.02 Conditions to Obligation of Parent and Sub. The obligation of Parent and Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company set forth in the second sentence of Section 3.01(c) shall be true and correct in all respects (other than immaterial inaccuracies) both when made and as of the Closing Date as though made on and as of the Closing Date, and all other representations and warranties set forth herein shall be true and correct at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), provided that no representation or warranty of the Company shall be deemed untrue or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of the Company, has had or would result in a material adverse effect on the Company, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material," "materially," "in all material respects," "material adverse change," "material adverse effect" or similar terms or phrases in any such representation or warranty.

         (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing Date under this Agreement.

         (c) Employee Matters. The requirements regarding employment matters set forth on Section 6.02(c) of the Company Disclosure Schedule shall have been satisfied as of the Closing Date.

         (d) Officer's Certificate. The Company shall have furnished Parent with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Sections 6.02(a) and 6.02(b) shall have been satisfied.

         SECTION 6.03 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

         (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth herein shall be true and correct at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), provided that no representation or warranty of Parent or Sub shall be deemed untrue or incorrect for purposes hereunder as a consequence of the existence of any fact, event or circumstance inconsistent with such representation or warranty, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty of Parent or Sub, has had or would result in a material adverse effect on Parent, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms "material," "materially," "in all material respects," "material adverse change," "material adverse effect" or similar terms or phrases in any such representation or warranty.

         (b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing Date under this Agreement.

         (c) Officer's Certificate. Parent shall have furnished the Company with a certificate dated the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in Sections 6.02(a) and 6.02(b) shall have been satisfied.

         SECTION 6.04 Frustration of Closing Conditions. Neither Parent nor the Company may rely on the failure of any condition set forth in Section 6.01,
6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to comply with its obligations to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.03.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

         SECTION 7.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Company Stockholder
Approval:

         (a) by mutual written consent of Parent and the Company;

         (b) by either Parent or the Company:

            (i) if the Merger shall not have been consummated by August 31, 2005; provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

            (ii) if the Company Stockholder Approval shall not have been obtained at a Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

            (iii) if any Restraint having any of the effects set forth in
     Section 6.01(c) shall be in effect and shall have become final and nonappealable; provided, that the right to terminate this Agreement pursuant to this Section 7.01(b)(iii) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in such Restraint;

            (iv) if an event occurs which prevents (disregarding for these purposes the possibility that the notice or other action giving rise to such event may be withdrawn or otherwise cured) the condition set forth in
     Section 6.02(c) from being satisfied (each such event, an "Employee Termination Event"); provided, however, that the Company shall not have the right to exercise its termination right hereunder with respect to an Employee Termination Event unless and until twenty business days (which period shall be thirty business days in the event that prior to such Employee Termination Event (A) the Company has taken any action as permitted by the second sentence of Section 4.02 (a) or (B) any bona fide Company Takeover Proposal shall have been made known to the Company or any of its subsidiaries or any bona fide Company Takeover Proposal shall have been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a bona fide Company Takeover Proposal) have passed since the Company has provided written notice to Parent in accordance with Section 8.02 of the occurrence of such Employee Termination Event and only if during such twenty business day (or thirty business day, as the case may be) period Parent has not delivered written notice to the Company in accordance with
     Section 8.02 that it is irrevocably waiving its right to terminate this Agreement with respect to such Employee Termination Event; provided, further, the Company shall work with Parent during such twenty day period to convince the employees responsible for causing the Employee Termination Event to resume employment with the Company or its applicable subsidiary or to rescind the applicable notices;

         (c) by Parent, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would prevent the condition set forth in Section 6.02(a) from being satisfied and (ii) is not cured by the Company within 30 days after written notice thereof or is incapable of being cured by the Company;

         (d) by Parent, if the Company shall have effected a Change in Company Recommendation;

         (e) by the Company, if Parent shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would prevent the condition set forth in Section 6.03(a) from being satisfied and (B) is not cured by Parent within 30 days after written notice there or is incapable of being cured by Parent; or

         (f) by the Company if the Board of Directors of the Company shall have exercised its termination rights set forth in Section 4.02(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (f) to be deemed effective, the Company shall have complied with all provisions of
Section 4.02, including the notice provisions therein.

         SECTION 7.02 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or the Company, other than the provisions of the second to last sentence of Section 5.02, Section 5.06, this
Section 7.02 and Article VIII, which provisions survive such termination, provided, however, that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         SECTION 7.03 Amendment. This Agreement may be amended by the Parties at any time before or after the Company Stockholder Approval; provided, however, that after receipt of the Company Stockholder Approval, there shall not be made any amendment that by law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties and expressly referencing this Agreement.

         SECTION 7.04 Extension; Waiver. At any time prior to the Effective Time, a Party may (a) extend the time for the performance of any of the obligations or other acts of any other Party, (b) waive any inaccuracies in the representations and warranties of any other Party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance by any other Party with any of the agreements or conditions contained in this Agreement, provided, that Parent may not do any of the foregoing with respect to Sub and Sub may not do any of the foregoing with respect to Parent. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party and expressly referencing this Agreement. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                 ARTICLE VIII

                               GENERAL PROVISIONS

         SECTION 8.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or this Article VIII.

         SECTION 8.02 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed by telephone) or sent by reputable overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

         (a) if to Parent or Sub, to:

             BGC Partners, L.P.
             111 East 58th Street
             New York, New York 10022
             Telecopy No.: (212) 829-4708
             Attention: Stephen M. Merkel

             with a copy to:

             Wachtell, Lipton, Rosen & Katz
             51 West 52nd Street
             New York, New York  10019
             Telecopy No.:  (212) 403-2000
             Attention:  Craig M. Wasserman

         (b) if to the Company, to

             Maxcor Financial Group Inc.
             One Seaport Plaza, 19th Floor
             New York, New York 10038
             Telecopy No.:  (646) 346-7206
             Attention: Roger E. Schwed

             with copies to:

             Skadden, Arps, Slate, Meagher & Flom LLP
             Four Times Square
             New York, New York  10036
             Telecopy No.:  (212) 735-2000
             Attention:  Eric J. Friedman

         SECTION 8.03 Definitions. For purposes of this Agreement:

         (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means, with respect to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

         (b) "business day" means a day other than a Saturday, Sunday or legal holiday for commercial banking institutions in the State of New York.

         (c) "knowledge" of any person (other than the Company) which is not an individual means the actual knowledge of such person's officers, and, with respect to the Company, the actual knowledge of those directors, officers and employees of the Company and its subsidiaries listed in Section 8.03(c) of the Company Disclosure Schedule, after reasonable inquiry.

         (d) "material adverse change" or "material adverse effect" means, when used in connection with the Company, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, other than (i) any change, effect, event or occurrence relating to the United States economy or financial or securities markets in general to the extent not affecting the Company and its subsidiaries to a materially greater extent than it affects other persons in industries in which the Company and its subsidiaries compete, (ii) any change, effect, event or occurrence relating to the financial services industry to the extent not affecting the Company and its subsidiaries to a materially greater extent than it affects other persons in industries in which the Company and its subsidiaries compete, (iii) any change, effect, event or occurrence resulting from or otherwise relating to the announcement of this Agreement and the transactions contemplated hereby or performance of the Parties' respective obligations under this Agreement or the consummation of the transactions contemplated hereby (including without limitation the impact thereof on relationships with customers, suppliers or employees), (iv) any change, effect, event or occurrence relating to the departure or planned departure of any employees of the Company or any of its subsidiaries (unless such departure is directly related to a material failure by the Company to comply with applicable law), (v) any change in broker-dealer, investment advisor and similar laws, rules or regulations of general applicability or interpretations thereof by courts or Governmental Entities, and (vi) any change in GAAP or regulatory accounting requirements applicable generally to financial services companies.

         (e) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Entity or other entity;

         (f) a "subsidiary" of any person means another person, an amount of the voting securities or other voting ownership or partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting securities or interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

         SECTION 8.04 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

         SECTION 8.05 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to each of the other Parties.

         SECTION 8.06 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II and Sections 5.04(a) and 5.05, are not intended to confer upon any person other than the Parties any rights or remedies.

         SECTION 8.07 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

         SECTION 8.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the Parties without the prior written consent of the other Party; provided, however, that either Parent or Sub may assign its rights hereunder to any direct or indirect wholly owned subsidiary; provided, further, that no such assignment shall relieve Parent or Sub, as the case may be, of any of its obligations hereunder. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

         SECTION 8.09 Consent to Jurisdiction. Each of the Parties (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

         SECTION 8.10 Table of Contents; Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 8.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 8.12 Disclosure. Any fact or item that is disclosed in any section of the Company Disclosure Schedule in a way as to make its relevance or applicability to information called for by any other representation and warranty reasonably apparent shall be deemed to be disclosed as a exception to such other representation and warranty, notwithstanding the good faith omission of a reference or cross-reference thereto or a reference in the particular representation and warranty to the Company Disclosure Schedule.

         SECTION 8.13 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 8.14 Specific Performance. The Parties agree that irreparable damage would occur if any of the provisions hereof were not performed in accordance with their specific terms or were otherwise breached. The Parties accordingly agree that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which any Party may be entitled at law or in equity.

         IN WITNESS WHEREOF, the Parties have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                    BGC PARTNERS, L.P.



                                    By:  /s/ Lee Amaitis
                                       -----------------------------------------
                                       Name:   Lee Amaitis
                                       Title:


                                    MAGNET ACQUISITION CORP.



                                    By:  /s/ Lee Amaitis
                                       -----------------------------------------
                                       Name:   Lee Amaitis
                                       Title:


                                    MAXCOR FINANCIAL GROUP INC.



                                    By:  /s/ Keith E. Reihl
                                       -----------------------------------------
                                       Name:   Keith E. Reihl
                                       Title:  Chief Operating Officer

                                                                         ANNEX B

                                                        520 Madison Avenue
                                                        New York, New York 10022
PETER J
SOLOMON                                                 Tel: 212.508.1600
COMPANY                                                 Fax: 212.508.1633
                                                        info@pjsolomon.com
                                                        www.pjsolomon.com


                                    April 4, 2005



Board of Directors
Maxcor Financial Group Inc.
One Seaport Plaza, 19th Floor
New York, New York  10038

Ladies and Gentlemen:

         You have asked us to advise you with respect to the fairness to the holders of common stock, par value $0.001 per share ("Company Common Stock"), of Maxcor Financial Group Inc. (the "Company") from a financial point of view of the consideration proposed to be received by the holders of Company Common Stock pursuant to the terms of the Agreement and Plan of Merger, to be dated on or about April 4, 2005 (the "Merger Agreement"), by and among BGC Partners, L.P. ("Acquiror"), Magnet Acquisition Corp., a wholly-owned subsidiary of Acquiror ("Sub"), and the Company.

         We understand that the Merger Agreement provides for the merger of Sub with and into the Company, with the Company continuing as the surviving corporation in the merger as a wholly-owned subsidiary of Acquiror (the "Merger"), and that, upon the effectiveness of the Merger, each issued and outstanding share of Company Common Stock will be converted into the right to receive $14.00 in cash. We also understand that the Merger Agreement contemplates that certain stockholders of the Company will enter into agreements substantially identical to the letter agreement, dated on or about April 4, 2005 (the "Support Agreement" and all such agreements together, the "Support Agreements" and together with the Merger Agreement, the "Agreements"), by and between Acquiror and such stockholders, in connection with the execution and delivery of the Merger Agreement. We refer to the Merger and the transactions contemplated by the Support Agreements as the "Transactions".

         For purposes of the opinion set forth herein, we have:

                  (i) reviewed certain publicly available financial statements and other information of the Company;

                  (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

                  (iii) reviewed certain financial projections for the Company prepared by the management of the Company;

                  (iv) discussed the past and current operations, financial condition and prospects of the Company with the management of the Company;

                  (v) reviewed the reported prices and trading activity of Company Common Stock;

                  (vi) compared the financial performance and condition of Company Common Stock and the reported prices and trading activity of Company Common Stock with that of certain other comparable publicly traded companies;

                  (vii) reviewed publicly available information regarding the financial terms of certain transactions comparable, in whole or in part, to the Merger;

                  (viii) participated in certain discussions among representatives of each of the Company and Acquiror;

                  (ix) reviewed the draft Merger Agreement dated as of March 31, 2005 and the draft Support Agreement dated as of March 18, 2005; and

                  (x) performed such other analyses as we have deemed appropriate.

         We have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purposes of this opinion and we have not assumed any responsibility for independent verification of such information and have relied on such information being complete and correct. With respect to the financial projections of the Company, we have assumed that the financial projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have not conducted a physical inspection of the facilities or property of the Company. We have not assumed any responsibility for any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuation or appraisal. Furthermore, we have not considered any tax effects of the Transactions on any person or entity.

         We have assumed that the final form of the Agreements will be substantially the same as the last draft of each Agreement reviewed by us. We have also assumed that the Transactions will be consummated in accordance with the terms of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement (including, without limitation, the consideration proposed to be received by the holders of Company Common Stock in connection with the Transactions), and that, in the course of obtaining any governmental, regulatory or third party approvals, consents and releases for the Transactions, no delay, limitation, restriction or condition will be imposed that would have a material adverse effect on the Company. We have further assumed that all representations and warranties set forth in the Agreements are true and correct and that all parties to the Agreements will comply with all covenants of such party thereunder.

         Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, March 31, 2005. In particular, we do not express any opinion as to the prices at which shares of Company Common Stock may trade at any future time. Furthermore, our opinion does not address the Company's underlying business decision to undertake the Transactions.

         In arriving at our opinion, we did not solicit interest from any party with respect to a merger or other business combination transaction involving the Company or any of its assets. We have only engaged in unsolicited discussions with select parties regarding their interest in a possible business combination transaction involving the Company.

         We have acted as financial advisor to the Company in connection with the Transactions and will receive a fee for our services, a portion of which is payable upon the delivery of this opinion. Marc S. Cooper, a Managing Director of Peter J. Solomon Company, L.P., is also a director of the Company.

         This letter is solely for the information of the board of directors of the Company and is not on behalf of and is not intended to confer rights or remedies upon any other entity or persons, and may not be used for any other purpose without our prior written consent. This letter does not constitute a recommendation to any holder of Company Common Stock as to how any such holder should vote or act on any matter relating to the Transactions.

         Based on, and subject to, the foregoing, we are of the opinion that, as of April 1, 2005, the consideration proposed to be received by the holders of Company Common Stock in connection with the Merger is fair from a financial point of view to the holders of Company Common Stock.

                                            Very truly yours,

                                            /s/ Peter J. Solomon Company, L.P.

                                            PETER J. SOLOMON COMPANY, L.P.

                                                                         ANNEX C


                        DELAWARE GENERAL CORPORATION LAW
                                  SECTION 262

Sec. 262. Appraisal Rights.

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

             (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

             (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                 a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                 b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                 c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                 d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

             (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

             (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

             (2) If the merger or consolidation was approved pursuant to Sec. 228 or Sec. 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX D



                           FORM OF SUPPORT AGREEMENT



                                 April 4, 2005



BGC Partners, L.P.
111 East 58th Street
New York, New York 10022
Attention:  Stephen M. Merkel

Ladies and Gentlemen:


                  The undersigned understands that BGC Partners, L.P., a Delaware limited partnership ("Parent"), Magnet Acquisition Corp., a Delaware corporation ("Merger Sub") and Maxcor Financial Group Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger, dated as of April 4, 2005 (as it may be from time to time amended, the "Merger Agreement"), providing for, among other things, a merger of Merger Sub with and into the Company (the "Merger"), in which all of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company (the "Company Common Stock") (together with the associated Company Rights and other than shares of Company Common Stock held in treasury or as to which dissenters' rights shall have been perfected) will be cancelled and converted into the right to receive $14.00 per share in cash, without interest. Terms used without definition in this letter agreement shall have the meanings ascribed thereto in the Merger Agreement.

                  The undersigned is the owner of that number of shares of Company Common Stock, and of such number of shares of Company Common Stock issuable upon exercise of outstanding options or warrants, set forth on
Schedule I to this letter agreement and, in his capacity as such, is entering into this letter agreement in consideration of, and as a condition to, Parent's and Merger Sub's willingness to enter into the Merger Agreement and to consummate the transactions contemplated thereby.

                  The undersigned confirms his agreement with Parent, and Parent confirms its agreement with the undersigned, as follows:

                  1. The undersigned represents and warrants that Schedule I to this letter agreement sets forth the number of shares of Company Common Stock (together with any shares of Company Common Stock acquired by the undersigned after the date of this letter agreement, whether by exercise of the Options (as defined below) or otherwise, the "Shares") and the number of shares of Company Common Stock that are issuable upon exercise of outstanding warrants or options, whether or not exercisable (the "Options"), of which the undersigned is the record or beneficial owner as of the date hereof. The undersigned represents and warrants that, as of the date of this letter agreement, the undersigned owns the Shares and Options set forth on Schedule I to this letter agreement, free and clear of all Liens and all voting agreements and commitments of every kind. The undersigned further represents and warrants that he has the power to vote all Shares set forth on Schedule I to this letter agreement without restriction and that no proxies heretofore given in respect of any or all of such Shares are irrevocable and that any such proxies have heretofore been revoked.

                  2. The undersigned agrees that he will not, directly or indirectly, sell, transfer, assign, pledge, encumber or otherwise dispose of any of the Shares, or any interest therein, or any other securities convertible into or exchangeable for Company Common Stock (including the Options), or any voting rights with respect thereto or enter into any contract, option or other arrangement or understanding with respect thereto (including any voting trust or agreement and the granting of any proxy), other than: (a) pursuant to the Merger or (b) with the prior written consent of Parent. The undersigned hereby agrees to authorize and request the Company to notify its transfer agent that the transfer agent should enter a stop transfer order with respect to all of the Shares and that this letter agreement places limits on the voting of the Shares. If so requested by Parent, the undersigned agrees that the certificates representing Shares shall bear a legend stating that they are subject to this letter agreement and to the irrevocable proxy granted in paragraph 4 of this letter agreement.

                  3. At every meeting of the stockholders of the Company called, and at every postponement or adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, the undersigned irrevocably agrees to vote the Shares or to cause the Shares to be voted: (a) in favor of adoption of the Merger Agreement and (b) against (i) any proposal made in opposition to adoption of the Merger Agreement or in competition with the Merger or any other transaction contemplated by the Merger Agreement, (ii) any Company Takeover Proposal, (iii) any change in the management or board of directors of the Company (other than in connection with the transactions contemplated by the Merger Agreement) and (iv) any action or agreement that would result in a breach in any material respect of any representation, warrant, covenant or agreement or any other obligation of the Company under the Merger Agreement or of the undersigned under this letter agreement. The obligations of the undersigned specified in this paragraph 3 shall apply whether or not (A) the Company's Board of Directors (or any committee thereof) shall (I) effect a Change in the Company Recommendation or
(II) recommend any Company Takeover Proposal or (B) the Company, Parent or Merger Sub breaches any of its representations, warranties, agreements or covenants set forth in the Merger Agreement.

                  4. In furtherance of the agreements contained in paragraph 3 of this letter agreement and as security for such agreements, the undersigned hereby irrevocably appoints _________________________ and _________________________ (the "Grantees"), and each of them individually, as the sole and exclusive attorneys-in-fact and proxies of the undersigned, for and in the name, place and stead of the undersigned, with full power of substitution and resubstitution, to vote, grant a consent or approval in respect of, or execute and deliver a proxy to vote, the Shares (a) in favor of the adoption of the Merger Agreement, (b) against any Company Takeover Proposal or any other matter referred to in paragraph 3(b) of this letter agreement and (c) in the discretion of the Grantees, with respect to any proposed postponements or adjournments of any annual or special meeting of the stockholders of the Company held in connection with any of the foregoing. The undersigned hereby affirms that the irrevocable proxy set forth in this paragraph 4 is given in connection with, and in consideration of, the execution of the Merger Agreement by Parent and Merger Sub, and that such irrevocable proxy is given to secure the performance of the duties of the undersigned under this letter agreement. The undersigned hereby further affirms that the irrevocable proxy granted in this paragraph 4 is coupled with an interest and may under no circumstances be revoked. The undersigned hereby ratifies and confirms all that the Grantees may lawfully do or cause to be done by virtue hereof. The irrevocable proxy contained herein is intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware General Corporation Law.

                  5. The undersigned agrees to use reasonable efforts to cooperate fully with you in order to consummate the transactions contemplated by the Merger Agreement. The undersigned agrees that he will not directly or indirectly, initiate, solicit, encourage or facilitate any inquiries or the making of any proposal or offer with respect to any Company Takeover Proposal or engage in discussions with any third party that could reasonably be expected to lead to a Company Takeover Proposal, except to the extent that the Company is permitted to do any of the foregoing under the Merger Agreement and in such event only in his capacity as an officer or director of the Company. The parties acknowledge and agree that nothing contained in this letter agreement shall restrict, limit or prohibit the undersigned from exercising (in his capacity as an officer or director of the Company or any of its subsidiaries) his fiduciary duties as such an officer or director.

                  6. The undersigned represents and warrants (a) that he has all necessary power and authority to enter into this letter agreement; and (b) that, assuming the due authorization, execution and delivery of this letter agreement by Parent, this letter agreement is his legal, valid and binding agreement and is enforceable against him in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the general principles of equity.

                  7. This letter agreement and all obligations of the parties hereunder shall automatically terminate after the earliest of (a) termination of the Merger Agreement in accordance with its terms, (b) the day following the Effective Time (provided that any termination pursuant to this clause (b) shall not terminate paragraph 5 of this letter agreement), and (c) the effectiveness of any amendment, modification or supplement to, or waiver under, the Merger Agreement which amendment, modification, supplement or waiver would reduce the amount of the Merger Consideration payable in the Merger, unless consented to in writing by the undersigned. Upon termination of this letter agreement, the irrevocable proxy contemplated by paragraph 4 of this letter agreement shall terminate and be of no further force and effect, the stop transfer order contemplated by paragraph 2 of this letter agreement shall be revoked and the legend contemplated by paragraph 2 of this letter agreement shall be removed from any certificates representing Shares.

                  8. This agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflict of laws.

                  9. Each party to this letter agreement recognize and acknowledge that a breach by it of any covenants or agreements contained in this letter agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each party agrees that in the event of any such breach, the aggrieved party shall be entitled to specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                  10. The effectiveness of this letter agreement shall be conditioned upon the execution and delivery of the Merger Agreement by the parties thereto.

                  11. The undersigned agrees that this letter agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Shares shall pass, whether by operation of law or otherwise, including the undersigned's heirs, guardians, administrators or successors.

                  12. Parent acknowledges and agrees that nothing in this letter agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares or Options. All rights, ownership and economic benefits of and relating to the Shares and the Options shall remain vested in and belong to the undersigned, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct the undersigned in the voting of any of the Shares, except as otherwise expressly provided herein.

                  Please confirm that the foregoing correctly states the understanding between the undersigned and you by signing and returning to us a counterpart hereof.

                                       Very truly yours,

                                       [STOCKHOLDER]

                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:



Confirmed as of the date first above written:


BGC PARTNERS, L.P.


By:
     ---------------------------------------------------------
     Name:
     Title:

                                  SCHEDULE I


                                   [TO COME]

                                                                         ANNEX E


                            CANTOR FITZGERALD, L.P.
                             110 East 59th Street
                           New York, New York, 10022

                                 April 4, 2005

Maxcor Financial Group Inc.
One Seaport Plaza, 19th Floor
New York, New York  10038


         Re:      Equity Commitment for Funding
                  of Obligations under Merger Agreement
                  -------------------------------------


Ladies & Gentlemen:

                  Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among BGC Partners, L.P., a Delaware limited partnership ("Parent"), Magnet Acquisition Corp., a Delaware corporation ("Sub"), and Maxcor Financial Group Inc., a Delaware corporation (the "Company"). Capitalized terms used without definition herein shall have the meanings ascribed thereto in the Merger Agreement.

                  In connection with the Merger Agreement and the transactions contemplated thereby, but subject to the condition that all of the conditions set forth in Sections 6.01 and 6.02 of the Merger Agreement shall have been satisfied without waiver (other than conditions that by their nature are to satisfied at the closing, but subject to the satisfaction of such conditions), Cantor Fitzgerald, L.P. agrees to contribute to Sub an amount, in immediately available funds in U.S. dollars, equal to or greater than the aggregate payment obligations of Parent and the Company under Sections 2.02 and 5.04(a) of the Merger Agreement.

                  Subject to the conditions contained herein, it is expressly acknowledged and agreed that the provisions of this letter agreement are intended to be for the benefit of and shall be enforceable by the Company and that, should Parent fail to comply with its obligations hereunder, the Company shall be entitled to specific performance hereof as its exclusive remedy hereunder; provided, however, that Cantor Fitzgerald, L.P. hereby irrevocably waives, in any such action for specific performance, the defense of adequacy of a remedy at law, including the adequacy of money damages as a remedy.

                                       Very truly yours,

                                       CANTOR FITZGERALD, L.P.


                                       By: /s/ Howard W. Lutnick
                                          --------------------------------------
                                           Name:   Howard W. Lutnick
                                           Title:  Chairman, President and
                                                   Chief Executive Officer



ACCEPTED AND AGREED TO:

MAXCOR FINANCIAL GROUP INC.


By: /s/ Keith E. Reihl
   ---------------------------------------
Name:    Keith E. Reihl
Title:   Chief Operating Officer

                   PRELIMINARY COPY - SUBJECT TO COMPLETION

                          MAXCOR FINANCIAL GROUP INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF MAXCOR FINANCIAL GROUP INC.
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON [ ], 2005

The undersigned hereby appoints Gilbert D. Scharf, Keith E. Reihl, Steven R. Vigliotti and Roger E. Schwed, and each of them, proxies for the undersigned with full power of substitution, to vote all shares of common stock, par value $.001 per share, of Maxcor Financial Group Inc. (the "Company"), held of record by the undersigned on [ ], 2005, at the Special Meeting of Stockholders of the Company, to be held on [ ], [ ], 2005, at [ ] local time, and at any and all adjournments or postponements thereof (the "Special Meeting"), upon the matters set forth below and described in the accompanying Proxy Statement and upon such other business as may properly come before the Special Meeting. The undersigned hereby acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement. Any and all proxies heretofore given by the undersigned are hereby revoked.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each of the Proposals. If any other business properly comes before the Special Meeting, the proxies will have discretionary authority to vote this proxy with respect thereto in accordance with their judgment.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

          (Continued and to be signed and dated on the reverse side.)

                        (Continued from the other side)

PROPOSAL 1.   ADOPTION OF MERGER AGREEMENT:

Proposal to adopt the Agreement and Plan of Merger, dated as of April 4, 2005, by and among Maxcor, BGC Partners, L.P., and Magnet Acquisition Corp., a wholly owned subsidiary of BGC, pursuant to which, among other things, (a) Magnet Acquisition Corp. will be merged with and into Maxcor, with Maxcor being the surviving corporation, and (b) each outstanding share of Maxcor common stock, par value $0.001 per share, will be converted into the right to receive $14.00 in cash, without interest (other than those shares held in treasury, held by any of our subsidiaries, held by BGC, held by any subsidiary of BGC, or held by any stockholders who perfect their appraisal rights under Delaware law).

               FOR                     AGAINST                   ABSTAIN

               [ ]                       [ ]                       [ ]


PROPOSAL 2: ADJOURN OR POSTPONE SPECIAL MEETING

To approve any proposal to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approving Proposal 1.

               FOR                     AGAINST                   ABSTAIN

               [ ]                       [ ]                       [ ]


DISCRETIONARY AUTHORITY:

UNLESS YOU CHECK THE BOX BELOW, TO THE EXTENT THAT YOU HAVE NOT VOTED ON THE PROPOSAL IN PERSON OR BY PROXY, THE PROXIES ARE AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON ANY MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

                                   WITHHELD

                                      [ ]



                    Dated: _________________, 2005

                    Signature:  _________________________________


                           NOTE: Please sign exactly as your name
                           appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

                      PLEASE MARK, SIGN,
                      DATE AND RETURN THIS
                      PROXY CARD PROMPTLY
                      USING THE ENCLOSED
                      ENVELOPE.